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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

MACK-CALI REALTY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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MACK-CALI REALTY CORPORATION
343 Thornall Street
Edison, New Jersey 08837-2206

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 15, 2013

To Our Stockholders:

        Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Mack-Cali Realty Corporation (the "Company") will be held at the Hyatt Regency Jersey City on the Hudson, Harborside Financial Center, 2 Exchange Place, Jersey City, New Jersey 07302-3901 on Wednesday, May 15, 2013 at 2:00 p.m., local time, for the following purposes:

  1.
  To elect three persons to the Board of Directors of the Company, each to serve a three-year term and until their respective successors are elected and qualified.

  2.
  To consider and vote, on an advisory basis, for the adoption of a resolution approving the compensation of our named executive officers, as such compensation is described under the "Compensation Discussion and Analysis" and "Executive Compensation" sections of this proxy statement.

  3.
  To consider and vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP, independent registered public accounting firm, as the Company's independent registered public accountants for the ensuing year.

  4.
  To consider and vote upon a proposal to approve and adopt the Mack-Cali Realty Corporation 2013 Incentive Stock Plan.

        The enclosed Proxy Statement includes information relating to these proposals. Additional purposes of the Annual Meeting are to receive reports of officers (without taking action thereon) and to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        All stockholders of record as of the close of business on April 3, 2013 are entitled to notice of and to vote at the Annual Meeting. At least a majority of the outstanding shares of common stock of the Company present in person or by proxy is required for a quorum. You may vote electronically through the internet or by telephone. The instructions on your proxy card describe how to use these convenient services. Of course, if you prefer, you can vote by mail by completing your proxy card and returning it in the enclosed postage-paid envelope.

By Order of the Board of Directors, Roger W. Thomas Secretary

April 15, 2013
Edison, New Jersey

        THE BOARD OF DIRECTORS APPRECIATES AND ENCOURAGES YOUR PARTICIPATION IN THE COMPANY'S ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. ACCORDINGLY, PLEASE AUTHORIZE A PROXY TO VOTE YOUR SHARES BY INTERNET, TELEPHONE OR MAIL. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY, IF YOU WISH, AND VOTE IN PERSON. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THIS PROXY STATEMENT.

MACK-CALI REALTY CORPORATION
343 Thornall Street
Edison, New Jersey 08837-2206

PROXY STATEMENT

General Information

        This Proxy Statement is furnished to stockholders of Mack-Cali Realty Corporation, a Maryland corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company (the "Board of Directors") of proxies in the accompanying form for use in voting at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Wednesday, May 15, 2013 at the Hyatt Regency Jersey City on the Hudson, Harborside Financial Center, 2 Exchange Place, Jersey City, New Jersey 07302-3901, local time, at 2:00 p.m., and any adjournment or postponement thereof.

        This Proxy Statement, the Notice of Annual Meeting of Stockholders and the accompanying proxy card are first being mailed to the Company's stockholders on or about April 15, 2013.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 2013.

        This Proxy Statement, the Notice of Annual Meeting of Stockholders and Our Annual Report to Stockholders are available at http://www.mack-cali.com/investors/company_filings/

Solicitation and Voting Procedures

        Solicitation.    The solicitation of proxies will be conducted by mail, and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's common stock, par value $.01 per share (the "Common Stock"). The Company intends to use the services of MacKenzie Partners, Inc., 105 Madison Avenue, 14th Floor, New York, New York 10016, in soliciting proxies and, in such event, the Company expects to pay an amount not to exceed $10,000, plus out-of-pocket expenses, for such services. The Company may conduct further solicitation personally, telephonically, electronically or by facsimile through its officers, directors and regular employees, none of whom would receive additional compensation for assisting with the solicitation.

        Householding of Proxy Materials.    In accordance with a notice sent previously to beneficial owners holding shares in street name (for example, through a bank, broker or other holder of record) who share a single address with other similar holders, only one Annual Report and Proxy Statement is being sent to that address unless contrary instructions were received from any stockholder at that address. This practice, known as "householding," is designed to reduce printing and postage costs. Any of such beneficial owners may discontinue householding by writing to the address or calling the telephone number provided for such purpose by their holder of record. Any such stockholder may also request prompt delivery of a copy of the Annual Report or Proxy Statement by contacting the Company at (732) 590-1000 or by writing to Roger W. Thomas, Secretary, Mack-Cali Realty Corporation, 343 Thornall Street, Edison, New Jersey 08837-2206. Other beneficial owners holding shares in street name may be able to initiate householding if their holder of record has chosen to offer such service, by following the instructions provided by the record holder.

        Voting.    Stockholders of record may authorize the proxies named in the enclosed proxy card to vote their shares of Common Stock in the following manner:

  •
  by mail, by marking the enclosed proxy card, signing and dating it, and returning it in the postage-paid envelope provided;

  •
  by telephone, by dialing the toll-free telephone number indicated on the proxy card that you received in the mail with this proxy statement, within the United States or Canada, and following the instructions. Stockholders voting by telephone need not return the proxy card; and

  •
  through the internet, by accessing the World Wide Web site indicated on the proxy card that you received in the mail with this proxy statement. Stockholders voting by the internet need not return the proxy card.

        Revocability of Proxies.    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised in the same manner in which it was given or by delivering to Roger W. Thomas, Secretary, Mack-Cali Realty Corporation, 343 Thornall Street, Edison, New Jersey 08837-2206, a written notice of revocation or a properly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

        Voting Procedure.    The presence at the Annual Meeting of a majority of the outstanding shares of Common Stock, represented either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The close of business on April 3, 2013 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock outstanding on the Record Date is entitled to one vote on all matters. As of the Record Date, there were 87,924,392 shares of Common Stock outstanding. Under Maryland law, stockholders will not have appraisal or similar rights in connection with any proposal set forth in this Proxy Statement.

        Stockholder votes will be tabulated by the persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. Shares represented by a properly executed and delivered proxy will be voted at the Annual Meeting and, when instructions have been given by the stockholder, will be voted in accordance with those instructions. If a properly executed and delivered proxy does not provide instructions, then the shares represented by that proxy will be voted FOR the election of each of the three nominees for director named below, FOR the advisory approval of executive compensation, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm and FOR the approval and adoption of the Company's 2013 Incentive Stock Plan.

        If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order to vote your shares. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a broker's proxy card and bring it with you to the Annual Meeting in order to vote. Under New York Stock Exchange (the "NYSE") Rules, the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors, as set forth in Proposal No. 3, is considered a "discretionary" item. This means that brokerage firms may vote in their discretion on Proposal No. 3 on behalf of beneficial owners who have not furnished a properly executed proxy card or delivered voting instructions to their broker at least ten days before the date of the Annual Meeting. In contrast, the election of directors as set forth in Proposal No. 1, the advisory vote to approve executive compensation as set forth in Proposal No. 2 and the adoption of the Company's 2013 Incentive Stock Plan set forth in Proposal No. 4 are considered non-discretionary items. This means that brokerage firms that have not received a properly executed proxy card or voting instructions from their clients may not vote on behalf of their clients with respect to Proposal Nos. 1, 2 and 4.

        These so called "broker non-votes" will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum, but will not be included in the total of votes cast for the election of directors, the advisory vote for approval of executive compensation or the adoption of the Company's 2013 Incentive Stock Plan. Abstentions will be counted as present for purposes of determining the presence of a quorum but will have no effect on the outcome of the matters covered by Proposal Nos. 1 through 3. As described below in more detail in the section "Proposal No. 4 Approval of the Mack-Cali Realty Corporation 2013 Incentive Stock Plan—Vote Required and Board of Directors' Recommendation", abstentions may have the same effect as a vote "against" on the outcome of the matters covered by Proposal No. 4.

VOTING SECURITIES AND PRINCIPAL HOLDERS

        Unless otherwise indicated, the following table sets forth information as of December 31, 2012 with respect to each person or group who is known by the Company, in reliance on Schedules 13D and 13G reporting beneficial ownership and filed with the Securities and Exchange Commission (the "SEC"), to beneficially own more than 5% of the Company's outstanding shares of Common Stock. Except as otherwise noted below, all shares of Common Stock are owned beneficially by the individual or group listed with sole voting and/or investment power.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(%)(1)
The Vanguard Group, Inc.(2)	10,676,148	12.2%
Cohen & Steers, Inc.(3)	8,260,702	9.5%
Morgan Stanley(4)	7,659,851	8.8%
The Mack Group(5)	8,032,497	8.5%
Blackrock Inc.(6)	6,782,813	7.7%
Vanguard Specialized Funds—Vanguard REIT Index Fund(7)	5,813,473	6.6%
Security Capital Research & Management Incorporated(8)	4,931,667	5.6%

(1)
Unless otherwise noted, the total number of shares outstanding used in calculating this percentage does not include 12,141,836 shares reserved for issuance upon redemption or conversion of outstanding units of limited partnership interest ("Units") in Mack-Cali Realty, L.P., a Delaware limited partnership (the "Operating Partnership") through which the Company conducts its real estate activities, or 2,460,265 shares reserved for issuance upon the exercise of stock options granted or reserved for possible grant to certain employees and directors of the Company, except in all cases where such Units or stock options are owned by the reporting person or group. This information is as of December 31, 2012.

(2)
Address: 100 Vanguard Blvd., Malvern, PA, 19355. Share information is furnished in reliance on the Schedule 13G/A dated February 7, 2013 of The Vanguard Group, Inc. ("Vanguard") filed with the SEC, which represents holdings as of December 31, 2012. Based upon information included in the Schedule 13G/A filed by Vanguard, the Company believes that such shares are held for investment advisory clients of Vanguard. This number represents 10,676,148 shares beneficially owned by Vanguard, which includes (i) 190,388 shares for which Vanguard has sole voting power and (ii) 10,532,900 shares for which Vanguard has sole dispositive power.

(3)
Address: 280 Park Avenue, 10th Floor, New York, NY 10017. Share information is furnished in reliance on the Schedule 13G/A dated February 14, 2013 of Cohen & Steers, Inc. ("Cohen & Steers") filed with the SEC, which represents holdings as of December 31, 2012. Based upon information included in the Schedule 13G/A filed by Cohen & Steers, the Company believes that such shares are held for investment advisory clients of Cohen & Steers, and pursuant to Rule 13d-4, Cohen & Steers disclaims beneficial ownership of those shares to the extent it does not have a pecuniary interest therein. This number represents shares beneficially owned by Cohen & Steers Capital Management, Inc. ("CSCM") and Cohen & Steers Europe S.A. ("CSE"), wholly owned subsidiaries of Cohen and Steers. The 8,260,702 shares owned by Cohen & Steers includes (i) 3,746,189 shares for which Cohen & Steers has sole voting power, (ii) 8,260,702 shares for which Cohen & Steers has sole dispositive power, (iii) 3,666,000 shares for which CSCM has sole voting power, (iv) 8,109,929 shares for which CSCM has sole dispositive power, (v) 80,189 shares for which CSE has sole voting power, and (vi) 150,773 shares for which CSE has sole dispositive power.

(4)
Address: 1585 Broadway, New York, NY 10036. Share information is furnished in reliance on the Schedule 13G/A dated February 13, 2013 of Morgan Stanley filed with the SEC, which represents holdings as of December 31, 2012. This number represents 7,659,851 shares beneficially owned by Morgan Stanley's wholly-owned subsidiary Morgan Stanley Investment Management Inc. ("MSIM"). The Company believes that the shares owned by Morgan Stanley are held for investment advisory clients and that Morgan Stanley disclaims beneficial ownership of those shares. The 7,659,851 shares owned by Morgan Stanley includes (i) 6,326,046 shares for which Morgan Stanley has sole voting power and 7,659,851 shares for which Morgan Stanley has sole dispositive power, and (ii) 6,326,046 shares for which MSIM has sole voting power, and 7,659,851 shares for which MSIM has sole dispositive power.

(5)
Address: 343 Thornall Street, Edison, NJ 08837-2206. The Mack Group (which is not a legal entity) is composed of, among others, William L. Mack, the Chairman of the Board of Directors, David S. Mack, a director of the Company, Fredric Mack, a member of the Company's Advisory Board, Earle I. Mack, a former director of the Company, their immediate family members and related trusts, and Mitchell E. Hersh, the President and Chief Executive Officer and a director of the Company. Share information is furnished in reliance on the Schedule 13G/A dated February 14, 2013 of the Mack Group filed with the SEC, which represents holdings as of December 31, 2012. This number represents shares for which the Mack Group has shared dispositive and voting power, and includes 7,443,262 common Units, redeemable for shares of Common Stock on a one-for-one basis (each such Unit being a "Reported Share"), and 10,000 vested stock options to purchase shares of Common Stock. Furthermore, William L. Mack, a member of the Mack Group, is a trustee of the William and Phyllis Mack Foundation, Inc., a charitable foundation that owns 100,000 Reported Shares. Earle I. Mack, a member of the Mack Group, is a trustee of the Earle I. Mack Foundation, Inc., a charitable foundation that owns 60,000 Reported Shares. Richard Mack and Stephen Mack, members of the Mack Group, are trustees of the Mack 2010 Family Trust II, a trust that owns 770,097 Reported Shares. David S. Mack, a member of the Mack Group, is a trustee of The David and Sondra Mack Foundation, a charitable foundation that owns 225,000 Reported Shares. In addition, Stephen Mack is a trustee of the Stephen Mack and Kelly Mack Family Foundation, a charitable foundation that owns 5,000 Reported Shares. William L. Mack, Richard Mack, David S. Mack and Stephen Mack, pursuant to Rule 13d-4 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), each have specifically disclaimed beneficial ownership of any Reported Shares owned by such foundations.

(6)
Address: 40 East 52nd Street, New York, NY 10022. Share information is furnished in reliance on the Schedule 13G/A dated February 8, 2013 of Blackrock Inc. ("Blackrock") filed with the SEC, which represents holdings as of December 31, 2012. This number represents 6,782,813 shares beneficially owned by Blackrock for which it has sole voting power and sole dispositive power.

(7)
Address: 100 Vanguard Blvd., Malvern, PA, 19355. Share information is furnished in reliance on the Schedule 13G/A dated February 14, 2013 of Vanguard Specialized Funds—Vanguard REIT Index Fund—23-2834924 ("Vanguard Fund") filed with the SEC, which represents 5,813,473 shares beneficially owned by Vanguard Fund as of December 31, 2012.

(8)
Address: 10 South Dearborn Street, Suite 1400, Chicago, IL 60603. Share information is furnished in reliance on the Schedule 13G dated February 8, 2013 of Security Capital Research & Management Incorporated ("SCRM") filed with the SEC, which represents holdings as of December 31, 2013. This number represents 4,931,667 shares beneficially owned by SCRM, which includes (i) 3,368,065 shares for which SCRM has sole voting power and (ii) 4,931,667 shares for which SCRM has sole dispositive power.

 PROPOSAL NO. 1

ELECTION OF DIRECTORS

        The Company's charter divides the Company's Board of Directors into three classes which shall be as nearly equal in number as possible, with the members of each such class serving staggered three-year terms. The Board of Directors presently consists of ten members as follows: Class I directors, Kenneth M. Duberstein, Vincent Tese and Roy J. Zuckerberg, whose terms expire in 2013; Class II directors, Nathan Gantcher, David S. Mack, William L. Mack and Alan G. Philibosian, whose terms expire in 2014; and Class III directors, Mitchell E. Hersh, Alan S. Bernikow and Irvin D. Reid whose terms expire in 2015.

        Stockholders will elect three directors to serve as Class I directors at the Annual Meeting. The Class I directors who are elected at the Annual Meeting will serve until the Annual Meeting of Stockholders to be held in 2016 and until such directors' respective successors are elected or appointed and qualify or until any such director's earlier resignation or removal. The Board of Directors, acting upon the unanimous recommendation of its Nominating and Corporate Governance Committee, has nominated Kenneth M. Duberstein, Vincent Tese and Roy J. Zuckerberg for election as Class I directors at the Annual Meeting. In the event any nominee is unable or unwilling to serve as a Class I director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board of Directors or the proxy holders to fill such vacancy or for the balance of those nominees named without nomination of a substitute, or the size of the Board of Directors may be further reduced in accordance with the bylaws of the Company. At the conclusion of the Annual Meeting, the Board of Directors will consist of ten members with three Class I directors, four Class II directors and three Class III directors.

        Kenneth M. Duberstein, a Class I director nominee, has served as a member of the Board of Directors since 2005, when he was appointed to fill the seat vacated by Martin Gruss. In addition, Mr. Duberstein has served as a member of the Executive Compensation and Option Committee of the Board of Directors since March 2006. Mr. Duberstein has served as Chairman and Chief Executive Officer of The Duberstein Group, an independent strategic planning and consulting company, since 1989. In addition, Mr. Duberstein has served as a member of the board of directors of The Boeing Company since 1997, and is also the lead director and the chairman of its governance, organization and nominating committee and member of the compensation committee. Mr. Duberstein has also served as a member of the board of directors of the Travelers Companies, Inc. since 1998, and is also a member of its compensation and investment and capital markets committees and is Chairman of its governance committee. Mr. Duberstein has also been a director of Dell Inc. since 2011 and is a member of its governance and nominating committee. Mr. Duberstein previously served as director of ConocoPhillips from 2002 to 2012 and was a member of its public policy committee. Mr. Duberstein previously served as a director of Federal National Mortgage Association (Fannie Mae) from 1998 to February 2007, and is a former member of the Board of Governors of the NASD. Mr. Duberstein also previously served as Chief of Staff to President Ronald Reagan from 1988 to 1989. He also served in the White House as Deputy Chief of Staff in 1987, as well as both the Assistant and the Deputy Assistant to the President for Legislative Affairs from 1981 to 1983. Mr. Duberstein previously served as a member of the board of directors of Collegiate Funding Services, Inc. from 2004 to 2006, and was chairman of its audit committee and a member of its compensation and nominating and governance committees. The foregoing directorships and committee memberships are the only public company or registered investment company directorships and committee memberships currently held by Mr. Duberstein or which Mr. Duberstein held at any time during the past five years. Mr. Duberstein earned an A.B. degree from Franklin and Marshall College and an M.A. degree from American University. Based on Mr. Duberstein's strategic planning and consulting background, his experience serving as a director of several public companies, and his extensive government, business and NASD experience, the Nominating and Corporate Governance Committee of the Board of Directors concluded that

Mr. Duberstein has the requisite experience, qualifications, attributes and skills necessary to serve as a member of the Board of Directors.

        Vincent Tese, a Class I director nominee, has served as a member of the Board of Directors since 1997, has served as chairman of the Nominating and Corporate Governance Committee of the Board of Directors since 2000, and has served as a member of the Executive Compensation and Option Committee of the Board of Directors since 1998, and served as chairman of said committee from 1998 until 2004. Mr. Tese served as New York State Superintendent of Banks from 1983 to 1985, chairman and chief executive officer of the Urban Development Corporation from 1985 to 1994, director of economic development for New York State from 1987 to 1994 and commissioner and vice chairman of the Port Authority of New York and New Jersey from 1991 to 1995. Mr. Tese also served as a partner in the law firm of Tese & Tese, a partner in the Sinclair Group, a commodities trading and investment management company, and a co-founder of Cross Country Cable TV. Mr. Tese is the former chairman of Cross Country Wireless. He currently serves as a member of the board of directors of Cablevision Systems Corporation, is chairman of its compensation committee and a member of its audit committee. Mr. Tese also serves as a member of the board of directors of Madison Square Garden, Inc., is chairman of its audit committee and a member of its compensation committee. Mr. Tese also serves as a member of the board of directors of Intercontinentalexchange, Inc. and is chairman of its compensation committee. Previously, Mr. Tese served as a member of the boards of directors of Bowne & Company, Inc. and Retail Opportunity Investments Corporation. The foregoing directorships and committee memberships are the only public company or registered investment company directorships and committee memberships currently held by Mr. Tese or which Mr. Tese held at any time during the past five years. Mr. Tese is also a member of the boards of directors of Municipal Art Society and New York Racing Association, Inc. and is chairman of Bond Street Holdings LLC and ICE Clear Credit LLC, an affiliate of Intercontinentalexchange, Inc and executive chairman of Florida Community Bank (f/k/a: Premier American Bank, N.A.), a private national bank. Mr. Tese also is a trustee of New York University School of Law and New York Presbyterian Hospital and is a member of the hospital's audit committee. Mr. Tese previously served as a member of the board of directors of Custodial Trust Company from 1996 to 2010, Xanboo, Inc. from 2000 to 2010, and Gamco Investors Inc. Et Al. from 2003 to 2007 and of The Bear Stearns Companies Inc. from 1994 to 2008. Mr. Tese has a B.A. degree in accounting from Pace University, a J.D. degree from Brooklyn Law School and a L.L.M. degree in taxation from New York University School of Law. Based on Mr. Tese's familiarity with the Company as a long-standing member of the Board of Directors, his legal and investment management background, and his experience from serving as a director of several public companies, the Nominating and Corporate Governance Committee of the Board of Directors concluded that Mr. Tese has the requisite experience, qualifications, attributes and skills necessary to serve as a member of the Board of Directors.

        Roy J. Zuckerberg, a Class I director nominee, has served as a member of the Board of Directors since 1999, as a member of the Audit Committee of the Board of Directors since 1999, and as a member of the Executive Committee of the Board of Directors since 2000. Mr. Zuckerberg is currently a Senior Director of The Goldman Sachs Group, Inc. after stepping down as Vice Chairman of the firm, a member of its Executive Committee and head of its Equities Division in 1998. He joined Goldman Sachs in 1967 and in 1976 became a General Partner. In 2004, Mr. Zuckerberg became a Founder and Chairman of Samson Capital Advisors. Mr. Zuckerberg also currently serves as a trustee of Cold Spring Harbor Laboratory and as a Director of the Community Foundation for Palm Beach and Martin Counties. He is a past Chairman of the Board of Governors of Ben-Gurion University of the Negev in Israel. Mr. Zuckerberg is a past Chairman of the Securities Industry Association and is a former Chairman of the Board of Trustees and presently is a member of the Executive Committee of North Shore-Long Island Jewish Health System, Inc. From 2000 to 2009, Mr. Zuckerberg chaired the Investment Committee of the University of Massachusetts Foundation. Mr. Zuckerberg received a B.S. from Lowell Technological Institute in 1958 and served in the United States Army. In June, 1994, he received The Distinguished Alumni Award, in 1999, he received a Doctor of Humane Letters and in 2002, he received the President's Medal from the University of Massachusetts. In May 2009, Mr. Zuckerberg received a Doctor Philosophiae Horis Causa from Ben-Gurion University of the Negev. Based on Mr. Zuckerberg's familiarity with the Company as a long-standing member of the Board of Directors, his significant investment banking and management background and his experience as a director of several investment management institutions, the Nominating and Corporate Governance Committee of the Board of Directors concluded that Mr. Zuckerberg has the requisite experience, qualifications, attributes and skills necessary to serve as a member of the Board of Directors.

Vote Required and Board of Directors' Recommendation

        Assuming a quorum is present, the affirmative vote of a plurality of the votes cast at the Annual Meeting, either in person or by proxy, is required for the election of a director. For purposes of the election of directors, abstentions and broker non-votes will have no effect on the result of the vote. Under the Company's By-laws and Corporate Governance Principles, if, in any uncontested election of directors, a director nominee has a greater number of votes "withheld" from his or her election than votes cast "for" his or her election, such director nominee shall promptly tender his or her resignation for consideration by the Nominating and Corporate Governance Committee. A vote will be considered "withheld" from a director nominee if a stockholder withholds authority to vote for such director nominee in any proxy granted by such stockholder in accordance with instructions contained in the proxy statement or accompanying proxy card circulated for the meeting of stockholders at which the election of directors is to be held. See "Policies Relating to the Election of Directors."

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE.

 DIRECTORS AND EXECUTIVE OFFICERS

        Set forth below is certain information as of March 15, 2013, including information with respect to the beneficial ownership of the Company's common stock, for (i) the members of the Board of Directors, (ii) the named executive officers of the Company and (iii) the directors and executive officers of the Company as a group:

Name and Position	Age	First Elected	Term Expires	Number of Shares(1)(2)		Percent of Shares Outstanding (%)(3)	Percent of Shares Outstanding calculated on a full-diluted basis)(%)(4)
William L. Mack, Chairman of the Board(5)(6)	73	1997	2014	2,888,147	(10)	3.18%	2.89%
Mitchell E. Hersh, President, Chief Executive Officer and Director(5)(6)	62	1997	2015	786,063	(11)	*	*
Barry Lefkowitz, Executive Vice President and Chief Financial Officer	50	—	—	295,506		*	*
Roger W. Thomas, Executive Vice President, General Counsel and Secretary	55	—	—	190,456		*	*
Anthony Krug, Chief Accounting Officer	55	—	—	20,408		*	*
Alan S. Bernikow, Director(7)	72	2004	2015	23,648	(12)	*	*
Kenneth M. Duberstein, Director(8)	68	2005	2013	10,871	(13)	*	*
Nathan Gantcher, Director(5)(7)(9)	72	1999	2014	33,648	(14)	*	*
David S. Mack, Director(6)	71	2004	2014	2,002,395	(15)	2.23%	2.00%
Alan G. Philibosian, Director(8)(9)	59	1997	2014	17,748	(16)	*	*
Irvin D. Reid, Director(7)	72	1994	2015	19,148		*	*
Vincent Tese, Director(8)(9)	70	1997	2013	12,971		*	*
Roy J. Zuckerberg, Director(5)(7)	76	1999	2013	46,148		*	*
All directors and executive officers as a group (13 individuals)				6,347,157	(17)	6.83%	6.35%

*
Beneficial Ownership of less than 1.0% is omitted.

(1)
The limited partners of the Operating Partnership share with the Company, as general partner, in the net income or loss and any distributions of the Operating Partnership. Pursuant to the partnership agreement of the Operating Partnership, common Units are redeemable into shares of Common Stock on a one-for-one basis.

(2)
Except as otherwise noted below, all shares of Common Stock, common Units, preferred Units (as converted into common Units), vested options and all restricted Common Stock are owned beneficially by the individual listed with sole voting and/or investment power.

(3)
Assumes redemption or conversion of only the Units in the Operating Partnership beneficially owned by such owner into shares of Common Stock and the exercise of vested options and all restricted Common Stock held only by such owner.

(4)
Assumes redemption or conversion of all outstanding Units in the Operating Partnership into shares of Common Stock and the exercise of all vested options and all restricted Common Stock.

(5)
Member of the Executive Committee of the Board of Directors.

(6)
In connection with the Company's combination with The Mack Company in December 1997, as more fully described under "Certain Relationships and Related Transactions—Mack Agreement,"

  William L. Mack, Mitchell E. Hersh and Earle I. Mack were appointed to the Board of Directors. Pursuant to the Mack Agreement, the Company has agreed, for as long as members of the Mack Group maintain at least the "Mack Significant Interest," to nominate Messrs. Mack, Mack and Hersh (or their successors) for successive three-year terms upon the expiration of each three year term. As of January 15, 2004, Earle I. Mack resigned from the Board of Directors and pursuant to the terms of the Mack Agreement, David S. Mack was designated as Earle I. Mack's successor and appointed to the Board of Directors. The Company elected to nominate William L. Mack and David S. Mack, designees of the Mack Group, for election at the annual meeting of stockholders held on June 23, 2005 (the "2005 Annual Meeting") and at the annual meeting of stockholders held on May 21, 2008 (the "2008 Annual Meeting"), and Messrs. Mack and Mack were so elected at each of the 2005 Annual Meeting and the 2008 Annual Meeting. For the definition of "Mack Significant Interest," see "Certain Relationships and Related Transactions—Mack Agreement."

(7)
Member of the Audit Committee of the Board of Directors.

(8)
Member of the Executive Compensation and Option Committee of the Board of Directors.

(9)
Member of the Nominating and Corporate Governance Committee of the Board of Directors.

(10)
Includes 1,577,017 shares of Common Stock that may be issued upon the redemption of all of William L. Mack's limited partnership interests in the Operating Partnership. Also includes 100,000 shares of Common Stock that may be issued upon the redemption of all of the limited partnership interests in the Operating Partnership held by the William & Phyllis Mack Foundation, Inc., a charitable foundation of which Mr. Mack is a trustee, and 1,186,982 shares of Common Stock that may be issued upon the redemption of all of the limited partnership interests in the Operating Partnership held by trusts of which Mr. Mack's wife is a trustee. Pursuant to Rule 13d-4 under the Exchange Act, Mr. Mack has specifically disclaimed beneficial ownership of the shares held by such foundation and trusts.

(11)
Includes 121,424 shares of Common Stock that may be issued upon the redemption of all of Mitchell E. Hersh's limited partnership interests in the Operating Partnership.

(12)
Includes vested options to purchase 5,000 shares of Common Stock.

(13)
Includes vested options to purchase 5,000 shares of Common Stock.

(14)
Includes 2,500 shares of Common Stock held by a partnership and 2,500 shares of Common Stock held by a charitable foundation over which Mr. Gantcher possesses sole or shared dispositive or voting power. Mr. Gantcher disclaims beneficial ownership of the shares owned by such foundation.

(15)
Includes 1,756,947 shares of Common Stock that may be issued upon the redemption of all of David S. Mack's limited partnership interests in the Operating Partnership, vested options to purchase 5,000 shares of Common Stock, 25,000 shares of Common Stock held by The David and Sondra Mack Foundation (the "Foundation"), of which Mr. Mack is a trustee, and 200,000 shares of Common Stock that may be issued upon the redemption of all of the limited partnership interests in the Operating Partnership held by the Foundation. Pursuant to Rule 13d-4 under the Exchange Act, Mr. Mack has specifically disclaimed beneficial ownership of the shares of Common Stock and limited partnership interests owned by the Foundation.

(16)
Includes 250 shares of Common Stock owned by Mr. Philibosian's family of which Mr. Philibosian disclaims beneficial ownership.

(17)
Includes all restricted Common Stock held by all thirteen named executive officers and directors, together with 3,455,389 shares of Common Stock that may be issued upon the redemption of all of the executive officers' and directors' limited partnership interests in the Operating Partnership.

  Also includes 1,486,982 shares of Common Stock that may be issued upon the conversion and/or redemption of all of the limited partnership interests in the Operating Partnership held by members of the directors' and executive officers' immediate families, trusts or charitable foundations of which they or their wives are trustees or entities over which they possess sole or shared dispositive or voting power. Also includes vested options to purchase 15,000 shares of Common Stock held by directors and executive officers.

          Biographical information concerning the director nominees is set forth above under the caption "Proposal No. 1—Election of Directors." Biographical information concerning the remaining directors and executive officers is set forth below.

          Mitchell E. Hersh has served as a member of the Board of Directors and as a member of the Executive Committee of the Board of Directors since 1997. Mr. Hersh also has served as Chief Executive Officer of the Company since 1999 and as President of the Company since 2004. Mr. Hersh is responsible for the strategic direction and long-term planning for the Company. He is also responsible for creating and implementing the Company's capital markets strategy and overall investment strategy. Additionally, Mr. Hersh serves as Chairman, President and Chief Executive Officer of The Gale Company, a subsidiary of the Company, as well as Chairman and Chief Executive Officer of Roseland Management Services, L.P., a subsidiary of the Company. Previously, Mr. Hersh held the position of President and Chief Operating Officer of the Company from 1997 to 1999. Prior to joining the Company, Mr. Hersh served as a partner of The Mack Company since 1982 and as chief operating officer of The Mack Company since 1990, where he was responsible for overseeing the development, operations, leasing and acquisitions of The Mack Company's office and industrial portfolio. Mr. Hersh is a member of the New Jersey Real Estate Advisory Board and is a member of New Jersey Governor Chris Christie's Economic Development and Growth Transition Subcommittee. Mr. Hersh formerly served on the board of governors of the National Association of Real Estate Investment Trusts (NAREIT) and currently serves on the board of directors of the New Jersey Chapter of the National Association of Industrial and Office Properties (NAIOP). Mr. Hersh also serves on the Board of Trustees of Montclair State University and is a founding member of Baruch College Newman Real Estate Institute's Real Estate Advisory Board. In addition, Mr. Hersh is a board member of the Commerce and Industry Association of New Jersey (CIANJ). In 2013, Mr. Hersh was named number two (2) on NJBIZ's list of the 50 Most Influential People in New Jersey Real Estate, as well as number 25 on their list of the 100 Most Powerful People in New Jersey Business. In addition, in 2012, he was named as one of New Jersey's real estate icons by Real Estate Forum Magazine. Mr. Hersh has a B.A. degree in architecture from Ohio University. Mr. Hersh serves as a member of the Board of Directors pursuant to an agreement with the Company entered into at the time of the Company's combination with The Mack Company in December 1997. See "Certain Relationships and Related Transactions—Mack Agreement." Based on Mr. Hersh's oversight of the Company's strategic direction and growth since his appointment as Chief Executive Officer in 1999, his extensive knowledge and expertise in the commercial real estate industry over a thirty (30) year period in general and office REITs in particular, the Nominating and Corporate Governance Committee of the Board of Directors concluded that Mr. Hersh has the requisite experience, qualifications, attributes and skills necessary to serve as a member of the Board of Directors.

          Barry Lefkowitz has served as Chief Financial Officer of the Company since 1996, and as Executive Vice President of the Company since 1997. Mr. Lefkowitz oversees the firm's strategic financial planning and forecasting, financial accounting and reporting, capital markets activities, investor relations and information technology systems. In addition, since 2004, Mr. Lefkowitz has been responsible for oversight of the Company's property management and asset management operations. Mr. Lefkowitz served as a Vice President of the Company from 1994 to 1997. Prior to joining the Company, Mr. Lefkowitz served as a senior manager with the international accounting firm of Deloitte & Touche LLP, specializing in real estate, with emphasis on mergers and acquisitions. In addition to having served as co-chairman of the National Association of Real Estate Investment Trusts (NAREIT) Accounting Committee, he is a member of the American Institute of Certified Public Accountants (AICPA), the New Jersey Society of Certified Public Accountants (NJSCPA), the New York State Society of Certified Public Accountants (NYSSCPA) and the National Association of Industrial and Office Properties (NAIOP). Mr. Lefkowitz holds a B.S. degree in accounting from Brooklyn College.

          Roger W. Thomas has served as General Counsel of the Company since 1994, and as Executive Vice President and Secretary of the Company since 1997. Mr. Thomas' responsibilities include structuring and implementing the Company's acquisitions and mergers, corporate governance, supervising outside legal counsel, overseeing risk management, ensuring environmental and legal compliance and the preparation of required disclosure documents. Mr. Thomas also assists the Company in investment strategies, financial activities, acquisitions and dispositions. Mr. Thomas served as a Vice President and Assistant Secretary of the Company from 1994 to 1997. Prior to joining the Company, Mr. Thomas was a partner at the law firm of Dreyer & Traub in New York, specializing in real estate and commercial transactions. Mr. Thomas holds a B.S.B.A. in finance and a J.D. degree (with honors) from the University of Denver.

          Anthony Krug has served as Chief Accounting Officer since October 2012. Mr. Krug oversees the Company's corporate consolidation and financial accounting matters, as well as financial compliance, accounting integration of mergers and acquisitions, cash management, real estate tax assessments and the financial reporting requirements of the Company. Mr. Krug has been with the Company and its predecessor companies for over 25 years, serving as Senior Vice President, Finance for the Company from 2001 to 2012. Prior to 2001, Mr. Krug held positions with the Company and its predecessors including Vice President, Finance and Controller. Mr. Krug is a certified public accountant, and is a member of the American Institute of Certified Public Accountants (AICPA) and the New Jersey Society of Certified Public Accountants (NJSCPA). Mr. Krug holds a B.S. degree in business administration from Richard Stockton State College of New Jersey.

          Alan S. Bernikow, a Class III director, has served as a member of the Board of Directors and as chairman of the Audit Committee of the Board of Directors since 2004. Previously, Mr. Bernikow served as the Deputy Chief Executive Officer at Deloitte & Touche LLP from 1998 to 2003, where he was responsible for assisting the firm on special projects such as firm mergers and acquisitions, partner affairs and litigation matters. Mr. Bernikow joined Touche Ross, the predecessor firm of Deloitte & Touche LLP, in 1977, prior to which Mr. Bernikow was the National Administrative Partner in Charge for the accounting firm of J.K. Lasser & Company. Mr. Bernikow is currently a member of the board of directors of Revlon, Inc. and Revlon Consumer Products Corporation and is chairman of the audit committee and compensation and stock plan committee of Revlon, Inc. Mr. Bernikow also currently serves as a member of the board of directors and the audit and nominating and corporate governance committees of the Casual Male Retail Group Inc. Mr. Bernikow is also a member of the board of directors of UBS Global Asset Management (US) Inc. ("UBS") and currently serves as chairman of its audit committee, and has also served as a member of the boards of directors of investment funds managed by UBS, including Global High Income Dollar Fund Inc., Insured Municipal Income Fund Inc., Investment Grade Municipal Income Fund Inc., Managed High Yield Plus Fund Inc., and Strategic Global Income Fund, Inc. The foregoing directorships and committee memberships are the only public company or registered investment company directorships and committee memberships currently held by Mr. Bernikow or which Mr. Bernikow held at any time during the past five years. Mr. Bernikow is also a member of the Board of Directors of Florida Community Bank (f/k/a: Premier American Bank, N.A.), a private national bank, and is chairman of its audit committee and is a member of its compensation committee. Mr. Bernikow is also a member of the board of directors and chairman of the audit committee of the FOJP Service Corporation; a member of the board of directors of the United Jewish Appeal—Federation of Jewish Philanthropies of New York, Inc.; the former treasurer, a past member of the board of directors and former chairman of the audit committee of the Jewish Communal Fund; a member of the board of directors of Saint Vincent Catholic Medical Centers, where he also serves as a member of the governance and executive committees and as chairman of the audit committee; past chairman and current member of the board of directors of The Heart Institute of Staten Island. Mr. Bernikow is also a past President of the Richmond County Country Club. Mr. Bernikow has a B.B.A. degree from Baruch College and is a member of the American Institute of Certified Public Accountants (AICPA) and the New York State Society of Certified Public Accountants (NYSSCPA). Based on Mr. Bernikow's significant financial and accounting background and thirty (30) years of experience in public accounting, his status as an audit committee financial expert, and his experience serving as a director and audit committee member of several public companies, the Nominating and Corporate Governance Committee of the Board of Directors concluded that Mr. Bernikow has the requisite experience, qualifications, attributes and skills necessary to serve as a member of the Board of Directors.

          Nathan Gantcher has served as a member of the Board of Directors since 1999, as a member of the Audit Committee of the Board of Directors since 1999, and as a member of each of the Nominating and Corporate Governance Committee of the Board of Directors and the Executive Committee of the Board of Directors since 2000. Previously, Mr. Gantcher served as a member of the board of directors of NDS Group Ltd. from 2004 to February 2009, and was a member of the compensation committee and the audit committee of the board of directors of NDS Group Ltd. Mr. Gantcher also served as a member of the board of directors of Centerline Holding Company from 2003 to 2008, and as a member of its nominating and governance, compensation and capital markets committees. Mr. Gantcher also served as a member of the board of directors of Liberty Acquisition Holdings Corp. from 2007 to December 2010, and as a member of its audit, compensation and governance, and nominating committees. The foregoing directorships and committee memberships are the only public company or registered investment company directorships and committee memberships currently held by Mr. Gantcher or which Mr. Gantcher held at any time during the past five years. Mr. Gantcher has served as managing member of EXOP Capital LLC since 2005. Mr. Gantcher previously served as a member of the board of directors of Refco, Inc. from 2004 until 2006 and a member of the board of directors of Neuberger Berman, a NYSE listed company, and served as a member of its audit and compensation committees, from 2001 until 2003. Mr. Gantcher also served as the co-chairman, president and chief executive officer of Alpha Investment Management L.L.C. from 2001 until July 2004. Prior to joining Alpha Investment Management L.L.C., Mr. Gantcher was a private investor from 1999 to 2001. Mr. Gantcher served as vice chairman of CIBC Oppenheimer Corp. from 1997 to 1999. Prior to becoming vice chairman of CIBC Oppenheimer Corp., Mr. Gantcher served as co-chief executive officer and chief operating officer of Oppenheimer & Co., Inc. Mr. Gantcher currently serves as chairman of the board of trustees of Evermore Funds Trust and as chairman of its nominating and governance committee, and as a member of its audit and valuation committees. He previously served as chairman of the board of trustees of Tufts University and as a member of the Council of Foreign Relations and currently serves on the board of trustees of Montefiore Medical Center. Mr. Gantcher received his A.B. in economics and biology from Tufts University and his M.B.A. from the Columbia University Graduate School of Business. Based on Mr. Gantcher's familiarity with the Company as a long-standing member of the Company's Board of Directors, his experience as a director with several public companies and his investment banking, management and financial expertise, the Nominating and Corporate Governance Committee of the Board of Directors concluded that Mr. Gantcher has the requisite experience, qualifications, attributes and skills necessary to serve as a member of the Board of Directors.

          William L. Mack has served as a member of the Board of Directors since 1997 and as its Chairman since 2000. Mr. Mack also has served as Chairman of the Company's Executive Committee of the Board of Directors since 1997. Prior to December 1997, Mr. Mack served as President and Senior Managing Partner of The Mack Company, where he pioneered the development of large,

  Class A office properties and helped to increase The Mack Company's portfolio to approximately 20 million square feet. In addition, Mr. Mack is a founder of AREA Property Partners (f/k/a Apollo Real Estate Advisors, L.P.) and has served as its Chairman since 1993. He currently serves as a board member of the Regional Advisory Board of JP Morgan Chase and a director of Hudson's Bay Company, a company listed on the Toronto stock exchange. Mr. Mack also served as a member of the board of directors of the Retail Opportunity Investments Corporation from 2009 to 2010. The foregoing directorships are the only public company or registered investment company directorship currently held by Mr. Mack or which Mr. Mack held at any time during the past five years. Mr. Mack also currently serves as a member of the boards of directors of Florida Community Bank
  (f/k/a: Premier American Bank, N.A.), a private national bank, Bond Street Holdings, Inc and Hudson's Bay Company. Previously, Mr. Mack served as a member of the boards of directors of City and Suburban Financial Corporation from 1988 to 2007, The Bear Stearns Companies Inc. from 1997 to 2004, Vail Resorts, Inc. from 1993 to 2004 and Wyndham International, Inc. from 1999 to 2005. Mr. Mack is a Vice Chairman of the North Shore—Long Island Jewish Health System and Chairman of the Board for the Solomon R. Guggenheim Foundation. He also serves as Vice Chair of the board of overseers of The Wharton School of Business and Finance at the University of Pennsylvania. Mr. Mack attended The Wharton School and has a B.S. degree in business administration, finance and real estate from New York University. Mr. Mack serves as a member of the Board of Directors pursuant to an agreement with the Company entered into at the time of the Company's combination with The Mack Company in December 1997. See "Certain Relationships and Related Transactions—Mack Agreement." Mr. Mack is the brother of David S. Mack. Based on Mr. Mack's oversight of the Company's growth and development since his appointment as Chairman of the Board in 2000, his years of experience with The Mack Company and his extensive knowledge and expertise of commercial real estate markets and office REIT operations through over forty (40) years of experience, the Nominating and Corporate Governance Committee of the Board of Directors concluded that Mr. Mack has the requisite experience, qualifications, attributes and skills necessary to serve as a member of the Board of Directors.

          David S. Mack has served as a member of the Board of Directors since 2004. Mr. Mack served as a member of the Company's Advisory Board from 1997 to 2004. Mr. Mack is a vice president and senior partner of The Mack Company, a real estate development company, where he has been employed since 1966 and where he pioneered the development of large, Class A office properties and helped to increase The Mack Company's portfolio to approximately 20 million square feet. Mr. Mack also serves as a member of the board of trustees of the Pratt Institute, as a member of the boards of directors of the Joseph L. Morse Geriatric Center and Sun & Surf 130 Association Inc. Mr. Mack served as a member of the board of directors and as vice chairman of the New York Metropolitan Transportation Authority and on the board of directors and as a commissioner of the Port Authority of New York and New Jersey. Mr. Mack is a former deputy superintendent (colonel) of the New York State Police, having served for 14 years and currently donates his time as the First Assistant Commissioner of the Nassau County Police Department as well as the First Deputy Commissioner of the City of Long Beach, New York. Mr. Mack is currently a member and former vice chairman of the board of trustees of Hofstra University and is a member of the board of trustees at North Shore—Long Island Jewish Health System. Mr. Mack received his B.A. degree in Business Administration from Hofstra University. Mr. Mack serves as a member of the Board of Directors pursuant to an agreement with the Company entered into at the time of the Company's combination with The Mack Company in December 1997. See "Certain Relationships and Related Transactions—Mack Agreement." Mr. Mack is the brother of William L. Mack. Based on Mr. Mack's years of experience with The Mack Company and his extensive knowledge and expertise of commercial real estate markets and office REIT operations, the Nominating and Corporate Governance Committee of the Board of Directors concluded that Mr. Mack has the requisite experience, qualifications, attributes and skills necessary to serve as a member of the Board of Directors.

          Alan G. Philibosian has served as a member of the Board of Directors since 1997 and as a member of the Nominating and Corporate Governance Committee of the Board of Directors since 2000. In addition, Mr. Philibosian has served as a member of the Executive Compensation and Option Committee of the Board of Directors since 1997, and has served as the chairman of said committee since 2004. Mr. Philibosian is an attorney practicing in Englewood, New Jersey, and since 1997 has had his own practice. Mr. Philibosian served as a commissioner of The Port Authority of New York and New Jersey from January 1995 through January 2003. While Commissioner, he served as chairman of the audit and construction committees and vice-chairman of the finance committee. Mr. Philibosian previously served on the board of directors of NorCrown Bank, Livingston, New Jersey, prior to its acquisition by Valley National Bancorp of New Jersey in 2005. Mr. Philibosian graduated Phi Beta Kappa from Rutgers College, and received his J.D. degree from Boston College Law School and his LL.M. degree in taxation from New York University. Based on Mr. Philibosian's familiarity with the Company as a long-standing member of the Company's Board of Directors and his significant legal and financial background, and his experience as a director and his roles on various committees of the Board of Directors, together with his legal and financial background, the Nominating and Corporate Governance Committee of the Board of Directors concluded that Mr. Philibosian has the requisite experience, qualifications, attributes and skills necessary to serve as a member of the Board of Directors.

          Irvin D. Reid has served as a member of the Board of Directors since 1994 and as a member of the Audit Committee of the Board of Directors since 1998. During this time, specifically from 1998 through 2002, Dr. Reid served as chairman of the Audit Committee. In January 2010, Dr. Reid was appointed as a member of the board of directors and from 2010 to 2012 was a member of the audit committee of A. Schulman, Inc. Dr. Reid also has served as a member of the board of directors and as a member of both the audit committee and nomination and governance committee of The Pep Boys—Manny, Moe & Jack, from 2007 to 2012. Previously, Dr. Reid served as a member of the board of directors of the Handleman Company from 2003 to 2004 and from 2005 to 2008, and served as a member of the audit committee and the nominating and corporate governance committee of the Handleman Company. The foregoing directorships and committee memberships are the only public company or registered investment company directorships and committee memberships currently held by Dr. Reid or which Dr. Reid held at any time during the past five years. Dr. Reid has served on the Board of the Downtown Economic Development Corporation of the City of Detroit since 1999. Dr. Reid also has served as a member of the board of directors of Fleet Bank, N.A., from 1990 to 2002 and as a member of the Federal Reserve Board of Chicago-Detroit Branch, from 2003 to 2004 and from 2005 to 2008. From 2000 to 2011, Dr. Reid served as a member of The Michigan Economic Development Corporation Board, Executive and Finance Committees. Dr. Reid also previously served on the boards of First Tennessee Bank of Chattanooga and NatWest Bank, New Jersey and as a member of the board and chair of the trust committee of NatWest Bank, USA. Dr. Reid is president emeritus of Wayne State University in Michigan, having served as president from 1997 to 2008. Dr. Reid left the presidency of Wayne State University in 2008 to become inaugural holder of the Eugene Applebaum Chair in Community Engagement and Director for the Forum on Contemporary Issues in Society (FOCIS). Prior to becoming the president of Wayne State University, Dr. Reid served as president of Montclair State University (formerly Montclair State College) in New Jersey from 1989 to 1997, and held positions of dean, School of Business Administration, and John Stagmaier Professor of Economics and Business Administration at the University of Tennessee at Chattanooga. Dr. Reid received his B.S. degree and M.S. degree in general and experimental psychology from Howard University. He earned his M.A. and Ph.D. degrees in business and applied economics from The Wharton School of Business and Finance at the University of Pennsylvania. Based on Dr. Reid's familiarity with the Company as a long-standing member of the Company's Board of Directors and his experience as a director of several public and private companies, the Nominating and Corporate Governance Committee of the Board of Directors concluded that Dr. Reid has the requisite experience, qualifications, attributes and skills necessary to serve as a member of the Board of Directors.

  Certain Relationships and Related Transactions

          Cali Agreement.    The Company provides administrative support and related services to John J. Cali (a current member of the Company's Advisory Board who was an officer of the Company from 1994 until June 27, 2000 and also served as a member of the Board of Directors from 1994 until 2003), John R. Cali (a former director of the Company), and other members of the Cali Group (as defined below), for which it was reimbursed $162,000 for the year ended December 31, 2012. On June 27, 2005, an affiliate of the Cali Group entered into a lease for 1,825 square feet of space at one of the Company's office properties, which is scheduled to expire at the end of 2014. On September 18, 2006, an affiliate of the Cali Group entered into another lease agreement for 806 additional square feet, in the same building, commencing on December 29, 2006, which is scheduled to expire at the end of 2014. The Company recognized approximately $65,000 in total revenue under the leases for the year ended December 31, 2012, and had no accounts receivable from the Cali Group as of December 31, 2012. The "Cali Group" consists of John R. Cali, a former director, Brant Cali, a former director, and John J. Cali, a former director and a member of the Company's Advisory Board.

          Mack Agreement.    In connection with the Company's combination with The Mack Company in December 1997, William L. Mack, Mitchell E. Hersh and Earle I. Mack were appointed to the Company's Board of Directors. If any of Messrs. Mack, Mack or Hersh shall withdraw from the Board of Directors for any reason during their terms, the members of the Mack Group are entitled to designate their successors. The "Mack Group" includes William L. Mack, chairman of the Board of Directors, David S. Mack, director, Earle I. Mack, a former director of the Company, Frederic Mack, a member of the Advisory Board of the Company, and Mitchell E. Hersh, President, Chief Executive Officer and director. Effective January 15, 2004, Earle I. Mack resigned from the Board of Directors. Pursuant to the terms of the Mack Agreement, the Mack Group designated David S. Mack as the successor to Earle I. Mack's seat on the Board of Directors, and effective January 15, 2004, David S. Mack was appointed by the Board of Directors to fill Earle I. Mack's seat on the Board of Directors for the remainder of its term and was re-elected to the Board of Directors both at the 2005 Annual Meeting and the 2008 Annual Meeting. In addition, for as long as members of the Mack Group maintain at least the "Mack Significant Interest" (as defined below), the Mack Group has the right to re-nominate, and the Company will support, Messrs. Mack, Mack and Hersh (or their successors) for re-election to the Board of Directors for successive three-year terms upon the expiration of each three-year term. "Mack Significant Interest" means legal and beneficial ownership, in the aggregate, of not less than 3,174,603 shares of Common Stock and/or Units by Earle I. Mack, David S. Mack, Frederic Mack and William L. Mack, subject to certain restrictions and to adjustment for stock splits and other customary and similar stock dilutions.

          Tax Protection Agreements.    The Company may not dispose of or distribute certain of its properties, currently comprising 7 properties with an aggregate net book value of approximately $129.7 million (as of December 31, 2012), which were originally contributed by members of either the Mack Group (which includes William L. Mack, director, David S. Mack, director, Mitchell E. Hersh, President, Chief Executive Officer and director, Earle I. Mack, a former director, and Frederic Mack, a member of the Company's Advisory Board), the Robert Martin Group (which includes Robert F. Weinberg, former director and Michael Grossman, a former Executive Vice President of the Company), the Cali Group (which includes John R. Cali, a former director, Brant Cali, a former director, and John J. Cali, a former director and a member of the Company's Advisory Board) or certain other Unitholders, without the express written consent of a representative of the Mack Group, the Robert Martin Group, the Cali Group or the specific certain other Unitholders, as applicable, except in a manner which does not result in recognition of any built-in-gain (which may result in an income tax liability) or which reimburses the appropriate Mack Group, Robert Martin Group, Cali Group members or the specific certain other Unitholders for the tax consequences of the recognition of such built-in-gains (collectively, the "Property Lock-Ups"). The aforementioned restrictions do not apply in the event that the Company sells all of its properties or in connection with a sale transaction which the Company's Board of Directors determines is reasonably necessary to satisfy a material monetary default on any unsecured debt, judgment or liability of the Company or to cure any material monetary default on any mortgage secured by a property. The Property Lock-Ups expire periodically through 2016. Upon the expiration of the Property Lock-Ups, the Company generally is required to use commercially reasonable efforts to prevent any sale, transfer or other disposition of the subject properties from resulting in the recognition of built-in gain to the appropriate Mack Group, Robert Martin Group, Cali Group members or the specific certain other Unitholders. 126 of the Company's properties, with an aggregate net book value of approximately $1.7 billion, have Property Lock-Up restrictions that have lapsed and are therefore subject to these conditions.

          Acquisitions and Other Transactions.    Certain directors and executive officers of the Company (or members of their immediate families or related trusts) and persons who hold more than 5% of the outstanding shares of Common Stock (or Units in the Operating Partnership) had direct or indirect interests in certain transactions involving the Company, the Operating Partnership or their affiliates in the last fiscal year as follows:

  •
  William L. Mack, Chairman of the Board of Directors ("W. Mack"), David S. Mack, a director of the Company, and Earle I. Mack, a former director of the Company ("E. Mack"), are the executive officers, directors and stockholders of a corporation that leases approximately 717 and 6,317 square feet at one of the Company's office properties which are scheduled to expire in November 2013 and November 2014, respectively. The Company recognized $238,000 in revenue under this lease for the year ended December 31, 2012, and had no accounts receivable from the corporation as of December 31, 2012.

  •
  The Company has conducted business with certain entities ("RMC Entity" or "RMC Entities"), whose principals include Robert F. Weinberg, a former director of the Company. Such business was as follows:

  (1)
  The Company provides management, leasing and construction-related services to properties in which RMC Entities have an ownership interest, including an RMC Entity in which Michael Grossman, a former executive vice president of the Company, owns an approximate 2.1 percent ownership interest and which RMC Entity has an approximate sixteen (16) percent ownership interest in a property managed by the Company. Mr. Grossman's interest in this RMC Entity is valued at approximately $216,000. The Company recognized approximately $869,000 in revenue from all RMC Entities for the year ended December 31, 2012. As of December 31, 2012, the Company had no accounts receivable due from RMC Entities.

  (2)
  An RMC Entity leases space at one of the Company's office properties for approximately 4,860 square feet, which is scheduled to expire in June 2015. The Company recognized $125,000 in revenue under this lease for the year ended December 31, 2012, and had no accounts receivable due from the RMC Entity as of December 31, 2012.

  •
  In 2012, William L. Mack, Nathan Gantcher, David S. Mack, Alan G. Philibosian, Irvin D. Reid, Vincent Tese, and Roy J. Zuckerberg earned deemed stock dividends, calculated based upon the number of deferred stock units owned by each director as of the record date for each quarterly dividend earned in 2012, in the amounts of 1,013.222, 1,151.555, 759.140, 665.578, 1,184.077, 1,369.409 and 1,151.555, respectively, pursuant to the Director's Deferred Compensation Plan, whereby each non-employee director is entitled to defer all or a specified portion of the annual compensation to be paid to such director. See "Compensation of Directors—Directors' Deferred Compensation Plan" herein below.

        Policies and Procedures.    The Company has a written policy with respect to the review, approval and ratification of related person transactions. This policy applies to any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which (i) the Company is a participant and (ii) any "related person" (defined as an employee, director, director nominee, an executive officer or someone who owns more than 5% of our common shares, or an immediate family member of any of the foregoing persons, with certain exceptions) has or will have a direct or indirect interest. Under the policy, the Company's Chief Executive Officer will determine whether a transaction meets the definition of a related person transaction that will require review by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will review all related person transactions referred to them and, based on the relevant facts and circumstances, will decide whether or not to approve such transactions. Only those transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders will be approved. If the Company becomes aware of an existing related person transaction that was not approved under this policy, the matter will be referred to the Nominating and Corporate Governance Committee and it will evaluate all options available, including ratification, amendment or termination of the transaction.

        The Company has determined that, under the policy, the following types of transactions will be deemed to be pre-approved: (i) employment of an executive officer if the related compensation is required to be reported in the Company's proxy statement; (ii) employment of an executive officer if he or she is not an immediate family member of another executive officer or director of the Company, the related compensation would have been reported in the Company's proxy statement if he or she was a "named executive officer" and the Company's Executive Compensation and Option Committee approved (or recommended that the Board approve) such compensation; (iii) compensation paid to a director if the compensation is required to be reported in the Company's proxy statement; (iv) any transaction where the related person's interest arises solely from the ownership of the Company's common stock and all holders of the Company's common stock received the same benefit on a pro rata basis; (v) any transaction in which the rates or charges incurred are subject to governmental regulation and (vi) any transaction involving bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services.

        Under the policy, the Chief Executive Officer's determination of whether a transaction meets the definition of a related person transaction is based upon his assessment of the transaction under Item 404 of Regulation S-K without regard to the amounts involved. The Company's policy provides that any related person transaction referred to the Nominating and Corporate Governance Committee for consideration is evaluated based on all of the relevant facts and circumstances available, including (if applicable) but not limited to: (i) the benefits to the Company; (ii) the impact on a director's independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally.

        The policy prohibits a director from participating in any review, consideration or approval of any related person transaction with respect to which the director or any of his or her immediate family members is the related person. The policy also provides that the only transactions that may be approved are those transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders.

Independence of the Board of Directors

        The Board of Directors has adopted the NYSE's standards for determining the independence of its members and believes that it interprets these requirements conservatively. In applying these standards, the Board of Directors considers commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others, in assessing the independence of directors, and must disclose any basis for determining that a relationship is not material. The Board of Directors has determined that seventy (70) percent of its current members, namely Alan S. Bernikow, Nathan Gantcher, Kenneth M. Duberstein, Alan G. Philibosian, Irvin D. Reid, Vincent Tese and Roy J. Zuckerberg, are independent directors within the meaning of such NYSE independence standards in terms of independence from management. In making this determination, the Board of Directors did not exclude from consideration as immaterial any relationship potentially compromising the independence of any of the above directors.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act, requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes of ownership (Forms 3, 4 and 5) of the Common Stock with the SEC and the NYSE. Executive officers, directors and greater than 10% holders are required by SEC regulations to furnish the Company with copies of such forms that they file.

        To the Company's knowledge, based solely on the Company's review of the copies of such reports received by the Company, the Company believes that for the fiscal year 2012, its executive officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to such persons, except that a Form 4 for Kenneth M. Duberstein reporting a disposition of 11,777 shares of common stock as a gift to a family trust on December 19, 2012 was not filed and the consequent Form 5 reporting the same transaction was filed 14 days late on February 28, 2013.

Board of Directors—Governance Matters

        During 2012, the entire Board of Directors met four times. In 2012, no director attended fewer than 75% of the total number of meetings of the Board of Directors and all committees of the Board of Directors on which he served. The Company does not have a formal policy regarding attendance by members of the Board of Directors at the annual meetings of stockholders, but the Company strongly encourages all members of the Board of Directors to attend its annual meetings and expects such attendance except in the event of exigent circumstances. All of the members of the Board of Directors at the time of the 2012 Annual Meeting were in attendance at the 2012 Annual Meeting.

        Currently, the Company has separated the roles of Chief Executive Officer and Chairman of the Board. The Company believes that at this time the separation of these roles permits the Chairman of the Board to focus on oversight of the Company's long-term corporate development goals while the Chief Executive Officer focuses on the strategic direction of the Company and oversees the day to day performance of the other executive officers in executing the Company's business plan. Executive Sessions of the Board of Directors consisting only of non-management directors will be held at least once per year, and periodically as determined by the non-management directors. Such Executive Sessions will typically occur immediately following the regularly scheduled quarterly meetings of the Board of Directors, or at any other time and place as the non-management directors may determine. The presiding director of each Executive Session (the "Presiding Director") shall be rotated on a successive basis amongst the chairmen of the Audit Committee, the Executive Compensation and Option Committee and the Nominating and Corporate Governance Committee, with the term of each Presiding Director commencing with the beginning of the Executive Session at which such Presiding Director shall chair, and continuing through and up to immediately preceding the next regularly scheduled Executive Session. Interested parties may submit matters for consideration to the non-management directors by utilizing the procedures identified under "Stockholder Communications" in this Proxy Statement. During 2012, the non-management directors met in Executive Session four times.

        Pursuant to authority vested in the Audit Committee of the Board of Directors pursuant to its charter, the Audit Committee is responsible for overseeing the Company's financial risk exposure and the Company's risk assessment and risk management policies and procedures. The Audit Committee discharges its risk oversight responsibilities as part of its quarterly reviews of the Company's quarterly and annual financial statements by discussing with management, the Company's independent auditors and outside legal counsel the Company's risk profile, its financial risk exposure and its risk mitigation policies and procedures. In addition, under the direction of the Executive Compensation and Option Committee, the Company's President and Chief Executive Officer and the compensation consultant to the Executive Compensation and Option Committee conducted an annual risk assessment of the Company's compensation programs as described under "Compensation Risk Assessment" in this Proxy Statement. The Company does not believe that the performance of these oversight functions by these committees has any effect on the leadership structure of the Board of Directors.

        In December 2009, the Board of Directors adopted equity ownership guidelines that require each non-employee director to own an aggregate of $200,000 of shares of common stock of the Company, units of limited partnership interest of Mack-Cali Realty, L.P. redeemable for shares of common stock of the Company or units under the Company's Deferred Compensation Plan for Directors as of and from the later to occur of (i) January 1, 2013, or (ii) to the extent a director was not a director as of the date the equity ownership guidelines were adopted, the three year anniversary of the date the director is elected to the Board of Directors.

        In March 2012, the Board of Directors, on the recommendation of its Nominating and Corporate Governance Committee, adopted a retirement policy for directors. Pursuant to this policy, the Board of Directors has amended the Company's Corporate Governance Principles to provide that a director may neither stand nor be nominated for re-election to the Board of Directors after attaining the age of 80. The Board of Directors proactively considers the overall size and composition of the Board of Directors and reviews and monitors management development and succession planning activities. The President and Chief Executive Officer regularly presents management's perspective on business objectives and discusses his perspective on the Company's deep pool of talented employees and succession planning for the Company. Most recently, this process resulted in the promotion of Anthony Krug to Chief Accounting Officer in October 2012.

        The Board of Directors believes that continued growth of stockholder value in a socially responsible manner is consistent with the Company's overall strategy to continue to enhance the Company's reputation as a property manager of choice and promotes an environmental strategy that supports "green" building initiatives. The Environmental Protection Agency (the "EPA") encourages companies to reduce greenhouse gas emissions and conserve energy through what is now a voluntary program, Energy Star. In 1999, the EPA introduced its national energy performance rating systems for buildings. The program provides assessment tools to help building managers achieve greater energy efficiency and realize associated cost savings. The Company has been an Energy Start partner since the inception of the program in 1999. As such, the Company is are required to, among other things, further track and benchmark its energy performance and broaden its plan to reduce energy intensity across its properties by following the energy management strategy available through Energy Star. In 2012 alone, 18 additional Company properties received Energy Star awards, two properties received Leadership in Energy and Environmental Design (LEEDs) certifications and four properties received environmental awards from the Building Owners and Managers Association (BOMA).

Meetings of Committees of the Board of Directors

        The Board of Directors has four committees: the Executive Committee, the Audit Committee, the Executive Compensation and Option Committee, and the Nominating and Corporate Governance Committee.

        Executive Committee.    The Executive Committee consists of William L. Mack, chairman, Nathan Gantcher, Mitchell E. Hersh and Roy J. Zuckerberg. The Executive Committee acts for the Board of Directors in between regularly scheduled meetings of the Board of Directors, within certain parameters prescribed by the Board of Directors. The Executive Committee met one time during 2012.

        Audit Committee.    The Company has an Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee consists of Alan S. Bernikow, chairman, Nathan Gantcher, Irvin D. Reid and Roy J. Zuckerberg. The Audit Committee authorizes and approves the engagement of the Company's independent registered public accountants, reviews with the Company's independent registered public accountants the scope and results of the audit engagement, approves or establishes pre-approval policies for all professional audit and permissible non-audit services provided by the Company's independent registered public accountants, considers the range of audit and non-audit fees, and reviews the adequacy of the Company's internal control over financial reporting, disclosure controls and procedures and internal audit function. The Audit Committee also assists the Board of Directors in overseeing (1) the integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements, (3) the quarterly evaluation of the performance of the internal audit functions performed by the Company's internal auditors, (4) the Company's independent registered public accounting firm's qualifications and independence, and (5) the performance of the Company's independent registered public accountants. See "Report of the Audit Committee of the Board of Directors" below. The Board of Directors has determined that each of the members of the Audit Committee is an "independent" director within the meaning of the NYSE Independence Standards and Rule 10A-3 promulgated by the SEC under the Exchange Act. The Board of Directors also has determined that each of Alan S. Bernikow, Nathan Gantcher, Irvin D. Reid and Roy J. Zuckerberg satisfies applicable financial literacy standards of the NYSE, and that Alan S. Bernikow qualifies as an Audit Committee Financial Expert under applicable SEC Rules. In addition to serving on the Audit Committee, Mr. Bernikow currently serves as a member of the audit committee of three other public companies. The Board of Directors has determined that Mr. Bernikow's simultaneous service on the audit committees of these other public companies will not impair his ability to effectively serve on the Company's Audit Committee and fulfill his duties as its chairman. The Audit Committee met five times during 2012.

        Executive Compensation and Option Committee.    The Executive Compensation and Option Committee consists of Alan G. Philibosian, chairman, Kenneth M. Duberstein and Vincent Tese. The Executive Compensation and Option Committee is responsible for implementing the Company's compensation philosophies and objectives, establishing remuneration levels for executive officers of the Company and implementing the Company's incentive programs, including the Company's stock option and incentive plans. The Board of Directors has determined that each of the members of the Executive Compensation and Option Committee is an "independent" director within the meaning of the NYSE Independence Standards, and meets the "outside director" requirements of Section 162(m) of the Internal Revenue Code, as amended (the "Code"), and is a "non-employee" director under Rule 16b-3 under Section 16 of the Exchange Act. The Executive Compensation and Option Committee met four times in 2012.

        Pursuant to its charter, the primary purposes of the Executive Compensation and Option Committee are (i) to assist the Board of Directors in discharging its responsibilities in respect of compensation of the Company's President and Chief Executive Officer, (ii) to discuss with the President and Chief Executive Officer the compensation of other senior executive officers; and (iii) to review and administer the Company's compensation and benefit programs. In addition, pursuant to its charter, the Executive Compensation and Option Committee is responsible for establishing and reviewing annual and long term corporate goals and objectives relevant to compensation of the Company's President and Chief Executive Officer and evaluating the performance of the President and Chief Executive Officer in light of the approved performance goals and objectives. The Executive

Compensation and Option Committee has sole authority to determine and approve the compensation level of the President and Chief Executive Officer based upon the evaluation of the performance of the President and Chief Executive Officer. Except for the delegation of authority to the President and Chief Executive Officer to grant certain de minimis equity compensation awards to non-executive employees of the Company, the Executive Compensation and Option Committee has not delegated any of its responsibilities to any other person.

        The Executive Compensation and Option Committee may establish fixed performance targets in advance of a particular fiscal year if in its discretion it deems it necessary or appropriate for the purpose of determining the amounts of compensation to be paid to its executive officers in such fiscal year in the form of bonuses or other short-term incentive compensation. Historically, the Committee has not established specific, fixed performance targets or business objectives that entitle the executive officers to formulaic bonuses. These awards are discretionary and are designed to reward executive officers for the achievement of certain business objectives and are paid based primarily on the actual and anticipated performance of the Company and its executive officers with respect to such business objectives. The performance of the Company's President and Chief Executive Officer is determined toward the end of each fiscal year by the Executive Compensation and Option Committee in consultation with Gressle & McGinley, LLC, independent compensation consultants to the Executive Compensation and Option Committee (the "Compensation Consultant"). The performance of the Company's other executive officers is determined toward the end of each fiscal year by the Executive Compensation and Option Committee in consultation with the Company's President and Chief Executive Officer as well as with the Compensation Consultant, which parties collectively evaluate the Company's and the individual executives' performance. The Compensation Consultant furnishes the Company with analytical data with respect to: (i) the Company's performance relative to peer REITs in terms of stockholder return (defined as dividends plus or minus stock price performance), and (ii) market ranges for salaries, as well as the nature and ranges of bonus and incentive compensation payments paid by peer REITs. Following such performance analysis, the Executive Compensation and Option Committee, in consultation with the Company's President and Chief Executive Officer, as well as with the Compensation Consultant, determines the appropriate combination of cash and stock-based compensation to pay to the Company's executives in light of its primary objectives with respect to executive compensation.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee consists of Vincent Tese, chairman, Nathan Gantcher and Alan G. Philibosian. The Board of Directors has determined that each of the members of the Nominating and Corporate Governance Committee is an "independent" director within the meaning of the NYSE Independence Standards. The Nominating and Corporate Governance Committee met once in 2012.

        The Nominating and Corporate Governance Committee identifies individuals qualified to become members of the Board of Directors and recommends to the Board of Directors the slate of directors to be nominated at the Annual Meeting. The Nominating and Corporate Governance Committee will consider recommendations for nominees for directorships submitted by stockholders, provided that the Committee will not entertain stockholder nominations from stockholders who do not meet the eligibility criteria for submission of stockholder proposals under SEC Rule 14a-8 of Regulation 14A under the Exchange Act. Stockholders may submit written recommendations for committee appointments or recommendations for nominees to the Board of Directors, together with appropriate biographical information and qualifications of such nominees, to the Company's General Counsel following the same procedures as described in "Stockholder Communications" in this Proxy Statement. In order for the Nominating and Corporate Governance Committee to consider a nominee for directorship submitted by a stockholder, such recommendation must be received by the General Counsel by the time period set forth in the Company's most recent proxy statement for the submission of stockholder proposals under SEC Rule 14a-8 of Regulation 14A under the Exchange Act. The

General Counsel shall then deliver any such communications to the Chairman of the Nominating and Corporate Governance Committee.

        The Nominating and Corporate Governance Committee analyzes, on an annual basis, Board member skills and attributes, and recommends to the Board of Directors appropriate individuals for nomination as Board members. Based on the Company's strategic plan, the Nominating and Corporate Governance Committee developed a skills matrix to assist it in considering the appropriate balance of experience, skills and attributes required of a director and to be represented on the Board as a whole. The skills matrix is periodically reviewed and updated by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee evaluates potential Board candidates against the skills matrix.

        The skills matrix has two sections—a list of core criteria that every member of the Board should meet and a list of skills and attributes desired to be represented collectively on the Board. The skills matrix reflects the following core director criteria that should be satisfied by each director or nominee:

  •
  Service on no more than six other public company boards;

  •
  High integrity and ethical standards;

  •
  Standing and reputation in the individual's field;

  •
  Risk oversight ability with respect to the particular skills of the individual director;

  •
  Understanding of and experience with complex public companies or like organizations; and

  •
  Ability to work collegially and collaboratively with other directors and management.

        The skills matrix reflects the following skills and attributes desired to be represented collectively on the Board as a whole:

  •
  Independence under the Company's Standards for Director Independence and NYSE listing requirements, subject to waiver based on the Nominating and Corporate Governance Committee's business judgment;

  •
  Corporate governance expertise;

  •
  Financial expertise;

  •
  Commercial real estate industry expertise;

  •
  Diversity;

  •
  Legal expertise;

  •
  Capital markets expertise;

  •
  Political/land use/environmental policy expertise; and

  •
  Technology/business process expertise.

        Our Nominating and Corporate Governance Committee strives to maintain a balance of tenure on the Board of Directors. Long-serving directors bring valuable experience with our company and familiarity with the challenges it has faced over the years, while newer directors bring fresh perspective and new ideas.

        Although the Nominating and Corporate Governance Committee does not have a formal diversity policy, it endeavors to comprise the Board of Directors of members with a broad mix of professional and personal backgrounds. Thus, the Nominating and Corporate Governance Committee accords some weight to the individual professional background and experience of each director. Further, in considering nominations, the Nominating and Corporate Governance Committee takes into account how a candidate's professional background would fit into the mix of experiences represented by the then-current Board of Directors. When evaluating a nominee's overall qualifications, the Nominating and Corporate Governance Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily required of all prospective nominees. In addition to the aforementioned criteria, when evaluating a director for re-nomination to the Board of Directors, the Nominating and Corporate Governance Committee will also consider the director's history of attendance at board and committee meetings, the director's preparation for and participation in such meetings, and the director's tenure as a member of the Board of Directors.

Available Information

        The Board of Directors has adopted written charters for the Audit Committee, the Executive Compensation and Option Committee, and the Nominating and Corporate Governance Committee. The Company makes available free of charge on or through its internet website items related to corporate governance matters, including, among other things, the Company's corporate governance principles, charters of various committees of the Board of Directors, and the Company's code of business conduct and ethics applicable to all employees, officers and directors. The Company's internet website is www.mack-cali.com. The Company intends to disclose on its internet website any amendments to or waivers from its code of business conduct and ethics as well as any amendments to its corporate governance principles or the charters of various committees of the Board of Directors. Any stockholder also may obtain copies of these documents, free of charge, by sending a request in writing to: Mack-Cali Realty Corporation, Investor Relations Department, 343 Thornall Street, Edison, New Jersey 08837-2206.

Stockholder Communications

        All stockholder communications must (i) be addressed to the General Counsel of the Company, Mack-Cali Realty Corporation, 343 Thornall Street, Edison, New Jersey 08837-2206 or at the General Counsel's internet e-mail address at generalcounsel@mack-cali.com, (ii) be in writing either in print or electronic format, (iii) be signed by the stockholder sending the communication, (iv) indicate whether the communication is intended for a specific director(s), the entire Board of Directors, the Nominating and Corporate Governance Committee, the Presiding Director of Executive Sessions of non-management directors, or all non-management directors, (v) if the communication relates to a stockholder proposal or director nominee, identify the number of shares held by the stockholder, the length of time such shares have been held, and the stockholder's intention to hold or dispose of such shares, provided that the Board of Directors and the Nominating and Corporate Governance Committee will not entertain stockholder proposals or stockholder nominations from stockholders who do not meet the eligibility and procedural criteria for submission of shareholder proposals under SEC Rule 14a-8 of Regulation 14A under the Exchange Act, and (vi) if the communication relates to a director nominee being recommended by the stockholder, must include appropriate biographical information of the candidate.

        Upon receipt of a stockholder communication that is compliant with the requirements identified above, the General Counsel shall promptly deliver such communication to the appropriate board or committee member(s) identified by the stockholder as the intended recipient of such communication by forwarding the communication to either the Chairman of the Board of Directors with a copy to the Chief Executive Officer, the Chairman of the Nominating and Corporate Governance Committee, or the acting Presiding Director of the Executive Sessions of non-management directors, as the case may be.

        The General Counsel may, in his sole discretion and acting in good faith, provide copies of any such stockholder communication to any one or more directors and executive officers of the Company, except that in processing any stockholder communication addressed to the Presiding Director of the

Executive Sessions of non-management directors, the General Counsel may not copy any member of management in forwarding such communication to the acting Presiding Director.

Policies Relating to the Election of Directors

        Elections of the Board of Directors are conducted in accordance with the Company's charter, bylaws and the laws of the state of Maryland and provide that directors are to be elected at a meeting of the Company's stockholders by a plurality of the votes cast. Under the Company's By-laws and Corporate Governance Principles, if in any uncontested election of directors, a director nominee has a greater number of votes "withheld" from his or her election than votes cast "for" his or her election, such director nominee shall promptly tender his or her resignation for consideration by the Nominating and Corporate Governance Committee. A vote will be considered "withheld" from a director nominee if a stockholder withholds authority to vote for such director nominee in any proxy granted by such stockholder in accordance with instructions contained in the proxy statement or accompanying proxy card circulated for the meeting of stockholders at which the election of directors is to be held. The Nominating and Corporate Governance Committee will then promptly evaluate all relevant factors relating to the election results, including, but not limited to: (i) the underlying reasons why a majority of affirmative votes was not received (if ascertainable), (ii) the director's background, experience and qualifications, (iii) the director's length of service on the Board of Directors and contributions to the Company, and (iv) whether the director's service on the Board of Directors is consistent with applicable regulatory requirements, listing standards, the Company's Corporate Governance Principles and the corporate governance guidelines of independent voting advisory services such as Institutional Shareholder Services.

        Subject to any applicable legal or regulatory requirements, the Nominating and Corporate Governance Committee shall, within ninety (90) days from the date of the stockholder vote, decide whether to accept the resignation, reject the resignation or, if appropriate, conditionally reject the resignation and retain the director in office only if the underlying causes of the withheld votes can be promptly and completely cured. A full explanation of the Nominating and Corporate Governance Committee's decision will be promptly publicly disclosed in a periodic or current report filed with the Securities and Exchange Commission. Any director who tenders his or her resignation pursuant to this principle and any non-independent director will not participate in the deliberations and decisions made hereunder. In addition, a director shall tender his or her resignation for consideration by the Nominating and Corporate Governance Committee if such director's principal occupation or business association changes substantially during his or her tenure as a director.

Report of the Audit Committee of the Board of Directors

        The Audit Committee of the Board of Directors, on behalf of the Board of Directors, serves as an independent and objective party to monitor and provide general oversight of the Company's financial accounting and reporting process, selection of critical accounting policies, system of internal control, internal audit function, audit process for monitoring compliance with laws and regulations and the Company's standards of business conduct. The Audit Committee performs these oversight responsibilities in accordance with its charter.

        The Company's management has primary responsibility for preparing the Company's financial statements and the Company's financial reporting process, including its system of internal control over financial reporting. The Company's independent registered public accountants, PricewaterhouseCoopers LLP, are responsible for expressing opinions on the conformity of the Company's 2012 audited financial statements to accounting principles generally accepted in the United States of America and the effectiveness of the Company's internal control over financial reporting as of December 31, 2012. The Audit Committee discussed with the Company's independent registered public accountants the overall scope and plans for its audits. The Audit Committee met with the Company's independent registered public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal control over financial reporting, and the overall quality of the Company's financial reporting.

        In this context, the Audit Committee hereby reports as follows:

  1.
  The Audit Committee has reviewed and discussed the fiscal 2012 audited financial statements with the Company's management, including the quality, not just the acceptability, of the Company's accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements;

  2.
  The Audit Committee has discussed with the Company's independent registered public accountants their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed by SAS 114 (AU 380), as may be modified or supplemented;

  3.
  The Audit Committee has received the written disclosures and the letter from the Company's independent registered public accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountant's communications with the audit committee concerning independence, and has discussed with the Company's independent registered public accountants the independent registered public accountants' independence from management and the Company; and

  4.
  Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012, for filing with the SEC.

        The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or Exchange Act, except to the extent the Company specifically incorporates this Audit Committee Report by reference therein. Each of the members of the Audit Committee is independent as defined under the standards of the NYSE and the SEC, and meets all other requirements of such exchange and of such rules of the SEC.

AUDIT COMMITTEE Alan S. Bernikow, Chairman Nathan Gantcher Irvin D. Reid Roy J. Zuckerberg

 COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Philosophy and Overview

        The primary objectives of the Company and the Executive Compensation and Option Committee (the "Committee") are: (i) to attract, reward and retain executives of the highest caliber, and (ii) to provide such executives with appropriate short and long-term incentives to create value for the Company's stockholders.

        The Company has a "pay for performance" philosophy that it believes is reflected in its compensation programs. Through annual cash bonus awards and restricted Common Stock awards, the Company ties a substantial portion of total compensation to Company and individual performance. The Company follows this approach because it believes its executive officers should be compensated commensurate with the success of the Company and each executive officer's contribution to that success. Base salaries are generally fixed in advance of each fiscal year based on existing contractual agreements and the recommendations of the Committee with respect to the President and Chief Executive Officer and the President and Chief Executive Officer with respect to the other named executive officers at levels that are generally within the median range of base salaries paid to executives at our Peer Group REITs described below and in all cases ratified by the Board of Directors.

        Historically, the Committee has not established specific, fixed performance targets or business objectives that entitle the executive officers to formulaic bonuses and did not do so in 2012. However, the Committee did establish in September 2012, effective January 1, 2013, a new outperformance plan that will have fixed, numerical performance targets based on the Company's stock price, and absolute and relative total stockholder return ("TSR"). This new plan will be an important part of executive officer compensation starting in 2013. Bonuses and other short-term incentive compensation awards are discretionary and are designed to reward executive officers for the achievement of business objectives and are paid based primarily on the actual and anticipated performance of the Company and its executive officers with respect to such business objectives. In addition, the multi-year restricted share awards (the "Multi-Year Performance Awards"), discussed in more detail under "LTIP Awards—Multi-Year Performance Awards" require the Committee to establish annual flexible performance criteria in the first quarter of each fiscal year, against which the Committee evaluates Company performance for the fiscal year and which must be satisfied in order for a tranche of restricted Common Stock awarded pursuant to the Multi-Year Performance Awards to vest in such year. The Multi-Year Performance Awards are designed to promote the success and enhance the value of the Company by linking the personal interests of the named executive officers to those of the Company's stockholders by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company's stockholders.

        The Committee established flexible performance criteria for 2012 (the "2012 Performance Criteria") on March 19, 2012 as advance guidelines for determining the vesting of the Multi-Year Performance Awards. The 2012 Performance Criteria consisted of the following factors:

  (i)
  Strength of the Company's balance sheet;

  (ii)
  Occupancy and leasing rates and performance relative to the market, taking into account current market conditions;

  (iii)
  Funds From Operations (FFO) relative to the market and historical performance and those of other REITs, taking into account current market conditions;

  (iv)
  The Company's overall ability to access the capital markets and the maintenance of adequate liquidity in light of current market conditions;

  (v)
  The Company's total debt-to-undepreciated asset ratios;

  (vi)
  Maintenance of the Company's investment grade debt ratings relative to the Company's peer group REITs, which are listed below, in light of current market conditions;

  (vii)
  The Company's stock price and general financial condition relative to current economic and market conditions in general and such conditions of the REIT market in particular;

  (viii)
  Performance of the Company relative to the 2012 budget presented to the Board of Directors;

  (ix)
  Maintaining the Company's conservative risk management profile;

  (x)
  Maintaining an efficient operating structure with low senior executive overhead relative to the Company's peer group REITs; and

  (xi)
  Such additional criteria, or supplemental criteria in lieu of some or all of the foregoing criteria, that shall be adopted by the Committee upon its determination that such new or supplemental criteria are necessary or appropriate in light of actual 2012 Company and individual performance, dynamic market conditions, changes in the national and regional office and flex property markets in which the Company competes, or unforeseen or non-ordinary course events throughout the year.

        In assessing 2012 performance, the Committee also noted the Company's successful implementation of the strategic diversification of the Company's business into the multi-family residential space through the acquisition of Roseland Partners in October 2012.

        The 2012 Performance Criteria also could, but were not required to, be considered in connection with other short-term and long-term incentive compensation decisions made by the Committee for 2012. Consistent with past practice and its intent to establish flexible performance criteria that may be considered in all of its decision making processes, the Committee did not establish any specific, fixed performance targets or other quantitative objectives relating to executive compensation for the 2012 fiscal year. As noted earlier, in 2013 in addition to the Multi-Year Performance Awards, there will be TSR-based awards under the Company's new outperformance plan. See "LTIP Awards—TSR Awards."

Summary of Key 2012 Compensation Actions

        As described in greater detail under the heading "Analysis of 2012 Performance" below, the Committee determined that the 2012 Performance Criteria were satisfied based upon the Company's successful achievement of a number of significant business objectives during 2012, including the maintenance of a strong balance sheet, the strategic diversification of the Company's business into the multi-family residential space through the acquisition of Roseland Partners in October 2012, its successful $300 million public offering of 4.500% ten-year notes in April 2012, its successful $250 million public offering of 2.500% five-year notes in November 2012, the early redemption of $94.9 million of 6.15% notes and $26.1 million of 5.82% notes in May 2012, its strong operating fundamentals, its conservative risk management profile and its maintenance of an efficient operating structure with low senior executive overhead relative to the Company's Peer Group REITs. Based upon these achievements and the satisfaction of the 2012 Performance Criteria in general, and in recognition of the critical contributions made by Messrs. Hersh, Lefkowitz and Thomas in connection with the Company's overall performance in 2012, on December 3, 2012, the Committee authorized granting Messrs. Hersh, Lefkowitz and Thomas discretionary incentive and merit-based awards for fiscal year 2012 in the following amounts:

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  Cash bonuses in the amounts of $1,000,000, $505,000 and $400,000 to Messrs. Hersh, Lefkowitz and Thomas, respectively.

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  Restricted Common Stock bonuses in the amounts of 25,000, 10,455 and 6,818 shares with grant date fair values of $613,040, $256,373 and $167,188 to Messrs. Hersh, Lefkowitz and Thomas,

    respectively. Such shares were vested immediately upon issuance, but are subject to a six (6) month restriction on transfer.

  •
  Total annual bonuses in 2012 (consisting of the cash bonuses and restricted Common Stock bonuses described above) in the amounts of $1,613,040, $761,373 and $567,188 to Messrs. Hersh, Lefkowitz and Thomas, respectively, which were slightly less than the total annual bonuses paid in 2011.

        In addition, as described under the heading "LTIP Awards—Multi-Year Performance Awards" below, on December 3, 2012, the Committee approved and the Board of Directors ratified the determination to vest the fifth tranche of restricted Common Stock under the 2007 Multi-Year Performance Awards as of January 1, 2013, in the amounts of 25,155, 10,481 and 5,241 shares for Messrs. Hersh, Lefkowitz and Thomas, respectively, and to pay related contractually required tax gross-up payments. In November 2008, the Committee eliminated tax gross-up payments in connection with future awards of restricted shares of Common Stock to align the Company's compensation practices with those of the Company's Peer Group REITs. Accordingly, subsequent awards, including the restricted stock bonus awards issued on December 3, 2012, December 6, 2011, December 7, 2010, December 8, 2009 and December 9, 2008, have not been, and will not be accompanied by a tax gross-up payment.

        In light of the expiration of the performance and vesting periods under the 2007 Multi-Year Performance Awards, in September 2012 the Committee approved and the Board of Directors ratified the grant of new Multi-Year Performance Awards (the "2012 Multi-Year Performance Awards") for each of Messrs. Hersh, Lefkowitz and Thomas, which were issued on January 2, 2013, in the amounts of 210,000, 68,667 and 41,000 shares to Messrs. Hersh, Lefkowitz and Thomas, respectively. As described in greater detail under the heading "LTIP Awards—Multi-Year Performance Awards" below, the 2012 Multi-Year Performance Awards will be subject to the attainment of annual performance criteria to be established each year by the Committee and are substantially similar to the 2007 Multi-Year Performance Awards except that the 2012 Multi-Year Performance Awards (i) are subject to equal vesting each year in 20% increments over a five-year performance period from 2013 through 2017, (ii) shall not be accompanied by tax gross-up payments, and (iii) provide that dividends on unvested shares shall be held in escrow and shall only be payable to the executive officers upon vesting.

        In September 2012, the Committee also implemented a new long-term incentive program designed to provide our management team with the potential to earn significant equity awards subject to our achieving superior performance. This kind of program is generally referred to as an "outperformance plan" and the Company believes that it has become quite common in the REIT industry in recent years. The outperformance program is designed to reward management for stockholder value creation in terms of TSR above predetermined absolute and industry index thresholds over a five-year period. These TSR Awards were issued in the amounts of 3,375, 1,125 and 660 performance shares (the "Performance Shares") to Messrs. Hersh, Lefkowitz and Thomas, respectively. The Performance Shares may vest in 20% increments over a five-year performance period from 2013 through 2017 subject to the attainment at each fiscal year end of a minimum stock price and either an absolute TSR target or a relative TSR target (the "TSR Performance Targets") in comparison to a selection of peer group REITs, in each case as shall be fixed by the Committee each year. For 2013, the Committee recommended and the Board of Directors ratified the selection of the companies that comprise the SNL U.S. REIT Equity Index as the peer group REITs for the TSR Performance Targets in 2013 and fixed the minimum stock price for 2013 at $30.00. Similar to the 2012 Multi-Year Performance Awards, (i) vesting of Performance Shares eligible to vest in a performance year will be accelerated in the event of a change of control of the Company, termination of employment by the Company without cause, or termination of employment by the award recipient for good reason, death or disability, and (ii) the executive officers are entitled to dividend equivalent payments on Performance Shares, which are only payable upon vesting of such Performance Shares.

        Also in September 2012, the Committee implemented a new deferred retirement compensation plan for executive officers pursuant to which the Company will make annual contributions of stock units representing shares of the Company's common stock on January 1 of each year from 2013 through 2017 into a deferred compensation account maintained on behalf of each Messrs. Hersh, Lefkowitz and Thomas. The annual contribution for all five years under the plan for Messrs. Hersh, Lefkowitz and Thomas shall be in an amount of stock units equal to $500,000, $160,000 and $100,000, respectively. For 2013, the number of stock units was determined using a fixed grant date price of $30.00 per share. Annual contributions on January 1 of future years will be determined based on the closing price of the Company's common stock the last trading day of the year prior to the grant date. Vesting of stock units eligible to vest in a performance year will be accelerated in the event of a change of control of the Company, termination of employment by the Company without cause, or termination of employment by the award recipient for good reason, death or disability. In addition, the executive officers are entitled to dividend equivalent payments on stock units, which are only payable upon vesting of such stock units.

        On October 10, 2012, Anthony Krug, the Company's senior vice president, finance, was appointed chief accounting officer of the Company. Due to the timing of Mr. Krug's promotion relative to the Committee's overall compensation processes, neither the Committee nor Gressle & McGinley, LLC, independent compensation consultants to the Committee (the "Compensation Consultant"), assessed Mr. Krug's compensation relative to the Peer Group REITs.

        No base salary adjustments were made for 2012. During 2012, the Company paid base salaries to its executive officers in the following amounts: $1,050,000 to Mr. Hersh, $420,000 to Mr. Lefkowitz, $370,000 to Mr. Thomas and $275,000 to Mr. Krug. Mr. Krug's base salary was increased to $300,000 for 2013 in light of his promotion to chief accounting officer in October 2012, but no other base salary adjustments were made for 2013 for the other named executive officers.

        The total compensation paid to Messrs. Hersh, Lefkowitz and Thomas in 2012 was generally within the median range of total compensation paid to executives at the Peer Group REITs, as described below. The Committee did not assess Mr. Krug's compensation relative to the Peer Group REITs in 2012 as he only became an executive officer on October 10, 2012 upon his appointment as chief accounting officer.

Stockholder Say-on-Pay Advisory Vote

        The Committee attempts to balance the interests of stockholders, regulators, and other interested parties. In 2012, we sought a stockholder say-on-pay advisory vote regarding executive compensation, and approximately 96.5% of the votes cast were in favor of our executive compensation. The Committee viewed this vote as supportive of the Company's overall approach to executive compensation. Due to such strong stockholder support, we did not make any material changes to our compensation policies in 2012. We currently intend to continue to provide an annual, stockholder say-on-pay advisory vote regarding executive compensation.

Process for Determining Compensation

        The performance of the Company's President and Chief Executive Officer is determined toward the end of each fiscal year by the Committee with assistance from the Compensation Consultant. The performance of the Company's other executive officers is determined toward the end of each fiscal year by the Committee in consultation with the Company's President and Chief Executive Officer as well as with assistance from the Compensation Consultant, which parties collectively evaluate the Company's and the individual executives' performance. As President and Chief Executive Officer responsible for the strategic direction and long-term planning for the Company, Mr. Hersh oversees the day to day performance of the other named executive officers. As such, the Committee believes that Mr. Hersh is best suited to evaluate the performance of the other named executive officers and make recommendations for their compensation packages.

        Following such performance analysis, the Committee, in consultation with the Company's President and Chief Executive Officer, as well as with assistance from the Compensation Consultant, and based upon the recommendations of the President and Chief Executive Officer with respect to the other named executive officers, determines the appropriate combination of cash and stock-based compensation to pay to the Company's executives in light of its primary objectives with respect to executive compensation. In determining the appropriate mix of such compensation and the appropriate amounts of any discretionary components, the Committee considers the competitiveness of the Company's overall compensation arrangements in relation to fifteen comparable office REITs identified by the Compensation Consultant with a median equity market capitalization of approximately $2.49 billion (similar to the Company). The Company's peer group REITs consist of the following REITs: Alexandria Real Estate Equities, Inc., BioMed Realty Trust, Boston Properties, Inc., Brandywine Realty Trust, Corporate Office Properties Trust, Inc., Digital Realty Trust, Douglas Emmett, Inc., Duke Realty Corporation, Highwoods Properties, Inc., Kilroy Realty Corporation, Liberty Property Trust, MPG Office Trust, Inc., Parkway Properties, Inc., SL Green Realty Corp. and Vornado Realty Trust (collectively, the "Peer Group REITs").

        Although compensation awards are not tied to a particular percentile relative to compensation paid by the Peer Group REITs and the Committee retains complete discretion with respect to the amount and allocation of compensation awards, the Company typically maintains compensation within the median range of compensation (between the 25th and 75th percentiles) paid by such Peer Group REITs as a function of both total compensation paid and the allocation among the various components of compensation paid.

        The process by which the President and Chief Executive Officer evaluates the performance of the other named executive officers and by which the Committee evaluates the performance of the President and Chief Executive Officer and considers his recommendations with respect to the other named executive officers is a subjective process. Consideration is given to the role that the executive officer played, if any, in the Company's achievement of the annual, flexible performance criteria established by the Committee each year and other achievements highlighted by the Committee during the year, and the amounts and components of compensation are designed to be aligned with the compensation levels and components of the Company's Peer Group REITs. Consideration is also given to the Company's location in the greater metropolitan New York area, which is one of the most competitive pay regions in the country. During this process, the President and Chief Executive Officer attends meetings of the Committee, discusses Peer Group REIT data directly with the Compensation Consultant, and reviews with the Committee the compensation data from the Peer Group REITs and discusses with the Committee the Company's overall performance and specific Company achievements that will be considered as part of the evaluation process. As part of their review processes, the Committee, and the President and Chief Executive Officer, also consider the recommendations, if any, of the Chairman of the Board of Directors.

        There were no specific objective or numeric performance measures applied by the Committee in determining the compensation of each named executive officer. The performance of each named executive officer is analyzed based on a number of subjective factors, including: (i) the annual flexible performance criteria established by the Committee, (ii) the Company's overall performance and the named executive officer's responsibilities within the Company, (iii) the named executive officer's role in achieving the Company's business objectives, (iv) whether a compensation package for that executive officer, which aligns his compensation with the median compensation package of officers of the Peer Group REITs who perform similar functions, is appropriate, (v) whether the allocation of the named executive officer's total compensation among base salary, cash bonus and equity compensation within the median range of awards to officers of the Peer Group REITs is appropriate in light of any circumstances unique to the Company, and (vi) appropriate year to year adjustments depending on the performance of the Company relative to the Peer Group REITs and in light of actual and individual performance, dynamic market conditions, and unforeseen and non-ordinary course events.

Compensation Consultant

        Role of the Compensation Consultant.    The Committee retains the Compensation Consultant to assist with structuring the Company's various compensation programs and determining appropriate levels of salary, bonus and other compensatory awards payable to the Company's executive officers and key employees. In 2012, the Committee retained its Compensation Consultant to assist with respect to: (i) the Company's performance relative to the Peer Group REITs in terms of stockholder return (defined as dividends plus or minus stock price performance), and (ii) market ranges for salaries, as well as the nature and ranges of bonus and incentive compensation payments paid by the Peer Group REITs.

        Determination of Compensation Consultant's Objectivity.    The Committee recognizes that it is essential to receive objective advice from its outside compensation consultant. The Compensation Consultant was engaged by the Company in 2012 to act as an independent outside consultant to the Committee. The Committee closely examines the safeguards and steps that the Compensation Consultant takes to ensure that its executive compensation consulting services are objective. The Committee takes into consideration that:

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  The Committee hired and has the authority to terminate the Compensation Consultant's engagement for executive compensation related services;

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  The Compensation Consultant is engaged by and reports directly to the Committee for all executive compensation services; and

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  The Compensation Consultant has direct access to members of the Committee during and between meetings.

        The Compensation Consultant performed only executive, board and other compensation-related services for the Committee, and did not perform, directly or indirectly through an affiliate, any other services for the Company in 2012. Based on a consideration of factors deemed relevant to the Committee regarding the Compensation Consultant, including the nature of the services provided, the amount of its fees, its policies and procedures to prevent conflicts of interest, its business or personal relationships with our directors and executive officers, and its stock ownership in us, the Committee concluded that the work of the Compensation Consultant has not raised any conflict of interest.

Analysis of 2012 Performance

        In analyzing the performance of the named executive officers with respect to 2012 performance in general and with respect to the 2012 Performance Criteria in particular, the Committee noted, without limitation, specific accomplishments in 2012 in order of importance as follows:

            (i)  That the Company maintained strong operating fundamentals, and its leasing and tenant occupancy performance in excess of the median average occupancy rates in the majority of the markets in which it operates (remaining at or above 87.5% leased), which rates are only slightly below the median average occupancy rates of the Peer Group REITs;

           (ii)  The strategic diversification of the Company's business into the multi-family residential space through the acquisition of Roseland Partners in October 2012;

          (iii)  Management's maintenance of a conservative risk management profile and an efficient operating structure with low senior executive overhead relative to the Company's Peer Group REITs that resulted in performance consistency in a challenging economic environment and the

  Company's strong balance sheet with a debt to undepreciated asset ratio of approximately 34% percent as of September 30, 2012;

          (iv)  That the Company improved the strength of its balance sheet as a result of its successful $300 million underwritten public offering of 4.500% ten-year notes in April 2012, $250 million underwritten public offering of 2.500% five-year notes in November 2012, and its successful early redemption of $94.9 million of 6.15% notes and $26.1 million of 5.82% notes in May 2012;

           (v)  That the Company successfully maintained its investment grade debt ratings;

          (vi)  That the Company maintained a flat ratio of total debt to total market capitalization of 42.5% as of September 30, 2012; and

         (vii)  That the Company's 2012 performance was at or above levels established in the 2012 budget.

        Based on its evaluation of these achievements in 2012 relative to the 2012 Performance Criteria, the Committee determined that the Company achieved the 2012 Performance Criteria.

        Consequently, the Committee declared that the 2012 vesting criteria in respect of the fifth and final tranche of the 2007 Multi-Year Performance Awards were satisfied (in the amounts of 25,155, 10,481 and 5,241 shares for Messrs. Hersh, Lefkowitz and Thomas, respectively) and authorized the payment of related tax gross-ups that the Company was contractually obligated to pay.

        In addition, although the achievement of the 2012 Performance Criteria did not entitle the Company's named executive officers to any formulaic bonus amounts or other compensation for 2012, as a result of such achievement and its general discretionary, non-formulaic approach to 2012 performance, the Committee determined that it was appropriate to make discretionary grants of cash bonuses (in the amounts of $1,000,000, $505,000 and $400,000 to Messrs. Hersh, Lefkowitz and Thomas, respectively) and restricted stock bonuses (in the amounts of 25,000, 10,455 and 6,818 shares to Messrs. Hersh, Lefkowitz and Thomas, respectively).

        As part of Mr. Hersh's evaluation of the performance of Messrs. Lefkowitz and Thomas in achieving these performance measures in 2012, Mr. Hersh considered how the role and responsibilities of each of the other named executive officers demonstrated competence in the discharge of his primary job function, leadership in his area of responsibility and an ability to create competitive advantages for the Company. Mr. Hersh noted how Messrs. Lefkowitz and Thomas, under his direction, had helped to complete the successful $300 million underwritten public offering of 4.500% ten-year notes in April 2012, $250 million underwritten public offering of 2.500% five-year notes in November 2012, and its successful early redemption of $94.9 million of 6.15% notes and $26.1 million of 5.82% notes in May 2012. Throughout his evaluation process, Mr. Hersh discussed these factors with the members of the Committee and considered their comments and the Peer Group REIT data compiled by the Compensation Consultant in making his final compensation recommendations to the Committee.

Components of Compensation in 2012

        Compensation of the Company's executive officers in 2012 was comprised of four primary components: (i) annual base salaries; (ii) annual discretionary cash bonuses; (iii) annual discretionary restricted Common Stock bonus awards that are fully vested upon issuance, but subject to transfer restrictions and (iv) Long-Term Incentive Plan ("LTIP") awards in the form of restricted shares of Common Stock subject to deferred vesting over a five to seven year period, which vesting is dependent upon the achievement of flexible performance measures determined each year by the Committee. The Company's executive officers also receive limited perquisites and a variety of benefits that are available generally to all of the Company's employees. Each of the material components of compensation of the named executive officers in 2012 is discussed in further detail below.

        In November 2008, the Committee eliminated tax gross-up payments in connection with future awards of restricted shares of Common Stock to align the Company's compensation practices with those of the Company's Peer Group REITs and what is considered best practices. In making its determination, the Committee noted that the Company remains contractually obligated to continue making tax gross-up payments to its executive officers pursuant to written agreements entered into prior to January 1, 2008 that provide for such payments in connection with awards that were authorized prior to January 1, 2008. These agreements apply only to the 2007 Multi-Year Performance Awards and not the 2012 Multi-Year Performance Awards or the TSR-based outperformance awards. Accordingly, under the Company's current compensation policies and contractual obligations, tax gross-up payments will continue to be made only with respect to the Multi-Year Performance Awards that were authorized in September 2007. Moreover, tax gross payments will not be made in respect to subsequent awards, including the Common Stock bonus awards issued on December 3, 2012, December 6, 2011, December 7, 2010, December 8, 2009 and December 9, 2008.

        In determining the specific amounts of each of the components of compensation paid to Messrs. Hersh, Lefkowitz and Thomas in 2012, the Committee directed the Compensation Consultant to compile salary, bonus and incentive compensation data for the Peer Group REITs. During the third and fourth quarters of 2012, the Committee analyzed the compensation data from the Peer Group REITs prepared by its Compensation Consultant and considered the 2012 Performance Criteria, the Company's overall financial performance and achievements in 2012, and the individual performance of the named executive officers. Based upon this analysis and the recommendations of the President and Chief Executive Officer with respect to Messrs. Hersh and Lefkowitz, the Committee determined to set the total compensation for each of Messrs. Hersh, Lefkowitz and Thomas for 2012, consisting of base salary, cash bonus, restricted Common Stock bonus, and vested LTIP awards, which compensation was generally within the median range of total compensation (between the 40th and 65th percentiles) paid to the executive officers of similar positions in the Peer Group REITs.

        The allocation of each component of compensation of the President and Chief Executive Officer is determined by the Committee in its sole discretion based upon a review of Peer Group REIT data compiled by its Compensation Consultant and the Committee's subjective analysis of the President and Chief Executive Officer's execution of the Company's business objectives and satisfaction of the 2012 Performance Criteria. As part of this process, the Committee reviews with the President and Chief Executive Officer his performance during the year and also considers the recommendations of the Chairman of the Board of Directors.

        The allocation of each component of compensation of the other named executive officers is determined by the Committee, based upon its review of the Peer Group REIT data compiled by its Compensation Consultant and the recommendations of Mr. Hersh. During this process, Mr. Hersh attends meetings of the Committee, discusses Peer Group REIT data directly with the Compensation Consultant, and reviews with the Committee the compensation data from the Peer Group REITs and discusses with the Committee the Company's overall performance and specific Company achievements that will be considered as part of the evaluation process. In evaluating the performance of named executive officers, the Committee and Mr. Hersh will consider the annual, flexible performance criteria established by the Committee but do not utilize specific, rigid performance benchmarks or fixed performance targets. Mr. Hersh's evaluation of the performance of each named executive officer considers a number of subjective factors, including: (i) the Company's overall performance and the named executive officer's responsibilities within the Company, (ii) the named executive officer's role in achieving the Company's business objectives, (iii) whether a compensation package for that executive officer that aligns his compensation with the median range of compensation packages of officers of the Peer Group REITs who perform similar functions is appropriate (which was the case in 2012), (iv) whether the allocation of the named executive officer's total compensation among base salary, cash bonus and equity compensation bonus within the median range of awards to officers of the Peer Group

REITs is appropriate in light of any circumstances unique to the Company (which was the case in 2012), and (v) appropriate year to year adjustments depending on the performance of the Company relative to the Peer Group REITs and in light of actual and individual performance, dynamic market conditions, and unforeseen and non-ordinary course events, of which there were none in 2012. As part of his review process, Mr. Hersh also considers the recommendations, if any, of the Chairman of the Board of Directors.

        The Committee reviews Mr. Hersh's recommendations with respect to the compensation packages of the other named executive officers, the compensation data from the Peer Group REITs compiled by the Compensation Consultant and makes a final determination with respect to the compensation of all of the named executive officers after discussions with the Compensation Consultant, the Chairman of the Board of Directors and Mr. Hersh. The Committee's compensation determinations are presented to and ratified by the full Board of Directors of the Company shortly after such determinations are made by the Committee and before any compensation awards are finalized. Pursuant to the authority vested in the Committee set forth in its charter, it has complete discretion with respect to the compensation of the named executive officers. Total 2012 compensation of Messrs. Hersh, Lefkowitz and Thomas is generally within the median range (40th to 65th percentile) of compensation paid to executive officers of similar positions at the Peer Group REITs. Mr. Krug's compensation was not assessed relative to the Peer Group REITs in 2012 because he only became an executive officer upon his appointment as chief accounting officer on October 10, 2012. In 2012, the total compensation of the President and Chief Executive Officer was somewhat below the approximate midpoint of total compensation paid to the chief executive officers of the Peer Group REITs, and the total compensation of Messrs. Lefkowitz and Thomas in 2012 was slightly above the approximate midpoint of total compensation paid to executive officers of similar positions of the Peer Group REITs.

        In analyzing the performance of Messrs. Hersh, Lefkowitz and Thomas with respect to the 2012 Performance Criteria during the 2012 fiscal year, the specific Company performance factors that were considered by the Committee and Mr. Hersh were the Company's maintenance of a strong balance sheet, the strategic diversification of the Company's business into the multi-family residential space through the acquisition of Roseland Partners in October 2012, its successful $300 million public offering of 4.500% ten-year notes in April 2012, its successful $250 million public offering of 2.500% five-year notes in November 2012, the early redemption of $94.9 million of 6.15% notes and $26.1 million of 5.82% notes in May 2012, its strong operating fundamentals, its conservative risk management profile and its maintenance of an efficient operating structure with low senior executive overhead relative to the Company's peer group REITs. As part of Mr. Hersh's evaluation of the performance of Messrs. Lefkowitz and Thomas in achieving these performance measures in 2012, Mr. Hersh considered how their respective roles and responsibilities demonstrated competence in the discharge of his primary job function, leadership in his area of responsibility and an ability to create competitive advantages for the Company, as described under the heading "Analysis of 2012 Performance" above. Throughout his evaluation process, Mr. Hersh discussed these factors with the members of the Committee and considered their comments and the Peer Group REIT data compiled by the Compensation Consultant in making his final compensation recommendations to the Committee. In 2012, the Committee accepted all of Mr. Hersh's recommendations with respect the compensation determinations of Messrs. Lefkowitz, Thomas and Krug. Each of the components of compensation of the named executive officers in 2012 is discussed in further detail below.

        Base Salaries.    The base compensation levels for the Company's executive officers are set prior to the beginning of each fiscal year to compensate the executive officers for the functions they will perform in each such fiscal year. The base compensation levels for Messrs. Hersh, Lefkowitz and Thomas are based on the employment agreements entered into in December 1997, as amended and restated in July 1999 for each of Messrs. Hersh, Lefkowitz and Thomas. The Committee believes that the base salaries generally are appropriate as base compensation to compensate the Company's executive officers for the functions they perform and other considerations. Base salaries are reviewed annually in consultation with President and Chief Executive Officer and with assistance from the Compensation Consultant and may be adjusted upward by the Committee and based upon the recommendations of the President and Chief Executive Officer with respect to the other named executive officers from time to time in advance of any fiscal year. In December 2011, the Committee determined to maintain the base salary of each of the named executive officers in 2012 at the same amount paid in 2011. Additionally, the Committee approved an increase of Mr. Krug's salary from $275,000 to $300,000 for 2013 in light of his promotion to chief accounting officer in October 2012 but decided to make no base salary adjustments for the other named executive officers in 2013.

        Annual Cash Bonus Compensation.    The Company's policy of awarding annual cash bonuses is designed to specifically relate executive pay to Company and individual performance and to provide financial rewards for the achievement of substantive Company objectives, and discretionary annual cash bonuses for the executive officers are provided for in each of their respective employment agreements. Consistent with its overall compensation philosophy, the Company does not establish set performance targets or milestones—numerical or otherwise—at the beginning of its fiscal year for the purpose of determining annual cash bonus amounts. Instead, such amounts are determined based primarily on the performance of the Company and its executive officers, as determined at the end of each fiscal year by the Committee with assistance from the Compensation Consultant and based upon the recommendations of the President and Chief Executive Officer. Additionally, the types and amounts of other elements of compensation paid to the Company's executive officers are considered by the Committee in establishing cash bonus amounts. The achievement of the Company's overall financial goals generally is the most significant consideration in determining annual cash bonus compensation (e.g., attainment of annual, flexible performance criteria and the achievement of other noteworthy business objectives over the course of the fiscal period such as the commencement or completion of significant acquisitions or divestitures, leasing and tenant occupancy performance in its market, major property development activities and the completion of successful capital transactions such as equity or debt offerings or repurchases or mortgage financings). Although the Committee considers peer competitiveness data as a guide to the range of potential awards, ultimately such awards are based on its assessment of the Company's and the individual's performance and the attainment of the annual, flexible performance criteria established by the Committee each year. Because certain elements of the annual, flexible performance criteria are based on the Committee's perception of such performance (which ultimately is a subjective determination), the probability that an executive officer will receive an annual cash bonus award and the amount of any such award cannot be quantified with any degree of certainty until the Committee is able to analyze annual financial and business results of the Company and assess individual performance for any given year.

        The Committee awarded total annual bonuses in 2012 (consisting of the cash bonuses and restricted Common Stock bonuses described above) of $1,613,040, $761,373, $567,188 and $200,000 for Messrs. Hersh, Lefkowitz, Thomas and Krug, respectively, with Mr. Krug receiving only a cash bonus in 2012. After determining the total annual bonus amounts for Messrs. Hersh, Lefkowitz and Thomas, the Committee allocates the bonuses among cash and restricted Common Stock awards based upon its consideration of Peer Group REIT data and the amount of cash bonus that the Committee believes is appropriate in light of current market conditions to reward past performance with a bonus of immediately available funds.

        The Committee determined that the annual cash bonuses for 2012 in the amounts of $1,000,000, $505,000, $400,000 and $200,000 for Messrs. Hersh, Lefkowitz, Thomas and Krug, respectively, were appropriate for these named executive officers in light of (i) the Company's overall performance, (ii) the Company's achievement of the 2012 Performance Criteria as well as other achievements in 2012 as described under the heading "Analysis of 2012 Performance" above, (iii) the officer's individual performance, and (iv) the anticipated median range of cash bonus compensation to be paid to an executive of similar position at the Peer Group REITs (excluding Mr. Krug, whose compensation was not assessed relative to the Peer Group REITs). Cash bonus amounts in 2012 represented between 62 and 71 percent of total annual bonus compensation for Messrs. Hersh, Lefkowitz and Thomas.

        Annual Restricted Stock Bonus Compensation.    In 2012, the Company had one equity compensation plan for its executive officers and other employees of the Company: the 2004 Incentive Stock Plan (the "2004 Plan"). Awards were granted in 2012 to the Messrs. Hersh, Lefkowitz and Thomas on December 3, 2012 under the 2004 Plan after consideration of a number of potential factors, including (i) the executive officer's position in the Company, (ii) the Company's achievement of the 2012 Performance Criteria as well as other achievements in 2012 as described under the heading "Analysis of 2012 Performance" above, (iii) his performance and responsibilities, (iv) the extent to which he already holds an equity stake in the Company, (v) equity participation levels of comparable executives at the Peer Group REITs and (vi) individual contribution to the success of the Company's financial performance. However, the 2004 Plan does not provide any formulaic method for weighing these factors, and the decision to grant an award is based primarily upon the Committee's evaluation of the past as well as the future anticipated performance and responsibilities of the individual in question.

        The 2004 Plan relates closely to traditional forms of equity oriented compensation in the commercial real estate industry. In recent years, the REIT industry has shifted away from the use of stock options and toward the use of restricted stock as a means of providing equity-based incentives to executive officers and other employees. The REIT industry also has shifted away from the use of tax gross-up payments. Within the REIT industry, a major part of the value created for shareholders is realized in the form of an annual dividend. Stock options' value is tied to future appreciation in stock price rather than dividend yield. The high dividend rate of REIT stocks tends to diminish the potential future appreciation in the price of such stocks relative to stocks of companies in other industries. The incentive value of stock options is therefore lower in the REIT industry than in other industries. Further, the incentive value of restricted stock within the REIT industry is typically higher than the incentive value of stock options. In recognition of this fact, the Committee has made discretionary restricted Common Stock bonus awards and LTIP awards in the form of restricted Common Stock, rather than stock option awards, to the Company's executive officers in recent years as an element of compensation. The Committee monitors these equity compensation market trends in order to ensure that the equity compensation component awarded to the Company's executive officers is consistent with that of the Peer Group REITs.

        Consistent with the Company's primary compensation objectives, the purpose of the restricted Common Stock grants is to aid the Company in attracting and retaining quality employees, and advancing the interests of the Company's stockholders by offering executive officers and other employees an incentive to maximize their efforts to promote the Company's economic performance. In addition, to assist the Company in retaining executive officers and other employees and encouraging such executive officers and employees to seek long-term appreciation in the value of the Company's stock, awards may (i) in some cases be subject to deferred vesting over a specified period, or (ii) may otherwise be subject to a holding period. Accordingly, where an employee has received an award that is subject to deferred vesting over a period of time, an employee generally must remain with the Company during that period to enjoy the full economic benefit of the award, except in the case of named executive officers where employment agreements or equity award agreements provide otherwise in connection with a termination due to death, disability, without cause, for good reason or in the event of a change in control.

        Since December 2003, the Committee has awarded a portion of the total annual bonus paid to each of the executive officers in the form of restricted Common Stock. Such shares of restricted Common Stock are fully vested upon issuance but are subject to a six (6) month restriction on transfer. The number of shares of restricted Common Stock issued to the executive officers is calculated by the Committee based upon the estimated grant date fair market value.

        The Committee determines the amount of annual bonus awards by making a determination of an appropriate amount of total bonus to be paid to each named executive officer. The Committee awarded total annual bonuses in 2012 (consisting of the cash bonuses and restricted Common Stock bonuses described above) of $1,613,040, $761,373 and $567,188 for Messrs. Hersh, Lefkowitz and Thomas, respectively. After determining the total annual bonus amounts for the named executive officers, the Committee allocates the bonuses among cash and restricted Common Stock awards based upon its consideration of Peer Group REIT data and the amount of restricted Common Stock bonus that the Committee believes is appropriate.

        The Committee determined that the annual restricted Common Stock bonus awards of 25,000, 10,455 and 6,818 shares for Messrs. Hersh, Lefkowitz and Thomas, respectively, were appropriate for the named executive officers in light of (i) the Company's overall performance, (ii) the Company's achievement of the 2012 Performance Criteria as well as other achievements in 2012 as described under the heading "Analysis of 2012 Performance" above, (iii) the officer's individual performance, and (iv) the anticipated median range of equity bonus compensation to be paid to an executive of similar position at the Peer Group REITs. Restricted Common Stock bonus awards in 2012 represented between 29 and 38 percent of total annual bonus compensation for Messrs. Hersh, Lefkowitz and Thomas. The 2012 restricted Common Stock bonus awards were established by the Committee at levels intended to reward past performance as well as to align the executive's interests with those of the Company's stockholders as an incentive for future performance. In light of the current shift away from tax gross-up payments in the REIT industry, the Company in November 2008 eliminated tax gross-up payments for these and future restricted Common Stock awards.

        LTIP Awards.    The Company utilizes LTIP awards in the form of discretionary restricted Common Stock awards to promote the success and enhance the value of the Company by providing the named executive officers with a long-term incentive for outstanding performance. The LTIP awards generally are subject to deferred vesting over a five to seven year period, which vesting is dependent upon the achievement of performance measures determined each year by the Committee.

  Multi-Year Performance Awards

        In light of the expiration of the performance and vesting periods under the LTIP awards made to the named executive officers in 1999 and 2003, the Committee determined that it was appropriate to provide for new LTIP awards for the named executive officers to further align their interests with those of the Company's stockholders and as an incentive for future, long-term performance. On September 12, 2007, the Committee approved and the Board of Directors ratified the grant of new LTIP awards in the form of multi-year restricted share awards (the "2007 Multi-Year Performance Awards") for each of Messrs. Hersh, Lefkowitz and Thomas, which were issued on January 2, 2008, in the amounts of 100,619, 41,925 and 20,962 shares, respectively. The Committee fixed the number of shares issued to each named executive officer pursuant the 2007 Multi-Year Performance Awards and the vesting schedule for such shares at amounts that were intended to yield, over the course of the performance period, a potential range of annual equity compensation (including the value of tax gross-up payments) that would constitute approximately the same percentage of total annual compensation each year and result in approximately the same ratios of base salary, cash bonus, stock bonus and LTIP compensation to total annual compensation each year. The Committee then considers the value of each tranche of the LTIP award that may vest each year in determining the individual elements of compensation that year and intends for the range of total annual compensation for each named executive officer to be consistent with the current total annual compensation compared to the compensation of those officers performing similar functions at the Peer Group REITs.

        The 2007 Multi-Year Performance Awards began to vest on January 1, 2009, with the number of restricted shares of Common Stock scheduled to be vested and earned on each vesting date on an annual basis over a five to seven year period equal to:

  (i)
  15% of such Restricted Shares on January 1, 2009;

  (ii)
  15% of such Restricted Shares on January 1, 2010;

  (iii)
  20% of such Restricted Shares on January 1, 2011;

  (iv)
  25% of such Restricted Shares on January 1, 2012; and

  (v)
  25% of such Restricted Shares on January 1, 2013, with any unvested Restricted Shares carried forward into 2014 and 2015.

        The vesting of each tranche of shares under the 2007 Multi-Year Performance Awards is subject to the attainment of annual performance goals to be set by the Committee for each year.

        In connection with the 2007 Multi-Year Performance Awards, the Committee approved and the Board of Directors ratified the entering into of tax gross-up agreements with Messrs. Hersh, Lefkowitz and Thomas for certain tax gross-up payments. Each such tax gross-up payment is a dollar amount equal to forty-three percent (43%) of the fair market value of the underlying restricted Common Stock at the time of vesting, exclusive of dividends. The tax gross-up payments, which the Committee and the Board of Directors historically have awarded in connection with any restricted stock awards to the named executive officers, enable the Company's named executive officers to retain the full economic benefit of equity compensation awards without having to dispose of a portion of such awards to satisfy the tax withholding obligations associated with such awards. In November 2008, the Committee eliminated tax gross-up payments in connection with future awards of restricted shares of Common Stock to align the Company's compensation practices with those of the Company's Peer Group REITs. In making its determination, the Committee noted that the Company remains contractually obligated to continue making tax gross-up payments to its executive officers pursuant to written agreements entered into prior to January 1, 2008 that provide for such payments in connection with the vesting of awards that were authorized prior to January 1, 2008. Accordingly, under the Company's compensation policies and contractual obligations, tax gross-up payments only have been made with respect to the 2007 Multi-Year Performance Awards. Moreover, new awards, including the restricted stock bonus awards issued on December 3, 2012, December 6, 2011, December 7, 2010, December 8, 2009 and December 9, 2008, have not been, and will not be accompanied by a tax gross-up payment.

        On December 3, 2012, the Committee approved and the Board of Directors ratified the determination to vest the fifth and final tranche of restricted Common Stock under the 2007 Multi-Year Performance Awards as of January 1, 2013, in the amounts of 25,155, 10,481 and 5,241 shares for Messrs. Hersh, Lefkowitz and Thomas, respectively, and to pay the related tax gross-up payments of $281,044, $117,099 and $58,555 to Messrs. Hersh, Lefkowitz and Thomas, respectively. The determination to vest these shares was based upon the Committee's determination that the 2012 Performance Criteria had been satisfied.

        In light of the expiration of the performance and vesting periods under the 2007 Multi-Year Performance Awards, on September 12, 2012, the Committee approved and the Board of Directors ratified the grant of new LTIP awards in the form of multi-year restricted share awards (the "2012 Multi-Year Performance Awards") for each of Messrs. Hersh, Lefkowitz and Thomas, which were issued on January 2, 2013, in the amounts of 210,000, 68,667 and 41,000 shares, respectively. The Committee fixed the number of shares issued to each named executive officer pursuant to the 2012 Multi-Year Performance Awards and the vesting schedule for such shares at amounts that were intended to yield, over the course of the performance period, a potential range of annual equity compensation that would constitute approximately the same percentage of total annual compensation each year and result in approximately the same ratios of base salary, cash bonus, stock bonus and LTIP compensation to total annual compensation each year. The Committee then considers the value of each tranche of the LTIP award that may vest each year in determining the individual elements of compensation that year and intends for the range of total annual compensation for each named executive officer to be consistent with the current total annual compensation compared to the compensation of those officers performing similar functions at the Peer Group REITs.

        Dividends on unvested shares under the 2012 Multi-Year Performance Awards shall be held in escrow and shall only be payable to the executive officers upon vesting. Vesting of all of the 2012 Multi-Year Performance Awards will be accelerated in the event of a change of control of the Company, termination of employment by the Company without cause, termination of employment by the award recipient for good reason, death or disability.

        The 2012 Multi-Year Performance Awards may begin to vest on January 1, 2014, with the number of restricted shares of Common Stock scheduled to be vested and earned on each vesting date on an annual basis over a five to seven year period equal to:

  (i)
  20% of such Restricted Shares on January 1, 2014;

  (ii)
  20% of such Restricted Shares on January 1, 2015;

  (iii)
  20% of such Restricted Shares on January 1, 2016;

  (iv)
  20% of such Restricted Shares on January 1, 2017; and

  (v)
  20% of such Restricted Shares on January 1, 2018, with any unvested Restricted Shares carried forward into 2019 and 2020.

        Each tranche of Restricted Shares eligible to vest each year shall be subject to the attainment of annual, flexible performance criteria to be established each year by the Committee.

  TSR Awards

        Also on September 12, 2012, the Committee approved and the Board of Directors ratified the grant of new multi-year total stockholder return based awards (the "TSR Awards") for each of Messrs. Hersh, Lefkowitz and Thomas, and on January 2, 2013 issued to Messrs. Hersh, Lefkowitz and Thomas 3,375, 1,125 and 660 Performance Shares. The Performance Shares may vest commencing December 31, 2013, with the number of Performance Shares scheduled to be vested and earned on each vesting date on an annual basis over a five year period equal to:

  (i)
  20% of such Performance Shares on December 31, 2013;

  (ii)
  20% of such Performance Shares on December 31, 2014;

  (iii)
  20% of such Performance Shares on December 31, 2015;

  (iv)
  20% of such Performance Shares on December 31, 2016; and

  (v)
  20% of such Performance Shares on December 31, 2017.

        The vesting of each tranche of Performance Shares is subject to the attainment at each fiscal year end of the TSR Performance Targets in comparison to a selection of peer group REITs, in each case as shall be fixed by the Committee for each year. If both absolute and relative TSR Performance Targets are met each year, the executives shall be entitled to receive the highest eligible target payout. For 2013, the Committee recommended and the Board of Directors ratified the selection of the companies that comprise the SNL U.S. REIT Equity Index as the peer group REITs for the TSR Performance Targets in 2013. TSR, for purposes of the TSR Awards, shall be equal to the share appreciation plus any dividends (including special dividends) distributed in the relevant period. Upon such vesting, each

Performance Share is convertible into up to $1,000 of the Company's common stock valued as of the last day of the fiscal year in which such Performance Shares shall vest, with the actual amount of Performance Shares earned each year determined based on the extent to which the TSR Performance Targets have been satisfied. If the Company's TSR exceeds the maximum TSR Performance Targets for that year, then the amount of such excess TSR may be carried forward or backward to any other year during the five year performance period covered by TSR-Based Performance Agreements for purposes of satisfying the TSR Performance Targets in such other year.

        The Committee fixed a minimum price of $30.00 for the Company's common stock in order for the Performance Shares to vest in 2013 (which price is subject to adjustment by the Committee in subsequent years on an annual basis), and established the following TSR Performance Targets for 2013:

  Absolute TSR Performance:

Absolute TSR Performance	Percentage of Target Payout Earned
6.0%	33.33%
7.5%	66.67%
9.0%	100.00%

  Relative TSR Performance:

Relative TSR Performance	Percentage of Target Payout Earned
40th Percentile	33.33%
50th Percentile	66.67%
60th Percentile	100.00%

        Pursuant to the TSR Awards, Messrs. Hersh, Lefkowitz and Thomas may earn up to $675,000, $225,000 and $132,000 in the Company's common stock in each year during the five year term of the TSR Awards. Upon the issuance of shares of the Company's common stock upon the vesting of any Performance Shares, Messrs. Hersh, Lefkowitz and Thomas shall be entitled to accrued dividends on such shares of the Company's common stock as if they had been issued as of the date the Performance Shares had been issued, provided, however, that such dividends shall only be payable on the vesting date of the Performance Shares each year.

        Vesting of Performance Shares eligible to vest in a performance year will be accelerated in the event of a change of control of the Company, termination of employment by the Company without cause, termination of employment by the award recipient for good reason, death or disability.

        Deferred Compensation Retirement Plan.    On September 12, 2012, the Committee approved and the Board of Directors ratified the grant of multi-year deferred retirement compensation awards (the "Deferred Retirement Compensation Awards") for each of Messrs. Hersh, Lefkowitz and Thomas. Pursuant to the Deferred Retirement Compensation Awards, the Company will make annual contributions of stock units representing shares of the Company's common stock on January 1 of each year from 2013 through 2017 into a deferred compensation account maintained on behalf of each Messrs. Hersh, Lefkowitz and Thomas. The annual contribution for Messrs. Hersh, Lefkowitz and Thomas shall be in an amount of stock units equal to $500,000, $160,000 and $100,000, respectively. For 2013, the number of stock units was determined using a fixed grant date price of $30.00 per share. Vesting of each annual contribution of stock units will occur on December 31 of each year, subject to continued employment. Upon the payment of dividends on the Company's common stock, Messrs. Hersh, Lefkowitz and Thomas shall be entitled to dividend equivalent payments in respect of the stock units payable in the form of additional stock units; provided, however, that the dividend equivalent payments will be contributed only on the vesting date of the stock units each year. The stock units shall become payable within 30 days after the earliest of any of the following triggering events: (a) the executive's death or disability; (b) the date of the executive's separation from service to the Company; and (c) the effective date of a change in control, in each case as such terms are defined in the employment agreements of Messrs. Hersh, Lefkowitz and Thomas. Upon the occurrence of a triggering event, the stock units shall be paid in cash based on the closing price of the Company's common stock on the date of such triggering event. Vesting of stock units eligible to vest in a performance year will be accelerated in the event of a change of control of the Company, termination of employment by the Company without cause, termination of employment by the award recipient for good reason, death or disability.

        401(k) Savings Plan.    The Company maintains a tax-qualified defined contribution plan for the benefit of all its eligible employees, including the named executive officers. The provisions and features of the plan apply to all participants in the plan, including the named executive officers. There were no discretionary matching or profit sharing contributions made by the Company to the plan on behalf of the named executive officers for 2012.

        Severance and Change-in-Control Payments.    Pursuant to their employment agreements entered into in 1999 (in the case of Messrs. Hersh, Lefkowitz and Thomas), each of Messrs. Hersh, Lefkowitz and Thomas is eligible for certain benefits upon the occurrence of a change in control or in certain instances upon termination of employment. The provisions governing such payments are designed to be competitive with comparable employment contract provisions of executive officers of other public REITs. The employment agreements of each of Messrs. Hersh, Lefkowitz and Thomas provide for the payment of specified benefits in the event of the executive's termination following a change in control, the executive's termination for "good reason" or the executive's involuntary termination "without cause" (as such terms are defined in the respective employment agreements). The potential payments to be made to Messrs. Hersh, Lefkowitz and Thomas upon termination following a change in control are designed to keep the executive officers engaged both before and during an impending business combination to ensure continuity in management during a change in control. When the Committee made its various annual compensation determinations during the last fiscal year, it assumed that none of the payment triggers would occur during the period with respect to which such compensation determinations were made. Consequently, these arrangements did not impact the Company's overall compensation objectives or affect determinations with respect to annual compensation levels of the named executive officers.

        Each of the employment agreements of Messrs. Hersh, Lefkowitz and Thomas was negotiated at arm's length, was approved by the Board of Directors and reflects severance triggers and benefits that, at the time the agreements were entered into, the Board of Directors believed to have been market terms and in the best interests of the Company and its stockholders. In consideration of the long-term commitment to the Company of Messrs. Hersh, Lefkowitz and Thomas pursuant to the terms and conditions of their respective employment agreements, which include non-compete provisions, the Board of Directors believes that the severance benefits payable to them in connection with a termination without cause, for good reason or upon a change in control are necessary to attract and retain exceptional members of management by providing the named executive officers with the benefit of the remuneration for which they bargained.

        The employment agreements for Messrs. Hersh, Lefkowitz and Thomas were entered into in 1999. The potential severance payments to be made to them have been set at amounts that, at the time the employment agreements were entered into, the Board of Directors believed were necessary to induce the named executive officers to enter into their respective employment agreements and which the Board of Directors believed would provide an ongoing performance incentive for the executive by removing the risk of unexpected, arbitrary termination of employment.

        Upon termination due to death, disability, without cause, for good reason or in the event of a change in control, Messrs. Hersh, Lefkowitz and Thomas are entitled to receive an aggregate cash payment of $8 million, $2.5 million and $2.5 million, respectively, pursuant to the terms and conditions of their respective employment agreements. See "Employment Contracts; Potential Payments Upon Termination or Change in Control."

        The Board of Directors believes that in the event of a termination due to death, disability, without cause, for good reason, or in certain circumstances in connection with a change in control, it is appropriate to pay these severance benefits and to accelerate the vesting of equity compensation awards, as the executive should not suffer the detriment of a breach of the employment agreement by the Company or a change in ownership. These severance payments were intended, at the time each employment agreement was entered into, to represent a multiple of the executive's estimated total annual compensation, and represent a multiple of approximately four, three and three times the total annual compensation of Messrs. Hersh, Lefkowitz and Thomas, respectively, based on the total annual compensation at the time their respective employment agreements were entered into. See "Employment Contracts; Potential Payments Upon Termination or Change in Control" for a summary of the amount payable under the employment agreements upon the occurrence of such events.

        Other Compensation.    The Company offers limited perquisites to its executive officers, such as travel and transportation allowances. See note 6 under "Executive Compensation—Summary Compensation Table." The Company does not offer qualified or non-qualified defined benefit plans to its executive officers or employees, nor does it offer non-qualified defined contribution or other deferred compensation plans.

        Chief Executive Officer Compensation.    Mitchell E. Hersh, the President and Chief Executive Officer of the Company, received a base salary during 2012 of $1,050,000 pursuant to the employment agreement entered into in December 1997, as amended and restated in July 1999. Mr. Hersh also was paid a cash bonus of $1,000,000 in recognition of services performed during fiscal 2012. Mr. Hersh received no fees for his service as a director of the Company during fiscal 2012. The Committee recognizes Mr. Hersh's contributions to the Company's operations and attempts to ensure that the President and Chief Executive Officer's compensation is commensurate with the compensation of chief executive officers of comparable corporations. On December 3, 2012, the Committee approved and the Board of Directors ratified the grant, effective December 3, 2012, of a bonus of 25,000 shares of restricted Common Stock to Mr. Hersh, as further described under the heading "Annual Restricted Stock Bonus Compensation" above. The Committee and the Board of Directors deemed such annual cash and restricted stock bonus awards and Mr. Hersh's total compensation appropriate based upon the 2012 Performance Criteria and in light of Mr. Hersh's substantial contribution to the Company's development and success in 2012. As described under the heading "LTIP Awards—Multi-Year Performance Awards" above, on December 3, 2012, the Committee approved and the Board of Directors ratified the determination to vest 25,155 shares of restricted Common Stock previously granted to Mr. Hersh under the 2007 Multi-Year Performance Awards as of January 1, 2013 and to pay the related tax gross-up payment, which the Company is contractually obligated to pay. The tax gross-up payment in respect of the fifth and final tranche of the 2007 Multi-Year Performance Awards that vested on January 1, 2013 is the last of such tax gross-up payments to be made to executive officers of the Company under the Company's current compensation plans and compensation policies.

        The Committee's policies and procedures for determining Mr. Hersh's compensation are the same policies and procedures for determining the compensation of the other named executive officers. The compensation paid to the Company's named executive officers during 2012, including Mr. Hersh, was fixed by the Committee based upon the Company's overall performance, the achievement of the 2012 Performance Criteria, and the individual performance of the named executive officers at amounts that were within the median range of total compensation paid to the executive officers of similar positions at the Peer Group REITs. Fixing the compensation of the Company's named executive officers at these amounts, although within the median range of total compensation relative to the Peer Group REITs in 2012, resulted in a disparity between Mr. Hersh's total compensation and that of the next highest compensated named executive officer of approximately $2.1 million. The Committee has determined that the compensation paid to Mr. Hersh is both consistent with the compensation paid to principal executive officers at the Peer Group REITs and appropriate in light of Mr. Hersh's significant role with the Company, including without limitation his responsibilities for the strategic direction and long-term planning for the Company as its President. Mr. Hersh's compensation package was presented to and ratified by the full Board of Directors of the Company shortly after it was set by the Committee and before any compensation awards were finalized. Based on the foregoing factors, the Committee believes that Mr. Hersh's compensation as compared to both the principal executive officers of the Peer Group REITs and the other named executive officers of the Company is appropriate.

        In furtherance of the Company's efforts to maintain best corporate governance practices, in 2010 the Committee recommended and the Board of Directors adopted Equity Ownership Guidelines for the Chief Executive Officer. The Equity Ownership Guidelines will further align the interests of the Chief Executive Officer with stockholder value and requires the Chief Executive Officer to own an aggregate of 100,000 shares of the Company's common stock ("Shares") or units of limited partnership interest of Mack-Cali Realty, L.P. redeemable for Shares ("OP Units"), in any combination of Shares or OP Units as determined in the sole discretion of the Chief Executive Officer, effective as of December 31, 2011. Since December 31, 2011, Mr. Hersh has been in compliance with the Equity Ownership Guidelines for the Chief Executive Officer.

Executive Compensation and Option Committee Report

        The Executive Compensation and Option Committee has reviewed the Compensation Discussion and Analysis and discussed that Analysis with management. Based on its review and discussions with management, the committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 and the Company's proxy statement relating to the annual meeting of stockholders to be held on May 15, 2013. This report is provided by the following independent directors, who comprise all of the members of the Executive Compensation and Option Committee:

EXECUTIVE COMPENSATION AND OPTION COMMITTEE OF THE BOARD OF DIRECTORS Alan G. Philibosian, Chairman Kenneth M. Duberstein Vincent Tese

Executive Compensation and Option Committee Interlocks and Insider Participation

        The Executive Compensation and Option Committee consists of Alan G. Philibosian, chairman, Kenneth M. Duberstein and Vincent Tese. No member of the Executive Compensation and Option Committee was at any time in 2012 or at any other time an officer or employee of the Company, and no member had any relationship with the Company requiring disclosure as a related-person transaction in the section "Certain Relationships and Related Transactions." No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our board of directors or Executive Compensation and Option Committee at any time in 2012.

 EXECUTIVE COMPENSATION

        The following table sets forth certain information concerning the compensation of the chief executive officer, the chief financial officer, and the three most highly compensated executive officers of the Company other than the chief executive officer and the chief financial officer (collectively, the "Named Executive Officers") for the Company's fiscal years ended December 31, 2012, 2011 and 2010:

Summary Compensation Table

Name and Principal Position	Year	Salary($)	Bonus($)	Stock Awards($)(3)		All Other Compensation($)		Total ($)
Mitchell E. Hersh	2012	1,050,000	1,000,000	1,344,296	(4)	371,729	(5)(6)	3,766,025
President and Chief Executive	2011	1,050,000	1,000,000	1,480,731		408,583		3,939,314
Officer	2010	1,050,000	1,000,000	1,465,831		384,780		3,900,611
Barry Lefkowitz	2012	420,000	505,000	561,056	(4)	165,598	(5)(6)	1,651,654
Executive Vice President and	2011	420,000	505,000	617,925		183,476		1,726,401
Chief Financial Officer	2010	420,000	505,000	611,935		172,678		1,709,613
Roger W. Thomas	2012	370,000	400,000	306,703	(4)	84,006	(5)(6)	1,160,709
Executive Vice President,	2011	370,000	400,000	348,891		92,933		1,211,824
General Counsel and Secretary	2010	370,000	400,000	354,008		87,532		1,211,540
Anthony Krug(1)	2012	275,000	200,000	—		4,500	(6)	479,500
Chief Accounting Officer	2011	275,000	190,000	—		4,500		469,500
	2010	275,000	160,000	88,500		8,100		531,600
Michael A. Grossman(2)	2012	38,423	—	—		1,435,366	(5)(6)(7)	1,473,789
Former Executive Vice	2011	370,000	495,000	527,797		150,661		1,543,458
President	2010	370,000	495,000	529,826		142,019		1,536,845

(1)
Mr. Krug was appointed Chief Accounting Officer on October 10, 2012.

(2)
Mr. Grossman resigned as Executive Vice President of the Company effective January 12, 2012.

(3)
The Company accounted for stock options and restricted Common Stock awards granted prior to 2002 using the intrinsic value method prescribed in the previously existing accounting guidance on accounting for stock issued to employees. In 2002, the Company adopted the provisions of Accounting Standards Codification ("ASC") 718, and in 2006, the Company adopted the amended guidance. For a discussion of the Company's accounting treatment of its equity compensation awards, see Note 2: Significant Accounting Policies—Stock Compensation, to the Company's financial statements on page 85 of the Company's Annual Report on Form 10-K for the year ended December 31, 2012. All stock awards are reported based on the grant date fair value in accordance with ASC 718.

(4)
Represents the grant date fair value of annual restricted common stock bonus awards and LTIP awards with a 2012 grant date and do not necessarily reflect compensation actually received by the named executive officers in 2012. The grant date fair values of these awards were calculated in accordance with ASC 718. These awards include the annual restricted common stock bonus awards granted to each of the named executive officers on December 3, 2012 described in "Compensation Discussion and Analysis—Annual Restricted Common Stock Bonus Compensation." These awards consisted of 25,000, 10,455 and 6,818 shares of restricted Common Stock granted to Messrs. Hersh, Lefkowitz and Thomas, respectively, with a grant date fair value per share of $24.5216 calculated in accordance with ASC 718. Also included in the 2012 compensation expense numbers is the fifth and final tranche of the Multi-Year Performance Awards described in "Compensation Discussion and Analysis—LTIP Awards." These awards consisted of 25,155, 10,481 and 5,241 shares of restricted Common Stock granted to Messrs. Hersh, Lefkowitz and Thomas, respectively, with a grant date fair value of $29.07 calculated in accordance with ASC 718.

(5)
Includes tax gross-up payments in the amounts of $288,805, $120,332, $60,172 and $96,268 for Messrs. Hersh, Lefkowitz, Thomas and Grossman, respectively, relating to restricted Common Stock which vested on January 1, 2012.

(6)
Includes the following compensation:

(i)
Mr. Hersh's Amended and Restated Employment Agreement with the Company entitles him to participate in a security plan of the Company, pursuant to which the Company provides a vehicle for Mr. Hersh's exclusive use for which the Company incurred expenses of approximately $37,645 in 2012 and for which the Company expensed the full value in 2012;

(ii)
Annual vehicle allowances for Messrs. Lefkowitz, Thomas and Grossman in the amounts of $26,400, $14,400 and $1,923, respectively, in 2012; and

(iii)
Dividends earned in 2012 on unvested shares of restricted Common Stock in the amounts of $45,279, $18,866, $9,434 and $4,500 for Messrs. Hersh, Lefkowitz, Thomas and Krug, respectively.

(7)
Represents the total amount of severance benefits paid to Mr. Grossman upon his resignation on January 12, 2012 and interest payments of $17,986 paid to him with respect to a rabbi trust. See "Potential Payments Upon Termination or Change in Control—Michael Grossman."

Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards—Target(1)	All Other Stock Awards: Number of Shares of Stock or Units(#)(2)	Grant Date Fair Value of Stock and Option Awards($)
Mitchell E. Hersh	03/19/12	25,155		731,256
President and Chief Executive	12/03/12		25,000	613,040
Officer
Barry Lefkowitz	03/19/12	10,481		304,683
Executive Vice President and	12/03/12		10,455	256,373
Chief Financial Officer
Roger W. Thomas	03/19/12	5,241		152,356
Executive Vice President,	12/03/12		6,818	167,188
General Counsel and Secretary

(1)
On January 2, 2008, each of Messrs. Hersh, Lefkowitz and Thomas, were issued LTIP awards of 100,619, 41,925 and 20,962 shares of restricted common stock, respectively, pursuant to Multi-Year Performance Awards described in "Compensation Discussion And Analysis—LTIP Awards." These shares of restricted Common Stock are scheduled to vest on an annual basis over a five to seven year period beginning January 1, 2009, provided certain performance requirements to be established by the Executive Compensation and Option Committee each year are satisfied. The amounts reported represent the fifth and final tranche of shares under the Multi-Year Performance Awards scheduled to vest on January 1, 2013 based upon satisfaction of the 2012 Performance Criteria with a grant date fair value of $29.07 per share calculated in accordance with ASC 718 on March 19, 2012, which is the date that the Executive Compensation and Option Committee established and communicated to the named executive officers the 2012 Performance Criteria.

(2)
On December 3, 2012, Messrs. Hersh, Lefkowitz and Thomas were issued 25,000, 10,455 and 6,818 shares of restricted Common Stock, respectively. Such shares of restricted Common Stock were fully vested as of the grant date. The recipients were, under the terms of all of such restricted share award agreements, prohibited from transferring any shares until six (6) months had elapsed from the grant date. The grant date fair market value of the restricted Common Stock calculated in accordance with ASC 718 is $24.5216 per share.

 Outstanding Equity Awards At Fiscal Year-End

	Stock Awards
Name and Principal Position	Number of Shares or Units of Stock That Have Not Vested(#)		Market Value of Nonvested Shares or Units of Stock That Have Not Vested($)
Mitchell E. Hersh	25,155	(1)	656,797	(2)
President and Chief Executive Officer
Barry Lefkowitz	10,481	(1)	273,659	(2)
Executive Vice President and Chief Financial
Officer
Roger W. Thomas	5,241	(1)	136,843	(2)
Executive Vice President, General Counsel
and Secretary
Anthony Krug	2,500	(1)	65,275	(2)
Chief Accounting Officer

(1)
All 25,155, 10,481 and 5,241 shares of restricted Common Stock vested on January 1, 2013 for each of Messrs. Hersh, Lefkowitz and Thomas, respectively. All 2,500 shares of restricted Common Stock vested on January 15, 2013 for Mr. Krug.

(2)
Market value based upon a market price of the Common Stock of $26.11 per share, the closing price of the Common Stock on the NYSE on December 31, 2012, the last trading day of 2012.

Option Exercises and Stock Vested

	Stock Awards
Name and Principal Position	Number of Shares Acquired on Vesting (#)(1)		Value Realized on Vesting ($)(1)(2)
Mitchell E. Hersh	50,155	(2)	1,303,092
President and Chief Executive Officer
Barry Lefkowitz	20,936	(2)	543,928
Executive Vice President and Chief Financial Officer
Roger W. Thomas	12,059	(2)	312,630
Executive Vice President, General Counsel and Secretary
Anthony Krug	—		—
Chief Accounting Officer
Michael A. Grossman	16,770	(3)	444,153
Former Executive Vice President

(1)
On January 1, 2012, the following shares of restricted Common Stock vested: 25,155, 10,481, 8,385, and 5,241 shares for Messrs. Hersh, Lefkowitz, Grossman, and Thomas, respectively. The value of such restricted Common Stock is based upon a market price of the Common Stock of $26.40, which was the closing price of the Common Stock on the NYSE on the first trading day after vesting.

(2)
On December 3, 2012, Messrs. Hersh, Lefkowitz and Thomas were issued 25,000, 10,455 and 6,818 shares of restricted Common Stock, respectively. Such shares of restricted the Common Stock were fully vested as of the grant date. The value of the restricted Common Stock is based upon a market price of the Common Stock of $25.56, which was the closing price of the Common Stock on the NYSE on the grant date.

(3)
On January 12, 2012, Mr. Grossman resigned as Executive Vice President of the Company and 8,385 unvested shares of restricted Common Stock became fully vested. The value of the restricted Common Stock is based upon a market price of the Common Stock of $26.57, which was the closing price of the Common Stock on the NYSE on the effective date of his resignation.

 Pension Benefits

        The Company does not offer qualified or non-qualified defined benefit plans to its executive officers or employees.

Non-Qualified Deferred Compensation

        The Company does not offer non-qualified defined contribution or other deferred compensation plans to its executive officers or employees.

Employment Contracts; Potential Payments Upon Termination or Change in Control

        Mitchell E. Hersh Employment Agreement.    On July 1, 1999, following the appointment of Mitchell E. Hersh as Chief Executive Officer of the Company on April 18, 1999, the Company and Mr. Hersh amended and restated Mr. Hersh's employment agreement with the Company, providing for a constant four year term. On December 9, 2008, the Company and Mr. Hersh amended his employment agreement to comply with the requirements of Section 409A ("Section 409A") of the Code (as so amended, the "Amended and Restated Hersh Agreement"). In May 2004, Mr. Hersh was appointed to the additional position of President of the Company. Mr. Hersh's current annual base salary is $1,050,000, with annual increases within the discretion of the Executive Compensation and Option Committee. Mr. Hersh also is eligible to receive an annual bonus, restricted share awards and options within the discretion of the Board of Directors or the Executive Compensation and Option Committee, as the case may be.

        On December 3, 2012, 25,000 shares of restricted Common Stock were issued to Mr. Hersh which were fully vested upon issuance and subject to a six month restriction on transfer. Pursuant to the 2007 Multi-Year Performance Awards authorized by the Board of Directors on September 12, 2007, on January 2, 2008 Mr. Hersh was issued 100,619 shares of restricted Common Stock which began to vest on January 1, 2009. The vesting of such shares is subject to the attainment of annual performance goals to be set by the Executive Compensation and Stock Option Committee for each year and an entitlement to tax gross-up payments upon such vesting, with the number of shares scheduled to be vested and earned on each vesting date on an annual basis over a five to seven year period, provided certain performance requirements are satisfied, generally equal to 15% of such restricted Common Stock on the vesting date in year one, 15% of such restricted Common Stock on the vesting date in year two, 20% of such restricted Common Stock on the vesting date in year three, 25% of such restricted Common Stock on the vesting date in year four and 25% of such restricted Common Stock on the vesting date in year five, with any unvested stock carried forward into subsequent years including year six and year seven (the "January 2008 Hersh Restricted Stock Grant"). See "Compensation Discussion and Analysis—LTIP Awards." On January 1, 2009, 15,093 shares of restricted Common Stock vested for Mr. Hersh; on January 1, 2010, 15,093 shares of restricted Common Stock vested for Mr. Hersh; on January 1, 2011, 20,123 shares of restricted Common Stock vested for Mr. Hersh; on January 1, 2012, 25,155 shares of restricted Common Stock vested for Mr. Hersh; and on January 1, 2013, 25,155 shares of restricted Common Stock vested for Mr. Hersh.

        Mr. Hersh is required to devote substantially all of his business time to the affairs of the Company and, subject to certain excluded activities, generally is restricted during the term of his employment and in the event his employment is terminated by the Company for "cause" or by him without "good reason," for a period of one year thereafter, from conducting any office-service, flex or office property development, acquisition or management activities within the continental United States. In the event that Mr. Hersh is terminated for "cause" or by him without "good reason," then he would be entitled to the following benefits:

  (i)
  any unpaid annual base salary at the rate then in effect accrued through and including the date of termination;

  (ii)
  any earned but unpaid incentive compensation or bonuses; and

  (iii)
  the right to retain and/or receive any shares of restricted Common Stock which have vested as of the last day of the Company's fiscal year coincident or immediately preceding his termination, and the corresponding tax gross-up payment, irrespective of whether the determination is made after the date of termination.

        In the event that Mr. Hersh is terminated without "cause" or due to his death or "disability," or if he terminates his employment for "good reason," or if he terminates his employment for any reason within six (6) months of a "change in control," then he would be entitled to the following benefits:

  (i)
  an aggregate cash payment of $8,000,000 fixed by the Amended and Restated Hersh Agreement;

  (ii)
  reimbursement of expenses incurred prior to the date of termination;

  (iii)
  immediate vesting of 25,155 unvested shares of restricted Common Stock, which were issued to Mr. Hersh on January 2, 2008, with an estimated present value of $656,797, assuming such shares had been outstanding on the assumed termination date of December 31, 2012, and based upon a market price of the Common Stock of $26.11 per share, which was the closing price of the Common Stock on the NYSE on December 30, 2012, the last trading day of 2012;

  (iv)
  the tax gross-up payments in connection with the vesting of all 25,155 unvested shares of restricted Common Stock valued at $282,423, assuming such shares had been outstanding on the assumed termination date of December 31, 2012; and

  (v)
  the continuation of health insurance coverage through the end of his unexpired employment period should his employment be terminated by the Company without "cause," by him for "good reason" or on account of his "disability" or death. The value of such benefits at December 31, 2012 is estimated to be approximately $74,000.

        Under the Amended and Restated Hersh Agreement:

  (i)
  "cause" is defined as:

  (a)
  willful and continued failure to use best efforts to substantially perform his duties (other than any such failure resulting from his incapacity due to physical or mental illness) for a period of thirty (30) days after written demand for substantial performance is delivered by the Company specifically identifying the manner in which the Company believes he has not substantially performed his duties;

  (b)
  willful misconduct and/or willful violation of the covenant to not disclose confidential information about the Company contained in Paragraph 11 of the Amended and Restated Hersh Agreement, which is materially economically injurious to the Company and the Operating Partnership taken as a whole;

  (c)
  the willful violation of the covenant not to compete contained in Paragraph 13 of the Amended and Restated Hersh Agreement; or

  (d)
  conviction of, or plea of guilty to, a felony.

        For purposes of the definition of "cause" under the Amended and Restated Hersh Agreement, no act, or failure to act, on his part shall be considered "willful" unless done, or omitted to be done, by him (I) not in good faith and (II) without reasonable belief that his action or omission was in furtherance of the interests of the Company.

  (ii)
  "disability" is defined as a determination by the Company, upon the advice of an independent qualified physician, that he has become physically or mentally incapable of performing his duties under the Amended and Restated Hersh Agreement and that such disability has disabled him for a cumulative period of one hundred eighty (180) days within a twelve (12) month period.

  (iii)
  "good reason" is defined as:

  (a)
  a material breach of the Amended and Restated Hersh Agreement by the Company, including but not limited to an assignment to him of duties materially and adversely inconsistent with his status as Chief Executive Officer or a member of the Board of Directors, or a material or adverse alteration in the nature of or diminution in his duties and/or responsibilities, reporting obligations, titles or authority;

  (b)
  a reduction in his annual base salary or material reduction in other benefits (except for bonuses or similar discretionary payments) as in effect at the time in question, a failure to pay such amounts when due or any other failure by the Company to furnish the compensation and benefits required by Paragraph 4 of the Amended and Restated Hersh Agreement;

  (c)
  termination within six (6) months of receipt of a notice of non-renewal of the term of the Amended and Restated Hersh Agreement;

  (d)
  termination on or within six (6) months of a change in control;

  (e)
  upon any purported termination of his employment for cause which is not effected pursuant to the procedures required by Paragraph 5 of the Amended and Restated Hersh Agreement;

  (f)
  upon the relocation of the Company's principal executive offices or his own office location to a location that is more than thirty (30) miles away from Cranford, New Jersey; or

  (g)
  his failure to be appointed or reappointed as a member of the Board of Directors.

  (iv)
  "change in control" is defined as the occurrence of any of the following events:

  (a)
  if any "person" or "group" of persons, as such terms are used in Sections 13 and 14 of the Exchange Act, other than an employee benefit plan sponsored by the Company, becomes the "beneficial owner," as such term is used in Section 13 of the Exchange Act (without regard to any vesting or waiting periods) of (I) Common Stock or any class of stock convertible into Common Stock, and/or (II) common or preferred units of the Operating Partnership or any other class of units convertible into common units, in an amount equal to twenty percent (20%) or more of the sum total of the Common Stock and the common units (assuming conversion into common equity of all outstanding classes of stock and units) issued and outstanding immediately prior to such acquisition as if they were a single class and disregarding any equity raise in connection with the financing of such transaction;

  (b)
  if any Common Stock is purchased pursuant to a tender or exchange offer;

  (c)
  upon the dissolution or liquidation of the Company or the consummation of any merger or consolidation of the Company or any sale or other disposition of all or substantially all of its assets, if the stockholders of the Company and unitholders of the Operating Partnership taken as a whole and considered as one class immediately before such transaction own, immediately after consummation of such transaction, equity securities and partnership units possessing less than fifty percent (50%) of the surviving or acquiring company and partnership taken as a whole; or

    (d)
    upon a turnover, during any two (2) year period, of the majority of the members of the Board of Directors, without the consent of the remaining members of the Board of Directors as to the appointment of the new members.

        Under the Amended and Restated Hersh Agreement, if Mr. Hersh is deemed to be a "specified employee" under Section 409A, to the extent any severance payments to Mr. Hersh constitute deferred compensation subject to Section 409A, such payments must be made to an irrevocable "rabbi" trust in form and substance reasonably satisfactory to Mr. Hersh. These severance payments and accrued interest would be paid to Mr. Hersh in a lump sum on the earlier to occur of: (i) the first day of the seventh month following his separation from service, or (ii) his date of death.

        Barry Lefkowitz Employment Agreement.    On July 1, 1999, the Company and Barry Lefkowitz amended and restated Mr. Lefkowitz's employment agreement with the Company and on December 9, 2008, the Company and Mr. Lefkowitz amended his employment agreement to comply with the requirements of Section 409A (as so amended, the "Amended and Restated Lefkowitz Agreement"). The terms and conditions of the Amended and Restated Lefkowitz Agreement are generally similar to those of the Amended and Restated Hersh Agreement, except that Mr. Lefkowitz's annual base salary for 2012 was $420,000.

        On December 3, 2012, 10,455 shares of restricted Common Stock were issued to Mr. Lefkowitz which were fully vested upon issuance and subject to a six month restriction on transfer. Pursuant to the 2007 Multi-Year Performance Awards authorized by the Board of Directors on September 12, 2007, on January 2, 2008 Mr. Lefkowitz was issued 41,925 shares of restricted Common Stock which began to vest on January 1, 2009, on terms and conditions similar to those of the January 2008 Hersh Restricted Stock Grant. On January 1, 2009, 6,289 shares of restricted Common Stock vested for Mr. Lefkowitz; on January 1, 2010, 6,289 shares of restricted Common Stock vested for Mr. Lefkowitz; on January 1, 2011, 8,385 shares of restricted Common Stock vested for Mr. Lefkowitz; on January 1, 2012, 10,481 shares of restricted Common Stock vested for Mr. Lefkowitz; and on January 1, 2013, 10,481 shares of restricted Common Stock vested for Mr. Lefkowitz.

        Mr. Lefkowitz is required to devote substantially all of his business time to the affairs of the Company and, subject to certain excluded activities, generally is restricted during the term of his employment and in the event his employment is terminated by the Company for "cause" or by him without "good reason," for a period of one year thereafter, from conducting any office- service, flex or office property development, acquisition or management activities within the continental United States. In the event that Mr. Lefkowitz is terminated for "cause" or by him without "good reason," then he would be entitled to the following benefits:

  (i)
  any unpaid annual base salary at the rate then in effect accrued through and including the date of termination;

  (ii)
  any earned but unpaid incentive compensation or bonuses; and

  (iii)
  the right to retain and/or receive any shares of restricted Common Stock which have vested as of the last day of the Company's fiscal year coincident or immediately preceding his termination, and the corresponding tax gross-up payment, irrespective of whether the determination is made after the date of termination.

        In the event that Mr. Lefkowitz is terminated without "cause" or due to his death or "disability," or if he terminates his employment for "good reason," or if he terminates his employment for any reason within six (6) months of a "change in control," then he would be entitled to the following benefits:

  (i)
  an aggregate cash payment of $2,500,000 fixed by the Amended and Restated Lefkowitz Agreement;

  (ii)
  reimbursement of expenses incurred prior to the date of termination;

  (iii)
  immediate vesting of 10,481 unvested shares of restricted Common Stock, which were issued to Mr. Lefkowitz on January 2, 2008, with an estimated present value of $273,659, assuming such shares had been outstanding on the assumed termination date of December 31, 2012, and based upon a market price of the Common Stock of $26.11 per share, which was the closing price of the Common Stock on the NYSE on December 30, 2012, the last trading day of 2012;

  (iv)
  the tax gross-up payments in connection with the vesting of all 10,481 unvested shares of restricted Common Stock valued at $117,673, assuming such shares had been outstanding on the assumed termination date of December 31, 2012; and

  (v)
  the continuation of health insurance coverage through the end of his unexpired employment period should his employment be terminated by the Company without "cause," by him for "good reason" or on account of his "disability" or death. The value of such benefits at December 31, 2012 is estimated to be approximately $126,000.

        Under the Amended and Restated Lefkowitz Agreement, the terms "cause," "disability," "good reason," and "change in control" have the same meaning of such terms in the Amended and Restated Hersh Agreement, except that the terms providing for appointment to the Board of Directors in the definition of "good reason" in the Amended and Restated Hersh Agreement are not included in the definition of such term in the Amended and Restated Lefkowitz Agreement.

        Roger W. Thomas Employment Agreement.    On July 1, 1999, the Company and Roger W. Thomas amended and restated Mr. Thomas' employment agreement with the Company and on December 9, 2008, the Company and Mr. Thomas amended his employment agreement to comply with the requirements of Section 409A (as so amended, the "Amended and Restated Thomas Agreement"). The terms and conditions of the Amended and Restated Thomas Agreement are generally similar to those of the Amended and Restated Lefkowitz Agreement, except that Mr. Thomas' annual base salary for 2012 was $370,000.

        On December 3, 2012, 6,818 shares of restricted Common Stock were issued to Mr. Thomas which were fully vested upon issuance and subject to a six month restriction on transfer. Pursuant to the 2007 Multi-Year Performance Awards authorized by the Board of Directors on September 12, 2007, on January 2, 2008 Mr. Thomas was issued 20,962 shares of restricted Common Stock which began to vest on January 1, 2009, on terms and conditions similar to those of the January 2008 Hersh Restricted Stock Grant. On January 1, 2009, 3,144 shares of restricted Common Stock vested for Mr. Thomas; on January 1, 2010, 3,144 shares of restricted Common Stock vested for Mr. Thomas; on January 1, 2011, 4,192 shares of restricted Common Stock vested for Mr. Thomas; on January 1, 2012, 5,241 shares of restricted Common Stock vested for Mr. Thomas; and on January 1, 2013, 5,241 shares of restricted Common Stock vested for Mr. Thomas.

        Mr. Thomas is required to devote substantially all of his business time to the affairs of the Company and, subject to certain excluded activities, generally is restricted during the term of his employment and in the event his employment is terminated by the Company for "cause" or by him without "good reason," for a period of one year thereafter, from conducting any office-service, flex or office property development, acquisition or management activities within the continental United States. In the event that Mr. Thomas is terminated for "cause" or by him without "good reason," then he would be entitled to the following benefits:

            (i)  any unpaid annual base salary at the rate then in effect accrued through and including the date of termination;

           (ii)  any earned but unpaid incentive compensation or bonuses; and

          (iii)  the right to retain and/or receive any shares of restricted Common Stock which have vested as of the last day of the Company's fiscal year coincident or immediately preceding his termination, and the corresponding tax gross-up payment, irrespective of whether the determination is made after the date of termination.

        In the event that Mr. Thomas is terminated without "cause" or due to his death or "disability," or if he terminates his employment for "good reason," or if he terminates his employment for any reason within six (6) months of a "change in control," then he would be entitled to the following benefits:

            (i)  an aggregate cash payment of $2,500,000 fixed by the Amended and Restated Thomas Agreement;

           (ii)  reimbursement of expenses incurred prior to the date of termination;

          (iii)  immediate vesting of 5,241 unvested shares of restricted Common Stock, which were issued to Mr. Thomas on January 2, 2008, with an estimated present value of $136,843, assuming such shares had been outstanding on the assumed termination date of December 31, 2012, and based upon a market price of the Common Stock of $26.11 per share, which was the closing price of the Common Stock on the NYSE on December 30, 2012, the last trading day of 2012;

          (iv)  the tax gross-up payments in connection with the vesting of all 5,241 unvested shares of restricted Common Stock valued at $58,842, assuming such shares had been outstanding on the assumed termination date of December 31, 2012; and

           (v)  the continuation of health insurance coverage through the end of his unexpired employment period should his employment be terminated by the Company without "cause," by him for "good reason" or on account of his "disability" or death. The value of such benefits at December 31, 2012 is estimated to be approximately $126,000.

        Under the Amended and Restated Thomas Agreement, the terms "cause," "disability," "good reason," and "change in control" have the same meaning of such terms in the Amended and Restated Lefkowitz Agreement.

        Anthony Krug At-Will Employment.    On October 10, 2012, the Company appointed Anthony Krug as its Chief Accounting Officer. Mr. Krug serves as an at-will employee and has not entered into an employment agreement with the Company.

Potential Payments Upon Termination or Change In Control

        The following table sets forth information regarding approximate amounts payable to each of Messrs. Hersh, Lefkowitz and Thomas pursuant to their respective employment agreements (other than compensation earned, but not yet paid in 2013), assuming that their employment has been terminated or in the event of a change in control as of December 31, 2012 and that the payments are not subject to deferral in order to comply with Section 409A. Michael Grossman resigned as executive vice president of the Company on January 12, 2012 and the Company and Mr. Grossman mutually determined to treat his resignation as the equivalent of a resignation for "good reason" or a termination "without cause" under his employment agreement. Accordingly, the severance benefits presented in the table below for Mr. Grossman represent the actual amounts paid to Mr. Grossman.

Because Mr. Krug does not have an employment agreement with the Company, he is not entitled to any such amounts payable in the event he is terminated or in the event of a change in control.

Name	Payments upon termination by Company without cause, by executive for good reason or due to death or disability of executive(1)		Payments upon a change in control(1)	Payments upon termination by the executive for any reason within six months of a change in control(1)
Mitchell E. Hersh President and Chief Executive Officer	$9,013,220	(2)	—	$9,013,220	(5)
Barry Lefkowitz Executive Vice President and Chief Financial Officer	$3,017,332	(3)	—	$3,017,332	(6)
Roger W. Thomas Executive Vice President, General Counsel and Secretary	$2,821,685	(4)	—	$2,821,685	(7)
Michael A. Grossman Former Executive Vice President	$1,341,189	(8)	—	—

(1)
The terms "cause," "good reason" (which includes without limitation a termination by the Company within six (6) months of a change in control), "disability" and "change in control" have the meanings ascribed to such terms in the respective employment agreements of Messrs. Hersh, Lefkowitz, Grossman and Thomas (as summarized above).

(2)
Amount includes: (i) an aggregate cash payment of $8,000,000; (ii) immediate vesting of 25,155 unvested shares of restricted Common Stock valued at $656,797 and $282,423 in related tax gross-up payments; and (iii) the continuation of health insurance coverage through the end of his unexpired employment period valued at approximately $74,000.

(3)
Amount includes: (i) an aggregate cash payment of $2,500,000; (ii) immediate vesting of 10,481 unvested shares of restricted Common Stock valued at $273,659 and $117,673 in related tax gross-up payments; and (iii) the continuation of health insurance coverage through the end of his unexpired employment period valued at approximately $126,000.

(4)
Amount includes: (i) an aggregate cash payment of $2,500,000; (ii) immediate vesting of 5,241 unvested shares of restricted Common Stock valued at $136,843 and $58,842 in related tax gross-up payments; and (iii) the continuation of health insurance coverage through the end of his unexpired employment period valued at approximately $126,000.

(5)
Amount is payable if Mr. Hersh terminates his employment for any reason within six (6) months after a change in control and includes: (i) an aggregate cash payment of $8,000,000; (ii) immediate vesting of 25,155 unvested shares of restricted Common Stock valued at $656,797 and $282,423 in related tax gross-up payments; and (iii) the continuation of health insurance coverage through the end of his unexpired employment period valued at approximately $74,000.

(6)
Amount is payable if Mr. Lefkowitz terminates his employment for any reason within six (6) months after a change in control and includes (i) an aggregate cash payment of $2,500,000; (ii) immediate vesting of 10,481 unvested shares of restricted Common Stock valued at $273,659 and $117,673 in related tax gross-up payments; and (iii) the continuation of health insurance coverage through the end of his unexpired employment period valued at approximately $126,000.

(7)
Amount is payable if Mr. Thomas terminates his employment for any reason within six (6) months after a change in control and includes (i) an aggregate cash payment of $2,500,000; (ii) immediate vesting of 5,241 unvested shares of restricted Common Stock valued at $136,843 and $58,842 in related tax gross-up payments; and (iii) the continuation of health insurance coverage through the end of his unexpired employment period valued at approximately $126,000.

(8)
Amount Includes: (i) an aggregate cash payment of $1,000,000; (ii) immediate vesting of 8,385 unvested shares of restricted Common Stock valued at $223,209 and $95,980 in related tax gross-up payments; and (iii) the continuation of health insurance coverage through the end of executive's unexpired employment period valued at approximately $22,000.

 COMPENSATION OF DIRECTORS

        Directors' Fees.    In 2012, each non-employee director was paid an annual fee of $50,000, plus $1,500 for attendance at, or telephonic participation in, any board or committee meeting. The Chairmen of each of the Audit Committee and the Executive Committee were paid an additional annual fee of $15,000. The Chairmen of each of the Nominating and Corporate Governance Committee and the Executive Compensation and Option Committee were paid an additional annual fee of $10,000. The Company does not pay director fees to employee directors, who in fiscal 2012 consisted of Mitchell E. Hersh. Each director also was reimbursed for expenses incurred in attending board and committee meetings. For fiscal year 2012, the Company's non-employee directors received directors' fees or fee equivalents (see "Compensation of Directors—Directors' Deferred Compensation Plan" below) in the amounts set forth in the table below.

        Directors' Deferred Compensation Plan.    Pursuant to the Amended and Restated Directors' Deferred Compensation Plan, originally effective as of January 1, 1999 (the "Directors' Deferred Compensation Plan"), each non-employee director is entitled to defer all or a specified portion of the annual fee to be paid to such director. The account of a director who elects to defer such compensation under the Directors' Deferred Compensation Plan is credited with the hypothetical number of stock units, calculated to the nearest thousandths of a unit, determined by dividing the amount of cash compensation deferred on the quarterly deferral date by the closing market price of the Common Stock on such quarterly deferral date. Any stock dividend declared by the Company on Common Stock results in a proportionate increase in units in the director's account as if such director held shares of Common Stock equal to the number of units in such director's account. Payment of a director's account may only be made in a lump sum in shares of Common Stock equal to the number of units in a director's account after either the director's service on the Board of Directors has terminated or there has been a change in control of the Company. In 2012, the director accounts of Nathan Gantcher, David S. Mack, Alan G. Philibosian, Irvin D. Reid, Vincent Tese and Roy J. Zuckerberg elected to receive a portion of their cash fees earned in 2012 in the form of deferred stock units. On December 9, 2008, the Directors' Deferred Compensation Plan was amended and restated to conform to the requirements of Section 409A of the Code.

        Directors' Stock Incentive Plans.    The Company has one equity compensation plan pursuant to which equity compensation awards to non-employee members of the Board of Directors may be made: the Mack-Cali Realty Corporation 2004 Incentive Stock Plan (the "2004 Incentive Plan"). Pursuant to the 2004 Plan, each non-employee director is automatically granted a non-qualified option to purchase 5,000 shares of Common Stock in connection with the director's initial election or appointment to the Board of Directors. These grants under the Director Incentive Plans are made at an exercise price equal to the "fair market value" (as defined under the 2004 Plan) at the time of the grant of the shares of Common Stock subject to such option. The Executive Compensation and Option Committee may make additional discretionary option grants to eligible directors, consistent with the terms of the 2004 Plan. The Board of Directors may amend, suspend or terminate the 2004 Plan at any time, except that any amendments that would constitute a material revision to the 2004 Plan must be submitted for stockholder approval pursuant to applicable NYSE rules. In 2012, 28,485 shares of restricted Common Stock were granted to the non-employee members of the Board of Directors pursuant to the 2004 Plan.

 2012 Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)		All Other Compensation ($)(3)	Total($)
William L. Mack	72,500	80,011	(5)	27,862	180,373
Alan S. Bernikow	80,000	80,011	(6)	—	160,011
John R. Cali(4)	28,000	—	(7)	—	28,000
Kenneth M. Duberstein	60,500	80,011	(8)	—	140,511
Nathan Gantcher	66,500	80,011	(9)	31,633	178,144
David S. Mack	56,000	80,011	(10)	20,842	156,853
Alan G. Philibosian	73,500	80,011	(11)	18,282	171,793
Irvin D. Reid	63,500	80,011	(12)	32,527	176,038
Vincent Tese	72,000	80,011	(13)	37,617	189,628
Robert F. Weinberg(4)	28,000	—	(14)	—	28,000
Roy J. Zuckerberg	65,000	80,011	(15)	31,633	176,644

TOTAL:	665,500	720,099		200,396	1,585,995

(1)
Of the cash fees earned or paid to Nathan Gantcher, David S. Mack, Alan G. Philibosian, Irvin D. Reid, Vincent Tese and Roy J. Zuckerberg in 2012, the following amounts were paid for cash fees earned in 2012 and paid in deferred stock units in lieu of cash pursuant to elections made by each such director: $50,000, $50,000, $30,000, $50,000, $60,000 and $50,000 for Messrs. Gantcher, Mack, Philibosian, Reid, Tese and Zuckerberg, respectively.

(2)
On December 3, 2012, each non-employee member of the Board of Directors was granted 3,165 shares of restricted Common Stock. The grant date fair value of these shares calculated in accordance with Accounting Standards Codification ("ASC") 718, Compensation—Stock Compensation was $25.28 per share. In 2002, the Company adopted the provisions of ASC 718, and in 2006, the Company adopted the amended guidance. For a discussion of the Company's accounting treatment of its equity compensation awards, see Note 2: Significant Accounting Policies—Stock Compensation, to the Company's financial statements beginning on page 78 of the Company's Annual Report on Form 10-K for the year ended December 31, 2012.

(3)
Deferred stock units awarded to William L. Mack, Nathan Gantcher, David S. Mack, Alan G. Philibosian, Irvin D. Reid, Vincent Tese and Roy J. Zuckerberg in 2012 include quarterly deemed stock dividends earned in 2012 on cumulative deferred stock units under the Mack-Cali Realty Corporation Deferred Compensation Plan for Directors in the amounts of $27,862, $31,633, $20,842, $18,282, $32,527, $37,617 and $31,633 for Messrs. Mack, Gantcher, Mack, Philibosian, Reid, Tese and Zuckerberg, respectively.

(4)
On March 6, 2012, the Board of Directors, on the recommendation of its Nominating and Corporate Governance Committee, determined to reduce the size of the Board of Directors from twelve to ten members and not to nominate for election directors John R. Cali and Robert F. Weinberg, each of whom retired and resigned from the Board of Directors at the 2012 annual meeting of stockholders of the Company on June 5, 2012.

(5)
As of December 31, 2012, Mr. Mack had vested options to purchase 5,000 shares of Common Stock and 5,871 unvested shares of restricted Common Stock, including 2,706 shares that vested on January 1, 2013.

(6)
As of December 31, 2012, Mr. Bernikow had vested options to purchase 5,000 shares of Common Stock and 5,871 unvested shares of restricted Common Stock, including 2,706 shares that vested on January 1, 2013.

(7)
As of December 31, 2012, Mr. Cali had 2,706 unvested shares of restricted Common Stock, all of which vested on January 1, 2013.

(8)
As of December 31, 2012, Mr. Duberstein had vested options to purchase 5,000 shares of Common Stock and 5,871 unvested shares of restricted Common Stock, including 2,706 shares that vested on January 1, 2013.

(9)
As of December 31, 2012, Mr. Gantcher had vested options to purchase 5,000 shares of Common Stock and 5,871 unvested shares of restricted Common Stock, including 2,706 shares that vested on January 1, 2013.

(10)
As of December 31, 2012, Mr. Mack had vested options to purchase 5,000 shares of Common Stock and 5,871 unvested shares of restricted Common Stock, including 2,706 shares that vested on January 1, 2013.

(11)
As of December 31, 2012, Mr. Philibosian had vested options to purchase 5,000 shares of Common Stock and 5,871 unvested shares of restricted Common Stock, including 2,706 shares that vested on January 1, 2013.

(12)
As of December 31, 2012, Dr. Reid had 5,871 unvested shares of restricted Common Stock, including 2,706 shares that vested on January 1, 2013.

(13)
As of December 31, 2012, Mr. Tese had 5,871 unvested shares of restricted Common Stock, including 2,706 shares that vested on January 1, 2013.

(14)
As of December 31, 2012, Mr. Weinberg had vested options to purchase 5,000 shares of Common Stock and 2,706 unvested shares of restricted Common Stock, all of which vested on January 1, 2013.

(15)
As of December 31, 2012, Mr. Zuckerberg had vested options to purchase 5,000 shares of Common Stock and 5,871 unvested shares of restricted Common Stock, including 2,706 shares that vested on January 1, 2013.

 Compensation Risk Assessment

        In setting compensation, the Executive Compensation and Option Committee considers the risks to our stockholders and to achievement of our goals that may be inherent in our compensation programs. At the direction of the Executive Compensation and Option Committee, we conducted a risk assessment of our compensation programs, including our executive compensation programs. The Executive Compensation and Option Committee and its compensation consultant reviewed and discussed the findings of this assessment and concluded that our compensation programs are designed with the appropriate balance of risk and reward in relation to our overall business strategy and do not incent employees to take unnecessary or excessive risks. Although a significant portion of our executive's compensation is performance-based and "at-risk," we believe our executive compensation plans are appropriately structured and are not reasonably likely to result in a material adverse effect on the Company. We considered the following elements of our executive compensation plans and policies when evaluating whether such plans and policies encourage our executives to take unreasonable risks:

  •
  We set flexible performance criteria that we believe are reasonable in light of past performance and market conditions, and we use a variety of performance metrics (including, without limitation, strength of our balance sheet, FFO growth, occupancy and leasing rates and completion of successful debt and equity offerings) that we believe correlate to long-term creation of stockholder value and that are affected by management decisions;

  •
  We use restricted stock rather than stock options for equity awards because restricted stock retains value even in a depressed market so that executives are less likely to take unreasonable risks to cause options to become or remain "in-the-money;"

  •
  We provide a significant portion of long-term incentive compensation in the form of Multi-Year Performance Awards. The amounts ultimately earned under the awards are tied to how we perform over a five to seven year period, which focuses management on sustaining our long-term performance;

  •
  Assuming achievement of at least a minimum level of performance, payouts under our performance-based awards may result in some compensation at levels below full target achievement, rather than an "all-or-nothing" approach;

  •
  The Committee's ability to consider non-financial and other qualitative performance factors in determining actual compensation payouts; and

  •
  Through providing a significant portion of each executive's annual compensation in the form of restricted stock and providing a minimum holding period, our executives have built sizable holdings of equity in the Company, which aligns an appropriate portion of their personal wealth to our long-term performance.

        In sum, we believe our executive compensation program is structured so that (i) we maintain a conservative risk profile that maintains the Company's low leverage, consistently strong stockholder returns, and long-term results, (ii) we avoid the type of disproportionately large short-term incentives that could encourage executives to take risks that may not be in our long-term interests; (iii) we provide incentives to manage for long-term performance; and (iv) a considerable amount of wealth of our executives is tied to our long-term success. We believe this combination of factors encourages our executives to manage the Company in a prudent manner. The Executive Compensation and Option Committee specifically considered compensation risk implications during its deliberations on the 2013 executive compensation performance criteria.

 Equity Compensation Plan Information

        The following table summarizes information, as of December 31, 2012, relating to equity compensation plans of the Company (including individual compensation arrangements) pursuant to which equity securities of the Company are authorized for issuance.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights		Weighted-Average Exercise Price of Outstanding Options and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column(a))
Equity Compensation Plans Approved by Stockholders	318,198	(2)	$29.51	(3)	2,276,395
Equity Compensation Plans Not Approved by Stockholders(1)	115,331		N/A		N/A	(4)
Total	433,529		N/A		2,276,395

(1)
The only plan included in the table that was adopted without stockholder approval was the Directors' Deferred Compensation Plan, the material features of which are summarized under "Compensation of Directors—Directors' Deferred Compensation Plan."

(2)
Includes 134,328 shares of restricted Common Stock.

(3)
Weighted-average exercise price of outstanding options; excludes restricted Common Stock.

(4)
The Directors' Deferred Compensation Plan does not limit the number of stock units issuable thereunder, but applicable SEC and NYSE rules restricted the aggregate number of stock units issuable thereunder to one percent (1%) of the Company's outstanding shares when the plan commenced on January 1, 1999.

 PROPOSAL NO. 2

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

        The following proposal gives our stockholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation of our named executive officers as disclosed in the "Compensation Discussion and Analysis" and "Executive Compensation" sections of this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices with respect to our named executive officers. We are providing this vote as required by Section 14A of the Exchange Act, which was added to the Exchange Act by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Board of Directors believes that the overall design and function of the Company's executive compensation program is appropriate and effective in aligning the interests of management and the Company's stockholders and that management is properly incentivized to manage the Company in a prudent manner. Accordingly, we are asking our stockholders to vote "FOR" the adoption of the following resolution:

          "RESOLVED, that the stockholders advise that they approve the compensation of the named executive officers of the Company, as disclosed in the "Compensation Discussion and Analysis" and "Executive Compensation" sections of this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure shall include the Compensation Discussion and Analysis, the compensation tables, and any related material)."

        Although the vote is non-binding, the Board of Directors and the Executive Compensation and Option Committee will review the voting results in connection with their ongoing evaluation of the Company's executive compensation program. Broker non-votes (as described under the "Solicitation and Voting Procedures—Voting Procedure" section on page 2 of this proxy statement) are not entitled to vote on these proposals and will not be counted in evaluating the results of such vote.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADVISORY APPROVAL OF THE RESOLUTION SET FORTH ABOVE.

 PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

        PricewaterhouseCoopers LLP served as the Company's independent registered public accountants for the fiscal year ended December 31, 2012, and has been appointed by the Audit Committee to continue as the Company's independent registered public accountants for the fiscal year ending December 31, 2013. In the event that ratification of this appointment of the Company's independent registered public accountants is not approved by the affirmative vote of a majority of votes cast on the matter, then the appointment of the Company's independent registered public accountants will be reconsidered by the Audit Committee. Unless marked to the contrary, proxies received will be voted for ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accountants for the fiscal year ending December 31, 2013.

        A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be able to respond to appropriate questions.

        Your ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accountants for the fiscal year ending December 31, 2013 does not preclude the Board of Directors from terminating its engagement of PricewaterhouseCoopers LLP and retaining a new independent registered public accounting firm if it determines that such an action would be in the best interests of the Company. If the Company elects to retain a new independent registered public accounting firm, such independent registered public accountants will be another "Big 4" accounting firm.

        The Company was billed for professional services rendered in 2012 by PricewaterhouseCoopers LLP, the details of which are disclosed below.

Pre-Approval Policies and Procedures

        Pursuant to its charter, the Audit Committee has the sole authority to appoint or replace the Company's independent registered public accountants (subject, if applicable, to stockholder ratification). The Audit Committee is directly responsible for the compensation and oversight of the work of the Company's independent registered public accountants (including resolution of disagreements between management and the Company's independent registered public accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The Company's independent registered public accountants are engaged by, and report directly to, the Audit Committee.

        The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accountants, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act and SEC Rule 2-01(c)(7)(i)(C) of Regulation S-X, all of which are approved by the Audit Committee prior to the completion of the audit. In the event pre-approval for such auditing services and permitted non-audit services cannot be obtained as a result of inherent time constraints in the matter for which such services are required, the Chairman of the Audit Committee has been granted the authority to pre-approve such services, provided that the estimated cost of such services on each such occasion does not exceed $75,000, and the Chairman of the Audit Committee reports for ratification such pre-approval to the Audit Committee at its next scheduled meeting. The Audit Committee has complied with the procedures set forth above, and has otherwise complied with the provisions of its charter.

Audit Fees

        The aggregate fees and expenses incurred by the Company and its consolidated subsidiaries for fiscal years ended December 31, 2012 and 2011 for professional services rendered by PricewaterhouseCoopers LLP in connection with (i) the audit of the Company's annual financial statements, (ii) the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, (iii) consents and comfort letters issued in connection with debt and equity offerings and registration statements and (iv) services provided in connection with statutory and regulatory filings or engagements, including attestation services required by Section 404 of the Sarbanes-Oxley Act of 2002, were $945,900 and $797,500, respectively.

Audit-Related Fees

        The aggregate fees and expenses incurred by the Company for the fiscal years ended December 31, 2012 and 2011 for assurance and related services rendered by PricewaterhouseCoopers LLP in connection with (i) the performance of the audit or review of the Company's financial statements, including 401(k) plan audits, (ii) due diligence assistance and (iii) assistance with compliance with Section 404 of the Sarbanes-Oxley Act of 2002 were $762,918 and zero, respectively. The $762,918 incurred for the fiscal year ended December 31, 2012 was for accounting due diligence fees related to the Roseland transactions.

Tax Fees

        The aggregate fees incurred by the Company for fiscal years ended December 31, 2012 and 2011 for professional services rendered by PricewaterhouseCoopers LLP for tax compliance, tax advice and tax planning were $175,000 and $175,000, respectively. These services consisted of reviewing the Company's tax returns.

All Other Fees

        There were no fees or expenses incurred by the Company for fiscal years ended December 31, 2012 and 2011 for other services rendered by PricewaterhouseCoopers LLP.

Vote Required and Board of Directors' Recommendation

        Assuming a quorum is present, the affirmative vote of a majority of the votes cast at the Annual Meeting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

 PROPOSAL NO. 4

APPROVAL OF THE MACK-CALI REALTY CORPORATION 2013 INCENTIVE STOCK PLAN

        General.    In connection with the May 20, 2014 expiration of the Company's 2004 Incentive Stock Plan, adopted in 2004 (the "2004 Plan"), the Board of Directors of the Company adopted at its meeting on March 12, 2013, subject to stockholder approval, the Mack-Cali Realty Corporation 2013 Incentive Stock Plan (the "2013 Plan") (a copy of which is attached hereto as Annex A). The 2013 Plan is substantially the same as the 2004 Plan and gives the Company the ability to grant stock options, performance shares, performance share units, stock appreciation rights ("SARs"), restricted stock, unrestricted stock, restricted stock units and phantom stock units (collectively, "Awards") to key employees, consultants, advisors and non-employee members of the Board of Directors and the Advisory Board of the Company and its subsidiaries. The Board of Directors believes that adoption of the 2013 Plan is in the best interests of the Company and its stockholders because the 2004 Plan is expiring soon and the ability to grant stock options and make other stock-based awards under the 2004 Plan is an important factor in attracting, motivating and retaining qualified and distinguished personnel with proven ability and vision to serve as employees, officers, consultants, advisors or members of the Board of Directors and the Advisory Board of the Company and its subsidiaries, and to chart the Company's course towards continued growth and financial success and is a key component of the Company's compensation program. The Board of Directors wants to ensure there is no gap between the expiration of the 2004 Plan and the adoption of a similar plan. Upon shareholder approval and the effectiveness of the 2013 Plan the Company will terminate the 2004 Plan, pursuant to the terms thereof.

        As of March 15, 2013, under all of the Company's equity compensation plans (other than the Directors' Deferred Compensation Plan), an aggregate of 1,739,553 shares remained available for future grants, 15,000 shares were allocated to outstanding options and 565,327 shares were allocated to unvested awards of restricted stock, total stock return based performance awards and deferred retirement compensation awards. Also as of March 15, 2013, no employee stock warrants remained outstanding. The weighted average exercise price of all options outstanding as of March 15, 2013 was $40.54 per share, and the weighted average remaining term of all options outstanding was 1.5 years.

        The following table sets forth information regarding historical awards granted and earned for the 2010 through 2012 period, and the corresponding burn rate, which is defined as the number of shares subject to stock awards granted (or, for awards subject to performance-based vesting, earned) in a fiscal year divided by the weighted average common shares outstanding for that fiscal year, for each of the last three fiscal years:

	Fiscal 2012	Fiscal 2011	Fiscal 2010
Stock Options Granted	0	0	0
Time-based full-value shares and units granted	70,758	81,736	111,127
Performance-based full-value shares and units earned during the year	57,647	39,408	35,588
Total time-based full-value shares and units granted and performance-based full-value awards earned	128,405	121,144	146,715
Adjustd Full-Value Awards Granted/Earned(1)	321,013	302,860	366,788
Total Awards Granted/Earned(2)	321,013	302,860	366,788
Weighted average common shares outstanding during the fiscal year	87,742,000	86,047,000	79,224,000
Annual Burn Rate	0.37%	0.35%	0.46%
3-Year Average Burn Rate(3)			0.39%

(1)
In accordance with corporate governance policy updates published by Institutional Shareholder Services, a proxy advisory group, Adjusted Full-Value Awards Granted/Earned represents the sum of time-based full-value awards granted during the year and performance-based full-value awards earned during the year, subject to a multiplier to be determined by Institutional Shareholder Services based on our recent historic stock price volatility. Based on our historical stock price volatility, we have utilized a full-value award multiplier of 2.5 for purposes of calculating the 2010-2012 average burn rate.

(2)
Total Awards Granted/Earned represents the sum of Stock Options Granted and Adjusted Full-Value Awards Granted/Earned.

(3)
As illustrated in the table above, the Company's three year average burn rate for the 2010-2012 period was 0.39%, which is below the Institutional Shareholder Services industry de minimis burn rate threshold of 2.0%.

Summary of the Provisions of the 2013 Plan.

        The following summary briefly describes the material features of the 2013 Plan and is qualified, in its entirety, by the specific language of the 2013 Plan, a copy of which is attached hereto as Annex A.

        Shares Available.    The Board of Directors has authorized, subject to stockholder approval, 4,600,000 shares of Common Stock for issuance under the 2013 Plan, plus any shares subject to an Award granted under the 2004 Plan and outstanding on the Effective Date that subsequently become available for new grants as provided in the 2013 Plan, subject to adjustments as described below. The maximum number of shares with respect to which Incentive Stock Options may be granted is 4,600,000. In the event of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or any similar change in the capital structure of the Company, appropriate adjustments will be made to the shares subject to the 2013 Plan and to any outstanding Awards. Shares available for Awards under the 2013 Plan may be either authorized and unissued shares, shares held in or acquired for the Company's treasury or shares purchased on the open market by the Company.

        Shares forfeited, terminated or canceled, or Awards that expire or are settled in cash (e.g. cash-settled phantom stock units or SARs), shall not be available for future grants under the 2013 Plan, and in the case of a stand-alone SAR, the total number of shares covered by the SAR, and not merely the number actually issued, shall be counted against the available shares under the 2013 Plan. In addition, if a Participant uses previously owned shares to pay the Exercise Price of an Option, the Committee may grant the Participant a number of shares equal to the amount used to pay the Exercise Price, which will not be counted against the maximum number of shares available under the Plan.

        Administration.    The 2013 Plan is administered by the Executive Compensation and Option Committee of the Board of Directors of the Company or such other committee as may be appointed by the Board of Directors to administer the 2013 Plan ("Committee"). The Committee will consist of at least two members who are non-employee directors within the meaning of Rule 16b-3 under the Exchange Act. With respect to the participation of individuals who are subject to Section 16 of the Exchange Act, the 2013 Plan is administered in compliance with the requirements of Rule 16b-3 under the Exchange Act. Subject to the provisions of the 2013 Plan, the Committee determines the persons to whom grants of options, SARs, shares of restricted stock or unrestricted stock, performance shares, restricted stock units, performance share units and phantom stock units are to be made, the number of shares of Common Stock, or phantom stock units, as the case may be, to be covered by each grant and all other terms and conditions of the grant. If an option is granted, the Committee determines whether the option is an incentive stock option or a nonstatutory stock option, the option's term, vesting and exercisability, the amount and type of consideration to be paid to the Company upon the option's exercise and the other terms and conditions of the grant. The terms and conditions of restricted stock and SAR awards are also determined by the Committee. However, as discussed below, non-employee directors are entitled to a non-discretionary stock option grant upon their initial election or appointment to the Board of Directors. The Committee has the responsibility to interpret the 2013 Plan and to make determinations with respect to all Awards granted under the 2013 Plan. All determinations of the Committee are final and binding on all persons having an interest in the 2013 Plan or in any award made under the 2013 Plan. The costs and expenses of administering the 2013 Plan are borne by the Company.

        Eligibility.    Eligible individuals include key employees, which may include all or substantially all employees (including officers and directors of the Company who are also employees), consultants or advisors of the Company or its subsidiaries whose efforts, in the judgment of the Committee, are deemed worthy of encouragement to promote the growth and success of the Company. Non-employee members of the Board of Directors and non-employee members of the Advisory Board of the Company are also eligible to participate in the 2013 Plan. Non-employee directors of the Company's subsidiaries may be eligible if so designated by the Company's Board of Directors. All eligible individuals may receive one or more Awards under the 2013 Plan, upon the terms and conditions set forth in the 2013 Plan. As of March 15, 2013 approximately 618 individuals are eligible to receive Awards under the 2013 Plan. Of this total, approximately 605 individuals are employees and thirteen individuals are non-employee directors or members of the Advisory Board. At this time, there are no individuals who are consultants or advisors that are eligible to receive Awards under the 2013 Plan. Except in the case of non-discretionary options to non-employee directors, there is no assurance that an otherwise eligible individual will be selected by the Committee to receive an Award under the 2013 Plan.

        Because future Awards under the 2013 Plan will be granted at the discretion of the Committee, the type, number, recipients and other terms of such Awards cannot be determined at this time. Information regarding the Company's recent practices with respect to annual, long-term and stock-based compensation under other plans and stock options under such plans is presented above in this Proxy Statement. See "Summary Compensation" herein and note 15 to the Company's financial statements for the year ended December 31, 2012 in the Annual Report that accompanies this Proxy Statement.

        Non-Discretionary Option Grant to Non-Employee Directors.    As noted above, each non-employee director automatically receives, upon his or her initial election or appointment to the Board of Directors, a stock option. The option gives a non-employee director the right to acquire 5,000 shares of Common Stock at a price equal to the fair market value of the shares, determined at the option's date of grant. Pursuant to the 2013 Plan, each automatic option will be evidenced by an individual Award agreement. Such option shall become fully exercisable on the January 1 following the first anniversary of the grant date, provided the director remains in the continuous service of the Company for such period. Any other terms and conditions, including terms regarding acceleration of the option's exercisability and post-termination exercise conditions, is subject to the provisions of the 2013 Plan as described below. Non-employee directors are also eligible for any other Award under the terms of the 2013 Plan described below.

        Stock Options and SARs.    Under the 2013 Plan, the Committee is authorized to grant both stock options and SARs. Stock options may be either designated as non-qualified stock options or incentive stock options. Incentive stock options, which are intended to meet the requirements of Section 422 of the Internal Revenue Code such that a participant can receive potentially favorable tax treatment, may only be granted to employees. Therefore, any stock option granted to consultants, advisors, non-employee directors and Advisory Board members are non-qualified stock options. The tax treatment of incentive and non-qualified stock options is generally described later in this summary. SARs may be granted either alone or in tandem with a stock option. A SAR entitles the participant to receive the excess, if any, of the fair market value of a share on the exercise date over the strike price of the SAR. This amount may be payable in cash or shares of Common Stock. In general, if a SAR is granted in tandem with an option, the exercise of the option will cancel the SAR, and the exercise of the SAR will cancel the option. Any shares that are canceled will not be made available for future Awards. The Committee, in its sole discretion, determines the terms and conditions of each stock option and SAR granted under the 2013 Plan, including the grant date, option or strike price (which, in no event, will be less than the par value of a share), whether a SAR is paid in cash or shares, the term of each option or SAR, exercise conditions and restrictions, conditions of forfeitures, and any other terms, conditions and restrictions consistent with the terms of the 2013 Plan, all of which will be evidenced in an individual Award agreement between the participant and the Company. After the Company grants an option pursuant to the 2013 Plan, such option may not be re-priced by the Company.

        Certain limitations apply to options and SARs. The per share exercise price of an option or SAR may not be less than 100% of the fair market value of a share of Common Stock on the date of the option's or SAR's grant. The term of an incentive stock option shall expire on the tenth anniversary of the date of the option's grant. In addition, the per share exercise price of an incentive stock option granted to a person who, at the time of the grant, owns stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Company must be at least 110% of the fair market value of a share of the Company's Common Stock on the date of grant and such option shall expire on the fifth anniversary of the date of the option's grant.

        Options and SARs granted under the 2013 Plan become exercisable at such times as may be specified by the Committee. In general, options and SARs granted to participants who are key employees, consultants or advisors become exercisable in three equal annual installments, subject to the optionee's continued employment or service with the Company. However, the aggregate value (determined as of the grant date) of the shares subject to incentive stock options that may become exercisable by a participant in any year may not exceed $100,000. Options granted to participants who are non-employee directors (other than the non-discretionary grants described above) or members of the Advisory Board become exercisable on the January 1 immediately following the first anniversary of the date of grant or such later date as the Committee determines and SARs granted to participants who are non-employee directors or Advisory Board members generally become exercisable on the first anniversary of the date of grant, in both cases, subject to the participant's continued service as a director or Advisory Board member. If a SAR is granted in tandem with an option, the SAR will become exercisable at the same time or times as the option becomes exercisable.

        Under certain circumstances, options and SARs may become exercisable prior to the exercise dates described in the preceding paragraph. Unless the Committee determines otherwise with respect to discretionary Awards, if a participant who is a non-employee director or Advisory Board member terminates service due to death, disability or retirement, any outstanding option or SAR will become fully exercisable upon such termination. If a participant who is a key employee, consultant or advisor terminates employment due to death, any outstanding option and SAR will become exercisable to the extent the option or SAR, as applicable, would have become exercisable had the participant's termination occurred in the calendar year following his or her actual termination. This rule also applies upon the disability of a key employee. In addition, all outstanding options and SARs will become fully exercisable in the event of a "Change in Control," as described below.

        The maximum term of options and SARs granted under the 2013 Plan is ten years. If a participant who is a non-employee director or Advisory Board member terminates employment due to death, disability or retirement, the portion of his or her option or SAR Awards that were exercisable at the time of such termination, or which becomes exercisable as described in the paragraph above, may be exercised for one year from the date of termination. If a participant who is a key employee, consultant or advisor terminates employment due to death or disability (in the case of a key employee), the portion of his or her option or SAR Awards that was exercisable at the time of such termination, or which becomes exercisable as described in the paragraph above, may be exercised for one year from the date of termination. In the case of any other termination, the portion of his or her option or SAR Awards that was exercisable at the time of such termination may be exercised for three months from the date of termination. However, if the remainder of the option or SAR term is shorter than the applicable post-termination exercise period, the participant's rights to exercise the option or SAR will expire at the end of the term. To the extent the Award agreement, or the Plan, provides for the term of an option or SAR to expire earlier as a result of a termination of employment or other event, the Committee may extend the period of time during which the Option is exercisable following such event, but not beyond the end of the original term. In addition, if a non-employee director or Advisory Board member's service terminates due to cause, all rights under an option or SAR will immediately expire, including rights to the exercisable portion of the option or SAR.

        Unless limited by the Committee in an Award agreement, payment for shares purchased pursuant to an option exercise may be made (i) in cash, certified check or wire transfer, (ii) subject to the Committee's approval, in shares already owned by the participant having a fair market value not less than the option price, (iii) through broker-assisted cashless exercise procedures or (iv) subject to the Committee's approval, by withholding a number of shares with a fair market value equal to the exercise price.

        Restricted and Unrestricted Stock.    Under the 2013 Plan, the Committee is also authorized to make Awards of restricted or unrestricted stock. A restricted or unrestricted stock Award entitles the participant to all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any dividends, unless otherwise determined by the Committee. Before the end of a restricted period and/or lapse of other restrictions established by the Committee, shares received as restricted stock may not be sold, transferred or otherwise disposed of by participants (other than as described in "Transferability Restrictions" below), and may be forfeited in the event of termination of employment. Unrestricted stock are shares of stock that may be either granted, or sold, to a participant in respect of past services or other valid consideration, or in lieu of any cash compensation, and which are generally not subject to vesting or other restrictions, although they may be subject to forfeiture as described under "Forfeiture Events" below. The restricted period for a grant of restricted stock to a key employee, consultant or advisor will not be less than three years (one year if vesting is based upon achievement of performance goals), subject to acceleration upon a change in control, or certain types of termination as described below.

        An Award of restricted stock will be evidenced by a written agreement between the Company and the participant. The Award agreement will specify the number of shares of Common Stock subject to the award, the nature and/or length of the restrictions, the conditions that will result in the automatic and complete forfeiture of the shares and the time and manner in which the restrictions will lapse, subject to the award holder's continued employment by the Company, and any other terms and conditions the Committee shall impose consistent with the provisions of the 2013 Plan. Upon the lapse of the restrictions, the shares of Common Stock subject to the award will become immediately distributable to the participant.

        Unless the Committee determines otherwise in the Award or other agreement, if a participant who is a non-employee director or Advisory Board member terminates service due to death, disability or retirement, all restrictions on the participant's outstanding restricted stock awards will lapse with respect to all shares and the shares will be delivered to the participant (or his or her beneficiary). If a participant who is a key employee, consultant or advisor terminates employment due to death, all restrictions on the participant's outstanding restricted stock awards will lapse with respect to an additional number of shares subject to the restricted stock award for which the restrictions would lapse in the calendar year following the participant's termination and the shares will be delivered to the participant. This rule also applies to a participant who is a key employee whose employment terminates due to disability. In addition, all restrictions on the participant's outstanding restricted stock awards will lapse with respect to all shares in the event of a "Change in Control," as described below. However, if a non-employee director or Advisory Board member's service terminates due to cause, all rights to restricted stock to which restrictions then apply will be forfeited.

        Performance Shares.    The 2013 Plan allows the Committee to grant restricted stock as performance shares, with restrictions applicable to such performance shares dependent, in whole or in part, based on the extent to which performance goals specified in the Award agreement are achieved by the Company, any subsidiary, division or function or the Company, or the individual participant. The extent to which performance shares vest will be determined by the Committee, in its sole discretion, as a function of the extent to which the corresponding performance goals have been achieved. Except as otherwise provided in the Award agreement, all provisions of the 2013 Plan applicable to restricted stock shall also apply to performance shares.

        Phantom Stock Units and Restricted Stock Units.    The 2013 Plan allows the Committee to grant phantom stock units and restricted stock units. Phantom stock units entitle a participant to a contractual right to receive, in the future, shares of Common Stock, a cash payment equal to a value of a number of shares of Common Stock or a combination of shares and cash. Restricted stock units are phantom stock units that entitle the participant to the receipt of shares of stock upon the satisfaction of the required vesting requirements set forth in the Award agreement. When granted, the Committee may establish an initial value for each phantom stock unit, which may correspond to the fair market value of a share of Common Stock at the time of grant. The Committee may establish a vesting schedule over which the phantom stock units will become payable, or may establish performance goals to be achieved before payment can be made. If the Committee establishes performance goals, the number of the phantom stock units payable to the participant shall be a function of the extent to which a participant satisfies the performance goals, as determined by the Committee, and the value of each phantom stock unit payable will normally correspond to the fair market value of a share of Common Stock at the time of payment. Participants will not have any rights as stockholders with respect to an Award of phantom stock units, but may, if the Committee determines, be entitled to dividends declared with respect to unit shares vested or earned, but not yet distributed. The Committee may provide participants, at the time of grant or shortly thereafter, the opportunity to defer payment of vested or earned phantom stock units. In addition, the Committee may establish any other terms and conditions of an Award of phantom stock units, including provisions regarding the right of a participant to receive a payout in the event the participant's employment, consulting arrangement or service as a non-employee director or Advisory Board member terminates. The vesting period for a grant of phantom stock or restricted stock units to a key employee, consultant or advisor will not be less than three years (one year if vesting is based upon achievement of performance goals), subject to acceleration upon a change in control, or certain types of termination as described above.

        Transfer of Service.    For purposes of the 2013 Plan, a participant is not deemed to have incurred a termination of service or employment if the participant's status as a non-employee director, Advisory Board member, employee, consultant or advisor terminates and the participant is then, or immediately thereafter becomes, an eligible individual due to another status or relationship with the Company or a subsidiary (e.g., the participant terminates as an employee but continues as a director or Advisory Board member).

        Fair Market Value.    Under the 2013 Plan, fair market value means the fair market value of the shares based upon the closing price of a share as quoted on the NYSE at the end of the last business day preceding the grant date or other date of determination. If the shares are not then traded on the NYSE or no sale takes place on such day, fair market value of a share will be the average of the closing bid and asked prices for the shares on a national securities exchange or other market system on which the shares are then traded, as reported in the New York edition of The Wall Street Journal. If shares are not readily tradable on a national securities exchange or other market system, fair market value means an amount determined in good faith by the Committee to be the fair market value of the shares.

        Change in Control Provisions.    In general, a "Change in Control" means that any of the following events has occurred, and the Board of Directors has affirmatively elected to treat such event as a Change in Control under the 2013 Plan: (i) any "person" or "group" of persons, as such terms are used in Sections 13 and 14 of the Exchange Act, other than the Company, any of its subsidiaries, or any employee benefit plan sponsored by the Company or any of its subsidiaries, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act) of 30% or more of the shares issued and outstanding immediately before such acquisition; (ii) any shares are purchased pursuant to a tender or exchange offer other than an offer by the Company that result in any "person" or "group" of persons, as such terms are used in Sections 13 and 14 of the Exchange Act becoming a "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act) of 30% or more of the shares issued and outstanding immediately prior to such tender or exchange offer; or (iii) the dissolution or liquidation of the Company or the consummation of any merger or consolidation of the Company or any sale or other disposition of all or substantially all of its assets, if the stockholders of the Company immediately before such transaction own, immediately after consummation of such transaction, equity securities (other than options and other rights to acquire equity securities) possessing less than 30% of the voting power of the surviving or acquiring corporation. If an individual participant has an employment or other agreement requiring payments upon a change in control, such agreement may also apply with respect to Awards under the 2013 Plan.

        Transferability Restrictions.    Generally and unless otherwise provided in an Award agreement, shares or rights subject to an Award cannot be assigned or transferred other than by will or by the laws of descent and distribution and Awards may be exercised during the participant's lifetime only by the participant or his or her guardian or legal representative. However, a participant may, if permitted by the Committee, in its sole discretion, transfer an Award, other than certain options, or any portion thereof, to one or more of the participant's spouse, children or grandchildren, or one or more trusts for the benefit of such family members or partnerships in which such family members and/or trusts are the only partners, or a charitable organization or foundation selected by the participant.

        Forfeiture Events.    The Committee may specify in an Award agreement that the participant's rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture (including repurchase of shares of stock for nominal consideration), or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, failure to remit the amounts necessary to satisfy the participant's tax withholding obligations, termination of employment for cause, termination of the participant's provision of services to the Company, affiliate, and/or subsidiary, violation of material Company, affiliate, and/or subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the participant, or other conduct by the participant that is detrimental to the business or reputation of the Company, its affiliates, and/or its subsidiaries. Awards may also be subject to mandatory repayment if the Company is required to restate its financial results, as required to satisfy the Sarbanes-Oxley and Dodd-Frank Acts.

        Termination or Amendment of the 2013 Plan.    Unless sooner terminated, no Awards may be granted under the 2013 Plan after May 15, 2023. The Board of Directors may amend, suspend or terminate the 2013 Plan at any time, but the Board of Directors may not amend the 2013 Plan to increase the total number of shares of Common Stock reserved for issuance of Awards or adopt any amendment that would materially increase the cost of the 2013 Plan to the Company without stockholder approval. In addition, any amendment or modification of the 2013 Plan which constitutes a material revision of the 2013 Plan shall be subject to stockholder approval as required by Section 303A.08 of the NYSE Listed Company Manual. No amendment, suspension or termination may deprive any participant of any rights under Awards previously made under the 2013 Plan without the participant's written consent.

        Other Provisions.    Neither the existence of the 2013 Plan, nor the granting of an Award thereunder, will be construed to limit, in any way, the right of the Company or its stockholders to elect a person to serve as a director or the right of the Board of Directors to appoint a person to serve as a member of the Advisory Board. In addition, nothing in the 2013 Plan shall be construed to give any director or Advisory Board member the right to receive an Award (other than the automatic option upon initial appointment or election) under the 2013 Plan unless the express terms and conditions of the 2013 Plan are satisfied.

Summary of Federal Income Tax Consequences of the 2013 Plan

        The following summary is intended only as a general guide as to the federal income tax consequences under current law with respect to participation in the 2013 Plan and does not attempt to describe all possible federal or other tax consequences of such participation. Furthermore, the tax consequences of awards made under the 2013 Plan are complex and subject to change, and a taxpayer's particular situation may be such that some variation of the described rules is applicable.

        Options and SARs.    There are three points in time when a participant and the Company could potentially incur federal income tax consequences: date of grant, upon exercise and upon disposition. First, when an option or a SAR is granted to a participant, the participant does not recognize any income for federal income tax purposes on the date of grant. The Company similarly does not have any federal income tax consequences at the date of grant. Second, depending upon the type of option, the exercise of an option may or may not result in the recognition of income for federal income tax purposes. With respect to an incentive stock option, a participant will not recognize any ordinary income upon the option's exercise (except that the alternative minimum tax may apply). However, a participant will generally recognize ordinary income upon the exercise of a non-qualified stock option. In this case, the participant will recognize income equal to the difference between the option price and the fair market value of shares purchased pursuant to the option on the date of exercise. With respect to the exercise of a SAR, the participant must generally recognize ordinary income equal to the cash received (or, if applicable, the value of the shares received).

        Incentive stock options are subject to certain holding requirements before a participant can dispose of the shares purchased pursuant to the exercise of the option and receive capital gains treatment on any income realized from the exercise of the option. Satisfaction of the holding periods determines the tax treatment of any income realized upon exercise. If a participant disposes of shares acquired upon exercise of an incentive stock option before the end of the applicable holding periods (called a "disqualifying disposition"), the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise of the incentive stock option minus the exercise price or (ii) the amount realized upon the disposition of the shares minus the exercise price. Any excess of the fair market value on the date of such disposition over the fair market value on the date of exercise must be recognized as capital gains by the participant. If a participant disposes shares acquired upon the exercise of an incentive stock option after the applicable holding periods have expired, such disposition generally will result in long-term capital gain or loss measured by the difference between the sale price and the participant's tax "basis" in such shares (generally, in such case, the tax "basis" is the exercise price).

        Generally, the Company will be entitled to a tax deduction in an amount equal to the amount recognized as ordinary income by the participant in connection with the exercise of options and SARs. However, the Company is generally not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, if the participant satisfies the requisite holding period with respect to an incentive stock option before disposition to receive the favorable tax treatment accorded incentive stock options, the Company will not be entitled to any tax deduction with respect to an incentive stock option. In the event the participant has a disqualifying disposition with respect to an incentive stock option, the Company will be entitled to a tax deduction in an amount equal to the amount that the participant recognized as ordinary income.

        Restricted and Unrestricted Stock and Phantom Stock Unit Awards.    A participant will not be required to recognize any income for federal income tax purposes upon the grant of shares of restricted stock that are subject to vesting requirements or phantom stock units. With respect to restricted stock awards, the participant must generally recognize ordinary income equal to the fair market value of the shares at the time the shares become vested. The participant will realized ordinary income with respect to phantom stock units when the participant receives the stock subject to the unit, or the cash value of the stock. The Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect to be taxed at the time he or she receives restricted stock (but not phantom stock units) rather than upon vesting. However, if the participant subsequently forfeits such shares he or she would not be entitled to any tax deduction or, to recognize a loss, for the value of the shares or property on which he or she previously paid tax. Alternatively, if an Award that results in a transfer to the participant of cash, shares or other property does not contain any restrictions as to their transferability and is not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of shares or other property actually received. The Company generally will be entitled to a deduction for the same amount. A participant who receives a grant of unrestricted stock will generally recognize ordinary income equal to the value of the stock on the date of grant, and the Company will generally be entitled to a deduction in the same amount.

        Options, SARs, and grants of restricted stock will generally not be considered deferred compensation for purposes of Section 409A of the Internal Revenue Code. Phantom stock units may be subject to Section 409A, in which event the time at which the value of such units may be paid to the participant may be subject to limitations.

Vote Required and Board of Directors' Recommendation

        Assuming a quorum is present, the affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting is required for approval of this Proposal No. 4, provided that the total votes cast on this proposal represent over 50% in interest of all securities entitled to vote on this proposal. For purposes of the vote on this Proposal No. 4, an abstention or a broker non-vote will have the effect of a vote against this proposal unless the total votes cast on this proposal represent more than 50% in interest of all securities entitled to vote on this proposal, in which event neither an abstention nor a broker non-vote will have any effect on the result of the vote.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE ADOPTION OF THE 2013 PLAN.

 SUBMISSION OF STOCKHOLDER PROPOSALS

        The Company intends to hold its 2014 annual meeting of stockholders on or about May 21, 2014. To be considered for inclusion in the Company's notice of annual meeting and proxy statement for, and for presentation at, the annual meeting of the Company's stockholders to be held in 2014, a stockholder proposal must be received by Roger W. Thomas, Secretary, Mack-Cali Realty Corporation, 343 Thornall Street, Edison, New Jersey 08837-2206, no later than December 16, 2013, and must otherwise comply with applicable rules and regulations of the SEC, including Rule 14a-8 of Regulation 14A under the Exchange Act.

        The Company's bylaws require advance notice of any proposal by a stockholder intended to be presented at an annual meeting that is not included in the Company's notice of annual meeting and proxy statement because it was not timely submitted under the preceding paragraph, or made by or at the direction of any member of the Board of Directors, including any proposal for the nomination for election as a director. To be considered for such presentation at the annual meeting of the Company's stockholders to be held on or about May 21, 2014, any such stockholder proposal must be received by Roger W. Thomas, Secretary, Mack-Cali Realty Corporation, no earlier than January 15, 2014 and no later than February 14, 2014, and discretionary authority may be used if untimely submitted.

ANNUAL REPORT ON FORM 10-K

        The Company will furnish without charge to each person whose proxy is being solicited, upon the written request of any such person, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the SEC, including the financial statements and schedules thereto. Requests for copies of such Annual Report on Form 10-K should be directed to Roger W. Thomas, Secretary, Mack-Cali Realty Corporation, 343 Thornall Street, Edison, New Jersey 08837-2206.

OTHER MATTERS

        The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies authorized pursuant to this Proxy Statement will be voted in respect thereof and in accordance with the judgments of the persons voting the proxies.

        It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope or to promptly authorize a proxy to vote your shares by internet or telephone in accordance with the instructions on the accompanying proxy card.

By Order of the Board of Directors, Roger W. Thomas Secretary

 Annex A

MACK-CALI REALTY CORPORATION

2013 INCENTIVE STOCK PLAN

        SECTION 1.    INTRODUCTION

        1.1    PURPOSE.    The purpose of the Mack-Cali Realty Corporation 2013 Incentive Stock Plan (the "Plan") is to advance and promote the interests of Mack-Cali Realty Corporation (the "Corporation") and its Subsidiaries by providing employees, consultants and advisors of the Corporation or its Subsidiaries and non-employee members of the Corporation's Board of Directors and Advisory Board, or its Subsidiaries, if so designated, with an incentive to achieve corporate objectives, to attract and retain employees, consultants, advisors, non-employee Directors and Advisory Board Members of outstanding competence and to provide such individuals with an equity interest in the Corporation through the acquisition of Shares and by providing for payments to such individuals based on the appreciation in value or value of such Shares. The Plan is intended to be construed as an employee benefit plan that satisfies the requirements for exemption from the restrictions of Section 16(b) of the Securities Exchange Act of 1934, as amended, pursuant to the applicable rules promulgated thereunder. The Plan is effective as of the date on which it is approved by the Corporation's shareholders (the "Effective Date").

        The Corporation presently maintains the Mack-Cali Realty Corporation 2004 Incentive Stock Plan (the "2004 Plan"), which will expire by its terms on May 20, 2014, unless sooner terminated by the Board. No further Awards will be made under the 2004 Plan on or after the Effective Date, but all Awards made under the 2004 Plan prior to the Effective Date will remain outstanding in accordance with their terms.

        1.2    DEFINITIONS.    The following definitions are applicable to the Plan:

          (a)   "Advisory Board" means the Advisory Board of the Corporation established in 1997.

          (b)   "Advisory Board Member" means a non-employee member of the Advisory Board.

          (c)   "Award" means Options, Performance Shares, Performance Share Units, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights (SARs), Phantom Stock Units, Unrestricted Stock, or any combination thereof, granted under the Plan.

          (d)   "Award Agreement" means the written agreement between the Corporation and each Participant that sets forth the terms and provisions applicable to an Award granted to the Participant under the Plan. To the extent that some or all of the terms and provisions of an Award are set forth in a Participant's employment or other agreement, as applicable, with the Corporation or any Subsidiary, the term "Award Agreement" as used herein incorporates by reference such terms. In the event of any conflict between the terms and provisions of an Award Agreement and those of an employment or other agreement, the terms of the employment or other agreement shall control.

          (e)   "Beneficiary" means the beneficiary or beneficiaries designated in accordance with Section 6.8 to receive the amount, if any, payable under the Plan upon the death of a Participant or the right to exercise an Award outstanding upon the death of a Participant.

          (f)    "Board" means the Board of Directors of the Corporation.

          (g)   "Cause" mean termination for fraud or willful misconduct by a Director or Advisory Board Member, as determined by the Committee or the Board.

          (h)   "Change in Control" means that any of the following events has occurred:

    (i)
    any "person" or "group" of persons, as such terms are used in Sections 13 and 14 of the Exchange Act, other than the Corporation, any of its Subsidiaries, or any employee benefit plan sponsored by the Corporation or any of its Subsidiaries, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act) of 30% or more of the Shares issued and outstanding immediately prior to such acquisition;

    (ii)
    any Shares are purchased pursuant to a tender or exchange offer, other than an offer by the Corporation, that results in any "person" or "group" of persons, as such terms are used in Sections 13 and 14 of the Exchange Act becoming the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act) of 30% or more of the Shares issued and outstanding immediately prior to such tender or exchange offer; or

    (iii)
    the dissolution or liquidation of the Corporation or the consummation of any merger or consolidation of the Corporation or any sale or other disposition of all or substantially all of its assets, if the shareholders of the Corporation immediately prior to such transaction own, immediately after consummation of such transaction, equity securities (other than options and other rights to acquire equity securities) possessing less than 30% of the voting power of the surviving or acquiring corporation.

  provided, however, that notwithstanding anything in the Plan to the contrary, no Change in Control shall be deemed to have occurred, and no rights arising upon a Change in Control described in Sections 2.2(c)(ii), 3.3(c) and 4.7 shall exist, unless (i) on a Plan wide basis, the Board directs to the contrary by resolution adopted prior to the Change in Control or (ii) on a Participant by Participant basis with respect to individual Participants who have employment or other agreements with the Corporation or any Subsidiary which contain a definition of change in control, the definition of change in control is met under such employment or other agreement and such employment or other agreement specifies that a change in control under such other employment or other agreement will be considered a Change in Control for purposes of the Plan. Any resolution of the Board adopted in accordance with the provisions of this Section directing that this Section and Sections 2.2(c)(ii), 3.3(c) and 4.7 or any of such Sections become ineffective may be rescinded or countermanded at any time with or without retroactive effect by such Board.

          (i)    "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to a particular section of, or rule under, the Code includes references to successor provisions.

          (j)    "Committee" means the committee appointed pursuant to Section 1.3 or if no such Committee is appointed, the Board.

          (k)   "Corporation" means Mack-Cali Realty Corporation.

          (l)    "Director" means any non-employee member of the Board, and any non-employee member of the Board of Directors of a Subsidiary to the extent that the Board designates such Subsidiary's Board of Directors as eligible to participate in the Plan.

          (m)  "Director Option" means a Nonqualified Stock Option automatically granted to a Director upon his or her initial election or appointment as Director, pursuant to Subsection 2.1(b).

          (n)   "Disability" means (i) with respect to a Participant who is a Director or Advisory Board Member, a mental or physical condition rendering the Participant unable to perform his or her regular duties in such capacity, as determined by the Committee or the Board, or, (ii) with respect to a Participant who is a Key Employee, the Participant qualifies for long-term disability benefits under the Corporation's long-term disability plan that covers the Participant, unless otherwise provided for in an employment or other agreement between the Participant and the Corporation.

          (o)   "Eligible Individual" means any Key Employee, consultant or advisor of the Corporation or any Subsidiary, and any Director or Advisory Board Member.

          (p)   "Exchange Act" means the Securities Exchange Act of 1934, as amended. References to a particular section of, or rule under, the Exchange Act include references to successor provisions.

          (q)   "Fair Market Value" means the fair market value of the Shares based upon the closing price of a Share as quoted on the New York Stock Exchange at the end of the last business day preceding the Grant Date or other date of determination, or, if the Shares are not then traded on the New York Stock Exchange or no sale takes place on such day, the average of the closing bid and asked prices for the Shares on a national securities exchange or other market system on which the Shares are then traded, as reported in the New York edition of The Wall Street Journal; provided, however, that if Shares are not readily tradeable on a national securities exchange or other market system, Fair Market Value means an amount determined in good faith by the Committee to be the fair market value of the Shares.

          (r)   "Grant Date" means the date on which the Committee approves the grant of an Award by Committee action or such later date as specified in advance by the Committee. With respect to a Director Option, the Grant Date means the first day of the Director's initial tenure as a Director upon his election or appointment to the Board.

          (s)   "Incentive Stock Option" means an Option to purchase Shares that qualifies as an incentive stock option within the meaning of Section 422 of the Code.

          (t)    "Immediate Family" means, with respect to a particular Participant, the Participant's spouse, children and grandchildren.

          (u)   "Key Employee" means any employee of the Corporation or any of its Subsidiaries, including any officer or director who is also an employee, who, in the judgment of the Committee, is considered important to the future of the Corporation. Nothing shall limit the Board from designating all or substantially all employees as eligible for grants.

          (v)   "Mature Shares" means Shares for which the holder thereof has good title, free and clear of all liens and encumbrances, and which such holder either (i) has held for at least six months or (ii) has purchased from the open market.

          (w)  "Nonqualified Stock Option" means an Option to purchase Shares, that does not qualify as an Incentive Stock Option.

          (x)   "Option" means an Incentive Stock Option or a Nonqualified Stock Option granted under the Plan.

          (y)   "Option Price" means the purchase price per Option Share.

          (z)   "Option Term" means the period beginning on the Grant Date of an Option and ending on the expiration date of such Option, as specified in the Award Agreement for such Option and as may, in the discretion of the Committee, and consistent with the provisions of the Plan, be extended from time to time.

          (aa) "Participant" means an Eligible Individual who has been granted an Award or a Permitted Transferee.

          (bb) "Performance Shares" means Restricted Stock the vesting of which is dependent in whole or part upon the satisfaction of performance goals specified by the Committee and set forth in the Award Agreement.

          (cc) "Performance Share Unit" means a Phantom Stock Unit that entitles the Participant to the receipt of one or more Share, or the value thereof, upon the satisfaction of performance goals specified by the Committee and set forth in the Award Agreement.

          (dd) "Permitted Transferee" means a person to whom an Award may be transferred or assigned in accordance with Section 6.8.

          (ee) "Phantom Stock Unit" means a contractual right to receive Shares or the value of Shares in the future.

          (ff)  "Plan" means the Mack-Cali Realty Corporation 2004 Incentive Stock Plan, as the same may be amended from time to time.

          (gg) "Restricted Period" means, as applicable, the period of time Restricted Stock is subject to the Restrictions specified in the Award Agreement applicable to such Restricted Stock, or the period during which Phantom Stock Units vest or performance goals must be achieved with respect to Phantom Stock Units, as specified in the Award Agreement applicable to the Phantom Stock Units.

          (hh) "Restricted Stock" means Shares that are subject to forfeiture if the Participant does not satisfy the Restrictions specified in the Award Agreement applicable to such Restricted Stock.

          (ii)   "Restricted Stock Unit" means a Phantom Stock Unit that entitles the Participant to the receipt of one Share upon the satisfaction of the required vesting requirements set forth in the Award Agreement.

          (jj)  "Restrictions" means those restrictions and conditions placed upon Restricted Stock as determined by the Board in accordance with Section 4.2.

          (kk) "Retirement" means separation from service as a Director or Advisory Board Member on or after age 65 or at such other time as the Board may designate.

          (ll)   "Rule 16b-3" means Rule 16b-3 of the SEC under the Exchange Act, as amended from time to time, together with any successor rule.

          (mm)  "SEC" means the Securities and Exchange Commission.

          (nn) "Section 16 Participant" means a Participant who is subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Corporation.

          (oo) "Share" means a share of the common stock, $.01 par value per share, of the Corporation.

          (pp) "Stock Appreciation Right" or "SAR" means a right granted under the Plan in connection with an Option, or separately, to receive the appreciation in value of Shares.

          (qq) "Subsidiary" means a corporation as defined in Section 424(f) of the Code (with the Corporation treated as the employer corporation for purposes of this definition) and, for all other purposes, a corporation or other entity with respect which the Corporation (i) owns, directly or indirectly, 50% or more of the then outstanding common stock in any corporation or (ii) has a 50% or more ownership interest in any other entity.

          (rr)  "10% Owner" means a person who owns capital stock (including stock treated as owned under Section 424(d) of the Code) possessing more than 10% of the combined voting power of all classes of capital stock of the Corporation or any Subsidiary where "voting power" means the combined voting power of the then outstanding securities of a corporation entitled to vote generally in the election of directors.

          (ss) "Termination" means (i) for a Participant who is a Key Employee, termination of employment with the Corporation and all Subsidiaries, (ii) for a Participant who is a consultant or advisor, termination from service with the Corporation and all Subsidiaries, as determined by the Corporation, or (iii) for a Participant who is a Director or Advisory Board Member, termination from service of the Board or Advisory Board, as the case may be.

          (tt)  "Unrestricted Stock" means Shares that are not subject to forfeiture granted pursuant to Section 4.1(b).

        1.3    ADMINISTRATION.    The Plan shall be administered by a committee (the "Committee"), which shall consist of two or more directors of the Corporation, all of whom qualify as "Non Employee Directors" as defined in Rule 16b-3. The number of members of the Committee shall from time to time be increased or decreased, and shall be subject to such conditions, in each case as the Board deems appropriate to permit transactions in Shares pursuant to the Plan to satisfy such conditions of Rule 16b-3 as then in effect. In the event that the Executive Compensation and Option Committee of the Board meets the requirements set forth in this Section 1.3, it shall be the Committee hereunder unless otherwise determined by the Board.

        A majority of the members of the Committee shall constitute a quorum. The Committee may act at a meeting, including a telephonic meeting, by action of a majority of the members present, or without a meeting by unanimous written consent.

        Subject to the express provisions of the Plan, the Committee shall have full and final authority and discretion as follows:

  (i)
  to select the Participants from Eligible Individuals;

  (ii)
  to grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Unrestricted Stock and/or Phantom Stock Units to Participants in such combination and in such amounts as it shall determine and to determine the terms and conditions applicable to each such Award, including the benefit payable under any SAR, and whether or not specific Awards shall be identifiable with other specific Awards, and if so whether they shall be exercisable cumulatively with, or alternatively to, such other specific Award;

  (iii)
  to determine the amount, if any, that a Participant shall pay for Restricted Stock or Unrestricted Stock, the nature of the Restrictions applicable to the Restricted Stock, and the duration of the Restricted Period applicable to the Restricted Stock;

  (iv)
  to determine the actual amount earned by each Participant with respect to such Awards, the terms and conditions of all Award Agreements (which need not be identical) and with the consent of the Participant, to amend any such Award Agreement at any time, among other things, to permit transfers of such Awards to the extent permitted by the Plan, except that consent of the Participant shall not be required for any amendment which (A) does not adversely affect the rights of the Participant or (B) is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any change in applicable law;

  (v)
  to determine consistent with the Code whether an Option that is granted to a Participant is a Nonqualified Stock Option or an Incentive Stock Option, the number of Shares to be covered by each such Option and the time or times when and the manner in which each Option shall be exercisable;

  (vi)
  to amend any Incentive Stock Option with the consent of the Participant so as to make it a Nonqualified Stock Option;

  (vii)
  to grant a SAR in connection with the grant of an Option or separately;

  (viii)
  to accelerate the exercisability (including exercisability within a period of less than one year after the Grant Date) of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time, including in connection with a termination of employment, termination of service as a Director or Advisory Board Member (other than for Cause) or, in the case of a consultant or advisor, termination of such consulting or advisory arrangement;

  (ix)
  subject to the provisions of the Plan, to extend the time during which any Award or group of Awards may be exercised;

  (x)
  to treat all or any portion of any period during which a Participant is on military leave or on an approved leave of absence from the Corporation or a Subsidiary as a period of employment or service of such Participant by the Corporation or any Subsidiary for purposes of accrual of his or her rights under his or her Awards;

  (xi)
  to interpret the Plan and make all determinations necessary or advisable for the administration of the Plan including the establishment, amendment or revocation from time to time of guidelines or regulations for the administration of the Plan, to cause appropriate records to be established, to make all determinations of fact, and to take all other actions considered necessary or advisable for the administration of the Plan; and

  (xii)
  to take any other action with respect to any matters relating to the Plan for which it is responsible.

        Notwithstanding the foregoing, except as provided in Sections 6.2 and 6.3, the Committee shall not have the authority to reduce the Option Price of any Option, or the Strike Price of any SAR (including granting new Options or SARS in exchange or replacement for Options or SARs with a higher Option Price or Strike Price, or any transaction that has the effect of a repricing), or to cause any Option or SAR to be repurchased, or otherwise cancelled in exchange for a payment of any form of consideration, if the Option Price or Strike Price is less than the Fair Market Value of the Shares covered by the Option or SAR

        All decisions, actions or interpretations of the Committee on all matters relating to the Plan or any Award Agreement shall be final, binding and conclusive upon all parties. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

        1.4    PARTICIPATION/SERVICE

          (a)    Participation.    The Committee may, in its discretion, grant Awards to any Eligible Individual, whether or not he or she has previously received an Award. Participation in the Plan shall be limited to those Eligible Individuals who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan. No such Eligible Individuals shall at any time have the right to be a Participant or to receive an Award (other than a Director Option, if applicable), unless selected by the Committee pursuant to the Plan. No Participant, having been granted an Award, shall have the right to an additional Award in the future unless such Award is granted by the Committee.

          (b)    Director Options.    All Directors shall automatically be eligible to receive Director Options under the Plan.

          (c)    Transfer of Service.    Notwithstanding any provision in the Plan to the contrary, for purposes of determining the exercise period and exercisability of Awards granted hereunder, a Participant shall not be deemed to have incurred a Termination if the Participant's status as a Director, Advisory Board Member, employee, consultant or advisor terminates and the Participant is then, or immediately thereafter becomes, an Eligible Individual due to another status or relationship with the Corporation or a Subsidiary.

        1.5    MAXIMUM NUMBER OF SHARES AVAILABLE FOR AWARDS.    Subject to adjustment in accordance with Section 6.2, the maximum number of Shares for which Awards under the Plan shall be available is 4,600,000, plus any Shares subject to an Award granted under the 2004 Plan and outstanding on the Effective Date that subsequently become available for new grants as provided below. In addition, the Committee shall have the authority, in its sole discretion, to grant additional Options to a Participant who exercises an Option and pays the exercise price in Shares, in a quantity equal to the number of Shares delivered to the Corporation upon such exercise. Shares that are forfeited, terminated or cancelled, or expire or are not delivered pursuant to an Option, Phantom Stock Unit Award or SAR Award under this Plan or the 2004 Plan because the Award, although denominated in Shares, is paid in cash, and Shares subject to the Award that are withheld to pay the Option Price of an Option or to satisfy applicable tax withholding obligations upon exercise, payment or settlement of the Award, in each case shall be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan, and shall not be available for new grants under the Plan. The number of Shares granted with respect to an SAR shall be the total number of Shares covered by the SAR, and not the number actually issued; provided that if an SAR is granted in connection with an Option the number of Shares covered by the Option and SAR shall only be counted once. The Shares distributed under the Plan may be authorized and unissued shares, shares held in the treasury of the Corporation, or shares purchased on the open market by the Corporation (at such time or times and in such manner as it may determine). The Corporation shall be under no obligation to acquire Shares for distribution to Participants before such Shares are due and distributable. The maximum number of Shares with respect to which Incentive Stock Options may be granted is 4,600,000.

        1.6    GENERAL CONDITIONS TO GRANTS.    All Awards shall be evidenced by an Award Agreement and any terms and conditions of an Award not set forth in the Plan shall be set forth in the Award Agreement related to that Award or, if applicable, in the Participant's employment or other agreement with the Corporation or any Subsidiary.

        SECTION 2.    OPTIONS

        2.1    AWARD OF OPTIONS.

          (a)    General.    Subject to the provisions of the Plan, the Committee, in its sole discretion, shall determine and designate from time to time those Eligible Individuals to whom Incentive Stock Options or Nonqualified Stock Options, or both, shall be granted, the number of Shares covered by each Option, and the terms and conditions of each Option. Any Option not designated as an Incentive Stock Option shall be a Nonqualified Stock Option. In determining the Eligible Individuals who will be granted Options under the Plan, the Committee may consider such Individuals' responsibilities, service, present and future value to the Corporation or any Subsidiary and other factors it considers relevant.

          (b)    Director Options.    Each Director shall be automatically granted, upon his or her initial election or appointment to the Board, a Director Option to purchase 5,000 Shares. The Option Price subject to the Director Option shall be equal to the Fair Market Value of a Share determined on the Grant Date. No portion of the Director Option shall be exercisable until the January 1 that follows the date on which the Director has completed one year of service as a Director beginning on the Grant Date, subject to Section 1.4. Thereafter, each Director Option shall be fully exercisable. To the extent not inconsistent with the foregoing, all other terms and conditions of the Director Options shall be subject to the remaining provisions of this Section 2.

        2.2    TERMS AND CONDITIONS OF OPTIONS.    Except as otherwise provided in Section 2.1(b) with respect to a Director Option or in an applicable Award Agreement, each Option shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee, in its sole discretion, may deem appropriate as set forth in the Award Agreement:

          (a)    Option Term.    Each Option shall expire on the 10th anniversary of the Grant Date (or, in the case of an Incentive Stock Option granted to a 10% Owner, on the 5th anniversary of the Grant Date) or such earlier expiration date as shall be specified in the Participant's Award Agreement. To the extent the Award Agreement, or the Plan, provides for the term of an Option to expire earlier as a result of a termination of employment or other event, the Committee may extend the period of time during which the Option is exercisable following such event, but not beyond the end of the original term.

          (b)    Option Price.    The Option Price per Share shall be determined by the Committee, in its sole discretion, no later than the Grant Date of any Option; provided, however, that the Option Price shall not be less than the Fair Market Value of a Share on the Grant Date (or, with respect to an Incentive Stock Option granted to a 10% Owner, 110% of the Fair Market Value of a Share on the Grant Date). In no event shall the Option Price per Share be less than the par value of a Share.

          (c)    Exercisability of Options.    Options granted under the Plan shall be exercisable at such times and subject to such terms and conditions as shall be determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Such terms and conditions need not be the same for each grant or for each Participant.

    (i)
    Exercise Schedule. Except as otherwise provided in the applicable Award Agreement with the Participant, an Option granted to a Participant who is a Key Employee, consultant or advisor shall become exercisable by the Participant in three equal annual installments of 33 1/3% of the total Shares subject to the Option. The first installment shall become exercisable on the December 31st that is at least one year after the Grant Date and each other installment shall become exercisable on each of the next two anniversaries thereafter. With respect to an Option granted to a Participant who is a Director or Advisory Board Member, the Option shall become fully exercisable as of the January 1 immediately following the date on which the Participant has completed one year of service as a Director) or such other date as the Committee, in its sole discretion, determines. The preceding exercise schedules are subject to the Participant not having incurred a Termination and to the acceleration or early expiration provisions set forth in this Section 2.2 or in an applicable Award Agreement.

    (ii)
    Change in Control. In the event of a Change in Control, all Options granted under the Plan which the Participant shall not then have been entitled to exercise shall be accelerated as of the date of such Change in Control and become fully exercisable, provided that the Participant has not incurred a Termination prior to the Change in Control.

          (d)    Exercise Upon Termination.    Subject to Section 1.4(c) and unless otherwise provided in an Award Agreement, the following provisions shall apply upon a Participant's Termination:

    (i)
    Termination Due to Death. If a Participant who is a Key Employee, consultant or advisor incurs a Termination due to death, such Participant's Beneficiary, heirs or estate may exercise his or her Options, to the extent the Option would have become exercisable had the Participant's Termination occurred in the calendar year following such Participant's death, and any portion of any Option granted hereunder that would not have vested and been exercisable within the calendar year following such Participant's death if such

      Participant had not died shall automatically expire and be forfeited as of the date of such Participant's death. If a Participant's service as a member of the Board or the Advisory Board shall terminate because of his or her death, the Participant's Beneficiary, heirs or estate shall have the right to exercise all Options issued to him or her in such capacity, regardless of whether such Options were exercisable prior to the Participant's death. Upon a Participant's death under this Subsection 2.2(d)(i), the exercisable portion of the Option as determined hereunder may be exercised until the earlier of (x) the expiration date determined under Subsection 2.2(a) or (y) one year from the date of the Participant's death.

    (ii)
    Termination Due to Disability. If a Participant who is a Key Employee incurs a Termination due to Disability, such Participant may exercise his or her Options to the extent the Option would have become exercisable had the Participant's Termination occurred in the calendar year following such Participant's Termination, and any portion of any Option granted hereunder that would not have vested and been exercisable within the calendar year following such Participant's Termination shall automatically expire and be forfeited as of the date of such Participant's Termination. If a Participant's service as a member of the Board or the Advisory Board terminates due to Disability, such Participant shall have the right to exercise all Options issued to him or her in such capacity, regardless of whether such Options were exercisable prior to the Participant's Termination. Upon a Participant's Termination due to Disability under this Subsection 2.2(d)(ii), the exercisable portion of the Option as determined hereunder may be exercised by the Participant until the earlier of (x) the expiration date determined under Subsection 2.2(a) or (y) one year from the date of the Participant's Disability.

    (iii)
    Termination Due to Retirement. If a Participant's service as a member of the Board or the Advisory Board terminates due to Retirement, the Participant shall have the right to exercise all Options regardless of whether such Options are vested, at any time and from time to time, until the earlier of (x) the expiration date determined under Subsection 2.2(a) hereof or (y) one year following the date of Retirement.

    (iv)
    Termination Due to Cause. If a Participant's service as a Director or Advisory Board Member terminates for Cause, any Option granted to such Participant shall expire immediately and all rights to purchase Shares (whether or not exercisable) under the Option shall cease upon such termination.

    (v)
    Other Termination. In the event of a Participant's Termination for any reason other than as described under Subsection 2.2(d)(i), (ii), (iii) or (iv) above, any Option granted to such Participant shall remain exercisable until the earlier of (x) the expiration date determined under Subsection 2.2(a) or (y) three months from the date of such Termination. In such circumstance, the Option shall only be exercisable to the extent exercisable as of the date of such Termination and shall not be exercisable with respect to any additional Shares.

          (e)    Limitations on Incentive Stock Options.    Incentive Stock Options may be granted only to Eligible Individuals who are Key Employees at the Grant Date. The aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which any Incentive Stock Options are exercisable for the first time by any Key Employee during any calendar year under all option plans of the Corporation and any Subsidiary shall not exceed $100,000 or such other limit set forth in Section 422 of the Code (the "Code Limits"). If the aggregate Fair Market Value of such Shares exceeds the Code Limits, the excess Shares will be treated as Nonqualified Stock Options under this Plan. In reducing the number of Incentive Stock Options to meet the Code Limits, the most recently granted Incentive Stock Option shall be reduced first. If a reduction of simultaneously granted Options is necessary to meet the Code

  Limits, the Committee may designate which Shares are to be treated as Shares acquired pursuant to an Incentive Stock Option. In the event that any Incentive Stock Option granted under the Plan fail to meet the requirements for Incentive Stock Options as set forth in the Code, such Incentive Stock Options will be treated and redesignated as a Nonqualified Stock Option for Federal income tax purposes automatically without further action by the Committee on the date of such failure to continue to meet the requirements of Section 422 of the Code.

          (f)    Investment Representation.    Each Award Agreement for an Option shall provide that, upon demand by the Committee for such a representation, the Participant (or any person acting under Subsection 2.2(d)) shall deliver to the Committee, at the time of any exercise of an Option or portion thereof, a written representation that the Shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any Shares issued upon exercise of an Option and prior to the expiration of the Option Term shall be a condition precedent to the right of the Participant or such other person to purchase any Shares. In the event certificates for Shares are delivered under the Plan with respect to which such an investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representations and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

          (g)    Participants to Have No Rights as Shareholders.    No Participant shall have any rights as a shareholder with respect to any Shares subject to his or her Option prior to the date of issuance to him or her of such Shares.

          (h)    Other Option Provisions.    The Committee may require a Participant to agree, as a condition to receiving an Option under the Plan, that part or all of any Options previously granted to such Participant under the Plan or any prior plan of the Corporation be terminated.

        2.3    EXERCISE OF AND PAYMENT FOR OPTIONS.    An Option shall be exercised by the delivery to the Corporation during the Option Term of (a) written notice of intent to purchase a specific number of Shares subject to the Option and (b) payment in full of the Option Price of such specific number of Shares. Unless otherwise limited in an Award Agreement, payment of the Option Price may be made either (i) in cash, certified check or wire transfer, (ii) subject to the approval of the Committee, in Mature Shares already owned by the Participant having a total fair market value, as determined by the Committee, equal to the purchase price, or a combination of cash and Mature Shares having a total fair market value, as so determined, equal to the purchase price, (iii) subject to the approval of the Committee, in its sole discretion, by delivering a properly executed exercise notice in a form approved by the Committee, together with an irrevocable notice of exercise and irrevocable instructions to a broker to promptly deliver to the Corporation the amount of applicable sale proceeds sufficient to pay the purchase price for such Shares, together with the amount of federal, state and local withholding taxes payable by Participant by reason of such exercise, (iv) subject to the approval of the Committee, in its sole discretion, by requesting that the Corporation withhold from the number of Shares transferred to the Participant a number of Shares with a fair market value equal to the Option Price, or (v) a combination of the foregoing.

        2.4    NOTICE OF DISQUALIFYING DISPOSITION.    A Participant shall notify the Corporation of any disposition of Shares issued upon exercise of an Incentive Stock Option within 10 business days after such disposition if such disposition is made during the holding period described in Section 422(a) of the Code resulting in a disqualifying disposition (within the meaning of Treasury Regulation Section 1.421-2(b)).

        SECTION 3.    STOCK APPRECIATION RIGHTS

        3.1    AWARD OF STOCK APPRECIATION RIGHTS.    Subject to the provisions of the Plan, the Committee, in its sole discretion, shall determine and designate from time to time those Eligible Individuals to whom SARs shall be granted, the number of Shares to be granted to each such Eligible Individual and the terms and conditions of each SAR. When granted, SARs may, but need not, be identified with a specific Option (including any Option granted on or before the Grant Date of the SARs) in a number equal to or different from the number of Shares subject to such Option. If SARs are identified with Shares subject to an Option, then, unless otherwise provided in the applicable Award Agreement, the Participant's associated SARs shall terminate upon (a) the expiration, termination, forfeiture or cancellation of such Option, or (b) the exercise of such Option.

        3.2    STRIKE PRICE.    The strike price ("Strike Price") of any SAR shall equal, for any SAR that is identified with an Option, the Option Price of such Option, or for any other SAR, 100% of the Fair Market Value of a Share on the Grant Date of such SAR; except that the Committee may specify a higher Strike Price in the Award Agreement.

        3.3    EXERCISABILITY OF SARS.    SARs granted under the Plan shall be exercisable at such times and subject to such terms and conditions as shall be determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Such terms and conditions need not be the same for each grant or for each Participant. Unless otherwise specified in the applicable Award Agreement, the following terms and conditions shall apply:

          (a)    SARs Granted to Directors or Advisory Board Members.    SARs granted to a Participant who is a Director or Advisory Board Member shall become exercisable (i) in the case of each SAR not identified with an Option, on the first anniversary of the Grant Date of the SAR, or in such other amounts and over such other time period as may be determined by the Committee, and (ii) in the case of each SAR that is identified with an Option, at the time or times at which the Option with which such SAR is identified may be exercised. The preceding exercise schedule is subject to the Participant not having incurred a Termination and to the acceleration or early expiration provisions set forth in Subsection 3.3(c) and Section 3.6 or in an applicable Award Agreement.

          (b)    SARs Granted to Key Employees, Consultants or Advisors.    SARs granted to a Participant who is a Key Employee, consultant or advisor shall become exercisable (i) in the case of each SAR not identified with an Option, in three equal annual installments of 33 1/3% of the Shares subject to the SAR, with the first installment becoming exercisable on the December 31st that is at least one year after the Grant Date and each other installment becoming exercisable on each of the next two anniversaries thereafter, and (ii) in the case of each SAR that is identified with an Option, at the time or times at which the Option with which such SAR is identified may be exercised. The preceding exercise schedule is subject to the Participant not having incurred a Termination and to the acceleration or early expiration provisions set forth in Subsection 3.3(c) and Section 3.6 or in an applicable Award Agreement.

          (c)    Change in Control.    In the event of a Change in Control, all Options granted under the Plan which the Participant shall not then have been entitled to exercise shall be accelerated as of the date of such Change in Control and become fully exercisable, provided that the Participant has not incurred a Termination prior to the Change in Control.

          (d)    SAR Term.    Each SAR shall expire on the 10th anniversary of the Grant Date or, if earlier, upon expiration of any Option with which the SAR is identified. To the extent the Award Agreement, or the Plan, provides for the term of a SAR to expire earlier as a result of a termination of employment or other event, the Committee may extend the period of time during which the SAR is exercisable following such event, but not beyond the end of the original term.

        3.4    EXERCISE OF SARS.    SARs shall be exercised by delivery to the Corporation of the Participant's written notice of intent to exercise a specific number of SARs. Unless otherwise provided in the applicable Award Agreement, the exercise of SARs which are identified with Shares subject to an Option shall result in the cancellation or forfeiture of an equal number of Shares subject to such Option, and any such Shares so canceled or forfeited shall not thereafter again become available for grant under the Plan. Upon exercise of an SAR, a Participant shall be entitled to receive a per Share payment from the Corporation in an amount equal to (a) the Fair Market Value of the Share on the date of such exercise, minus (b) the Strike Price of Shares subject to the SAR. Such payment shall be made in cash (subject to applicable withholding), except that the Committee, in its sole discretion, may provide, in the applicable Award Agreement, that payment may be made, wholly or partly, in Shares.

        3.5    NO RIGHTS AS SHAREHOLDERS.    No Participant shall have any rights as a shareholder with respect to any Shares subject to his or her SAR.

        3.6    EXERCISE OF SAR IN THE EVENT OF TERMINATION.    The Committee, in its sole discretion, shall set forth in the applicable Award Agreement the extent to which a Participant shall have the right to exercise SARs following a Termination. Such provisions need not be uniform among all SARs granted pursuant to the Plan, and may reflect distinctions based on the reasons for such Termination. Subject to Section 1.4(c) and unless otherwise provided in an Award Agreement, the following provisions shall apply:

          (a)    Termination Due to Death.    If a Participant who is a Key Employee, consultant or advisor incurs a Termination due to death, such Participant's Beneficiary, heirs or estate may exercise his or her SARs, to the extent the SARs would have become exercisable had the Participant's Termination occurred in the calendar year following such Participant's death, and any portion of any SAR granted hereunder that would not have vested and been exercisable within the calendar year following such Participant's death if such Participant had not died shall automatically expire and be forfeited as of the date of such Participant's death. If Participant's service as a member of the Board or the Advisory Board shall terminate because of his or her death, the Participant's Beneficiary, heirs or estate shall have the right to exercise all SARs issued to him or her in such capacity, regardless of whether such SARs were exercisable prior to the Participant's death. Upon a Participant's death, the exercisable portion of the SAR as determined hereunder may be exercised until the earlier of (x) the expiration date determined under Subsection 3.3(d) or (y) one year from the date of the Participant's death.

          (b)    Termination Due to Disability.    If a Participant who is a Key Employee incurs a Termination due to Disability, such Participant may exercise his or her SARs to the extent the SAR would have become exercisable had the Participant's Termination occurred in the calendar year following such Participant's Termination, and any portion of any SAR granted hereunder that would not have vested and been exercisable within the calendar year following such Participant's Termination shall automatically expire and be forfeited as of the date of such Participant's Termination. If a Participant's service as a member of the Board or the Advisory Board terminates due to Disability, such Participant shall have the right to exercise all SARs issued to him or her in such capacity, regardless of whether such SARs were exercisable prior to the Participant's Termination. Upon a Participant's Termination due to Disability under this Subsection 3.6(b), the exercisable portion of the SAR as determined hereunder may be exercised by the Participant until the earlier of (x) the expiration date determined under Subsection 3.3(d) or (y) one year from the date of the Participant's Disability.

          (c)    Termination Due to Retirement.    If a Participant's service as a member of the Board or the Advisory Board terminates due to Retirement, the Participant shall have the right to exercise all SARs regardless of whether such SARs are vested, at any time and from time to time, until the earlier of (x) the expiration date determined under Subsection 3.3(d) or (y) one year following the date of Retirement.

          (d)    Termination Due to Cause.    If a Participant's service as a Director or Advisory Board Member terminates for Cause, any SAR granted to such Participant shall expire immediately and all rights to exercise the SAR (whether or not exercisable) shall cease upon such termination.

          (e)    Other Termination.    In the event of a Participant's Termination for any reason other than as described under Subsection 3.6(a), (b), (c), or (d) above, any SAR granted to such Participant shall remain exercisable until the earlier of the (x) expiration date determined under Subsection 3.3(d) or (y) three months from the date of such Termination. In such circumstance, the SAR shall only be exercisable to the extent exercisable as of the date of such Termination and shall not be exercisable with respect to any additional Shares.

        SECTION 4.    RESTRICTED AND UNRESTRICTED STOCK

        4.1    AWARDS

          (a)    Restricted Stock.    Subject to the provisions of the Plan, the Committee, in its sole discretion, shall determine and designate from time to time those Eligible Individuals to whom Restricted Stock shall be granted and the Restrictions as provided in this Section. All Restrictions imposed on any such Award of Restricted Stock shall be made by and at the sole discretion of the Committee, subject to the provisions of the Plan, and are binding on the Corporation and the Participants, their Beneficiaries and legal representatives. Such Restrictions need not be the same for each grant or for each Participant.

          (b)    Unrestricted Stock.    Subject to the provisions of the Plan, the Committee, in its sole discretion, shall determine and designate from time to time those Eligible Individuals to whom Unrestricted Stock shall be granted (or sold at par value or such other higher purchase price determined by the Committee). Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such Eligible Individual. Restricted Stock shall be immediately vested upon grant and shall be free of Restrictions based upon continued service or the achievement of performance goals, but may be subject to such other restrictions (including restrictions on transfer) as the Committee may determine, and may be subject to forfeiture in accordance with Section 6.18.

        4.2    RESTRICTED PERIOD/RESTRICTIONS.    At the time each Award of Restricted Stock is granted, the Committee (i) shall establish a Restricted Period within which Restricted Stock awarded to a Participant may not be sold, assigned, transferred, made subject to gift, or otherwise disposed of, mortgaged, pledged or otherwise encumbered, if any, except to the extent provided in Section 6.8, and (ii) may impose such other Restrictions on any Restricted Stock as it may deem advisable. Any Award of Restricted Stock granted after the Effective Date to a Participant who is a Key Employee, consultant or advisor shall provide for a Restricted Period of not less than three (3) years for full vesting (one (1) year in the case of Performance Shares), subject to acceleration as provided in Sections 4.5 and 4.7.

        4.3    RIGHTS AS STOCKHOLDERS.    Except for the conditions outlined in Section 4.2, and the forfeiture conditions described in Section 4.5, each Participant shall have all rights of a shareholder of the Corporation with respect to both Restricted and Unrestricted Stock, including the right to receive all dividends or other distributions made or paid in respect of such Shares and the right to vote such Shares at regular or special meetings of the shareholders of the Corporation.

        4.4    DELIVERY OF SHARES.    The certificates for any Restricted Stock granted to a Participant under the Plan shall be held (together with a stock power executed in blank by the Participant) in escrow by the Secretary of the Corporation under the Participant's name in an account maintained by the Corporation until such Shares of Restricted Stock become nonforfeitable or are forfeited. At the end of the Restricted Period and/or the expiration or attainment of such other Restrictions imposed on any Restricted Stock granted to a Participant, or upon the prior approval of the Committee as described in Section 4.5, and subject to the satisfaction of the Corporation's withholding obligations described in Section 6.8, certificates representing such Shares of Restricted Stock shall be delivered to the Participant, or the Beneficiary or legal representative of the Participant, free of the Restrictions set forth in the Award Agreement pursuant to Section 4.2.

        4.5    EFFECT OF TERMINATION.    The Committee, in its sole discretion, shall set forth in the applicable Award Agreement the extent to which a Participant shall have the right to Shares subject to a Restricted Stock Award following a Termination. Such provisions need not be uniform among all Awards of Restricted Stock granted pursuant to the Plan, and may reflect distinctions based on the reasons for such Termination. Subject to Section 1.4(c) and unless otherwise provided in an Award Agreement, the following provisions shall apply:

          (a)    Termination Due to Death.    If a Participant who is a Key Employee, consultant or advisor incurs a Termination due to death, all Shares of Restricted Stock awarded to such Participant which are then subject to a Restricted Period or other Restrictions, and which would have been released, if the Participant had not died, within the calendar year following such Participant's death shall be released on the date of the Participant's death as if the Restricted Period for such Shares had ended and the other Restrictions had lapsed, and certificates representing such Shares of Restricted Stock shall be delivered to the Participant's Beneficiary, heirs or estate free from such Restrictions as soon as practicable following such Termination, and all other Shares of Restricted Stock which would not have been released, if the Participant had not died, within the calendar year following the Participant's death will be forfeited and become the property of the Corporation on the date of such Termination. If a Participant's service as a member of the Board or the Advisory Board shall terminate because of his or her death, the Restricted Period or other Restrictions applicable to all previously granted Awards of Restricted Stock shall end or lapse, as the case may be, and such Shares shall be released and certificates representing such Shares of Restricted Stock shall be delivered to the Participant's Beneficiary, heirs or estate free from such Restrictions as soon as practicable following such Termination.

          (b)    Termination Due to Disability.    If a Participant who is a Key Employee incurs a Termination due to Disability, all Shares of Restricted Stock awarded to such Participant which are then subject to a Restricted Period or other Restrictions, and which would have been released, if the Participant had not incurred a Termination, within the calendar year following such Participant's Termination shall be released on the date of the Participant's Termination as if the Restricted Period for such Shares had ended and the other Restrictions had lapsed, and certificates representing such Shares of Restricted Stock shall be delivered to the Participant free from such Restrictions as soon as practicable following such Termination, and all other Shares of Restricted Stock which would not have been released, if the Participant had not Terminated, within the calendar year following the Participant's Termination due to Disability will be forfeited and become the property of the Corporation on the date of such Termination. If a Participant's service as a member of the Board or the Advisory Board shall terminate because of his or her Disability, the Restricted Period or other Restrictions applicable to all previously granted Awards of Restricted Stock shall end or lapse, as the case may be, and such Shares shall be released and certificates representing such Shares of Restricted Stock shall be delivered to the Participant free from such Restrictions as soon as practicable following such Termination.

          (c)    Termination Due to Retirement.    If a Participant's service as a member of the Board or the Advisory Board shall terminate because of his or her Retirement, the Restricted Period or other Restrictions applicable to all previously granted Awards of Restricted Stock shall end or lapse, as the case may be, and such Shares shall be released and certificates representing such

  Shares of Restricted Stock shall be delivered to the Participant free from such Restrictions as soon as practicable following such Termination.

          (d)    Termination Due to Cause.    If a Participant's service as a member of the Board or Advisory Board shall terminate for Cause, all Restricted Stock awarded under the Plan which are then subject to a Restricted Period or other Restrictions shall be forfeited and become property of the Corporation on the date of such termination of service.

          (e)    Other Termination.    In the event of a Participant's Termination for any reason other than as described under Subsection 4.5(a), (b), (c), or (d) above, all Restricted Stock awarded to the Participant under the Plan which is then subject to a Restricted Period or other Restrictions shall be forfeited and become property of the Corporation on the date of such Termination.

        4.6    SECTION 83(b) ELECTIONS.    A Participant who files an election permitted under Section 83(b) of the Code with the Internal Revenue Service to include the Fair Market Value of any Shares of Restricted Stock in gross income while the Shares are still subject to a Restricted Period or other Restrictions shall notify the Corporation of such election within 10 days of making such election and promptly furnish to the Corporation a copy of such election together with the amount of any federal, state, local or other taxes required to be withheld to enable the Corporation to claim an income tax deduction with respect to such election.

        4.7    CHANGE IN CONTROL.    In the event of a Change in Control, all Restricted Periods shall end, the Restricted Period or other Restrictions applicable to all previously granted Awards of Restricted Stock shall end or lapse, as the case may be, and such Shares shall be released and certificates representing such Shares of Restricted Stock shall be delivered to the Participants free from such Restrictions as soon as practicable following such Change in Control, , provided that the Participant has not incurred a Termination prior to the Change in Control.

        4.8    PERFORMANCE SHARES.    The Committee may designate Restricted Stock as Performance Shares, if the Restrictions applicable to such Performance Shares are dependent, in whole or in part, on the extent to which performance goals specified in the Award Agreement are achieved by the Corporation, any Subsidiary, division or function or the Corporation, or the individual Participant are achieved. The extent to which Performance Shares vest will be determined by the Committee, in its sole discretion, as a function of the extent to which the corresponding performance goals have been achieved. Except as otherwise provided in the Award Agreement, all provisions of the Plan applicable to Restricted Stock shall also apply to Performance Shares, provided that the extent to which Performance Shares vest upon a Termination pursuant to Section 4.5, or upon a Change in Control pursuant to Section 4.7, shall be as set forth in the Award Agreement, or, to the extent not specified in the Award Agreement, as determined by the Committee in its sole discretion.

        SECTION 5.    PHANTOM STOCK UNITS

        5.1    AWARD OF PHANTOM STOCK UNITS.    Subject to the provisions of the Plan, the Committee, in its sole discretion, shall determine and designate from time to time those Eligible Individuals to whom Phantom Stock Units shall be granted, the number of Phantom Stock Units to be granted to any one Eligible Individual, the Restricted Period, the ability of Participants to defer the receipt of payment of such Phantom Stock Units, and the other terms and provisions of such Award. A Phantom Stock Unit that provides that the Participant shall be entitled to one Share upon the vesting of the Phantom Stock Unit may be designated by the Committee as a "Restricted Stock Unit", and a Phantom Stock Unit that provides that the Participant will be entitled to one or more Shares, or the equivalent value, may be designated by the Committee as a "Performance Share Unit", and the provisions of this Plan applicable to Phantom Stock Units shall apply equally to Restricted Stock Units or Performance Share Units, except as otherwise provided herein or in an Award Agreement.

        5.2    VALUE OF PHANTOM STOCK UNITS.    Each Phantom Stock Unit may have an initial value that is established by the Committee at the Grant Date. The Committee may set performance goals in its sole discretion which, depending on the extent to which they are met, will determine the number and/or value of Phantom Stock Units that will be paid out to the Participant.

        5.3    NO RIGHTS AS SHAREHOLDERS.    No Participant shall have any rights as a shareholder with respect to any Phantom Stock Units subject to his Award.

        5.4    VESTING OR EARNING OF PHANTOM STOCK UNITS.    Subject to the terms of the Plan, after the applicable Restricted Period has ended, or the applicable performance goals have been satisfied, Participant shall be entitled to receive a payout of the number and value of Phantom Stock Units vested or earned, as the case may be, by the Participant over the Restricted Period. If the Committee establishes performance goals for an Award, the number and value of Share Units will be determined by the Committee, in its sole discretion, as a function of the extent to which the corresponding performance goals have been achieved. Any Award of Phantom Stock Units granted after the Effective Date to a Participant who is a Key Employee, consultant or advisor shall provide for a Restricted Period of not less than three (3) years for full vesting (one (1) year if vesting is also dependent on the achievement of performance goals), subject to acceleration as provided in Section 5.6 and 5.7.

        5.5    FORM AND TIMING OF PAYMENT OF PHANTOM STOCK UNITS.    Except as provided below, payment of vested or earned Phantom Stock Units shall be made in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the vested or earned Phantom Stock Units at the close of the applicable Restricted Period. At the Grant Date or shortly thereafter, the Committee, in its sole discretion and in accordance with terms designated by the Committee, may provide for a voluntary and/or mandatory deferral of all or any part of an otherwise vested or earned Phantom Stock Unit Award. At the sole discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Shares earned in connection with a Phantom Stock Unit Award which has been vested or earned, but not yet distributed to Participants (such dividends shall be subject to the same forfeiture, and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, if any). Payment with respect to Phantom Stock Units shall be made as soon as practical after the right to payment vests, but in no event later than March 15 of the year following the year in which the right to payment vests.

        5.6    EFFECT OF TERMINATION.    The Committee, in its sole discretion, shall set forth in the applicable Award Agreement the extent to which a Participant shall have the right to a payout of a Phantom Stock Unit Award following a Termination. Such provisions need not be uniform among all Awards of Phantom Stock Units granted pursuant to the Plan, and may reflect distinctions based on the reasons for such Termination.

        5.7    CHANGE IN CONTROL.    The Committee, in its sole discretion, shall set forth in the applicable Award Agreement the extent to which a Participant shall have the right to a payout of a Phantom Stock Unit Award in the event of a Change in Control. Such provisions need not be uniform among all Awards of Phantom Stock Units granted pursuant to the Plan, and may reflect distinctions based on the reasons for such Termination.

        SECTION 6.    GENERAL PROVISIONS

        6.1    GENERAL CREDITOR STATUS.    Participants shall have no right, title, or interest whatsoever in or to any investments that the Corporation may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Corporation and any Participant, Beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Corporation under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Corporation. All payments to be made hereunder shall be paid from the general funds of the Corporation and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan; provided, however, that in its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or pay cash; provided, further, however, that, unless the Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan.

        6.2    CERTAIN ADJUSTMENTS TO SHARES.    In the event of any change in the Shares by reason of any stock dividend, recapitalization, reorganization, spin-off, split-off, merger, consolidation, stock split, reverse stock split, combination or exchange of shares, or any rights offering to purchase Shares at a price substantially below Fair Market Value, or of any similar change affecting the Shares of or by the Corporation, the number and kind of Shares available for Awards under the Plan, the number and kind of Shares or Phantom Stock Units subject to an outstanding Award, the Option Price, Strike Price or purchase price per Share thereof shall be appropriately adjusted consistent with such change in such manner as the Committee, in its sole discretion, may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, the Participants hereunder. Any adjustment of an Incentive Stock Option pursuant to this Section shall be made only to the extent not constituting a "modification" within the meaning of Section 424 of the Code, unless the holder of such Option shall agree otherwise. The Committee shall give notice to each Participant of any adjustment made pursuant to this Section and, upon notice, such adjustment shall be effective and binding for all purposes of the Plan.

        6.3    SUCCESSOR CORPORATION.    The obligations of the Corporation under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Corporation, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Corporation. The Corporation agrees that it will make appropriate provision for the preservation of Participants' rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets, taking into account the following sentence. Pursuant to any transfer of the Corporation's assets and business to a successor organization, the Committee may make such adjustments to outstanding Awards as it may determine to be fair and equitable, in accordance with Section 6.4, which adjustments may including cancelling any outstanding Awards in consideration of the payment to the Participant of an amount equal to the value, as determined by the Committee, of the consideration that the Participant would have received pursuant to such transaction for the number of Shares subject to such Award reduced, in the case of an Option or SAR, by the Option Price or Strike Price, and if the Option Price or Strike Price exceeds the fair market value of the Shares subject to the Option or SAR, the Option or SAR may be cancelled without payment of any further consideration. No Award that was not vested prior to the transaction shall be cancelled unless such Award is vested (subject to the Committee's determination of the extent to which performance goals, if applicable, have been met) in connection with the transaction and the Participant given a reasonable opportunity to exercise such Award.

        6.4    NO CLAIM OR RIGHT UNDER THE PLAN.    Neither the Plan nor any action taken thereunder shall be construed as giving any employee, consultant or advisor any right to be retained in the employ of or by the Corporation or any Director or Advisory Board Member any right to continue in the service of the Board or Advisory Board, as the case may be.

        6.5    AWARDS NOT TREATED AS COMPENSATION UNDER BENEFIT PLANS.    No Award shall be considered as compensation under any employee benefit plan of the Corporation, except as specifically provided in any such plan or as otherwise determined by the Board.

        6.6    LISTING AND QUALIFICATION OF SHARES.    The Corporation, in its discretion, may postpone the issuance or delivery of Shares upon any exercise of an Option or SAR or pursuant to an Award of Restricted Stock or Phantom Stock Units until completion of such stock exchange listing or other qualification of such shares under any state or federal law, rule or regulation as the Corporation may consider appropriate, and may require any Participant, Beneficiary or legal representative to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Shares in compliance with applicable laws, rules and regulations.

        6.7    WITHHOLDING TAXES.    The Corporation may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state and local taxes required by law to be withheld with respect to Awards granted pursuant to the Plan including, but not limited to (i) accepting a remittance from the Participant in cash, or, in the Committee's sole discretion, in Mature Shares, (ii) deducting the amount required to be withheld from any other amount then or thereafter payable by the Corporation or Subsidiary to a Participant, Beneficiary or legal representative or from any Shares due to the Participant under the Plan, (iii) requiring a Participant, Beneficiary or legal representative to pay to the Corporation the amount required to be withheld as a condition of releasing Shares, or (iv) any combination of the foregoing. In addition, subject to such rules and regulations as the Committee shall from time to time establish, Participants shall be permitted to satisfy federal, state and local taxes, if any, imposed upon the payment of Awards in Shares at a rate up to such Participant's maximum marginal tax rate with respect to each such tax by (A) irrevocably electing to have the Corporation deduct from the number of Shares otherwise deliverable in payment of an Award such number of Shares as shall have a value equal to the amount of tax to be withheld, (B) delivering to the Corporation such portion of the Shares delivered in payment of the Award as shall have a value equal to the amount of tax to be withheld, or (C) delivering to the Corporation such number of Mature Shares or combination of Mature Shares and cash as shall have a value equal to the amount of tax to be withheld.

        6.8    NON-TRANSFERABILITY/DESIGNATION AND CHANGE OF BENEFICIARY.

          (a)    Transferability Restrictions.    Unless otherwise provided in an Award Agreement, an Award granted hereunder shall not be assignable or transferable other than by will or by the laws of descent and distribution and may be exercised during the Participant's lifetime only by the Participant or his or her guardian or legal representative, except that a Participant may, if permitted by the Committee, in its sole discretion, transfer an Award other than an Incentive Stock Option, or any portion thereof, to one or more members of the Participant's Immediate Family, or one or more trusts for the benefit of such family members or partnerships in which such family members and/or trusts are the only partners, or a charitable organization or foundation selected by the Participant. In the case of a transfer of Restricted Stock or Phantom Stock Units hereunder, the terms and conditions of the Restricted Period and Restrictions, if any, shall continue to apply to the Permitted Transferee of such Shares or Units, as applicable. In the case of a transfer of an Option or SAR hereunder, the exercisability of such transferred Option or SAR, as applicable, shall continue to apply to the Permitted Transferee.

          (b)    Beneficiary Designations.    Each Participant shall file with the Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive the amount,

  if any, payable under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt.

        6.9    PAYMENTS TO PERSONS OTHER THAN A PARTICIPANT.    If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim has been made by a duly appointed legal representative), may, if the Committee so directs the Corporation, be paid to his or her spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Corporation therefor.

        6.10    NO LIABILITY OF COMMITTEE MEMBERS.    No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Corporation shall indemnify and hold harmless each employee, officer or Director of the Corporation to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith. The indemnification provided for in this Section shall be in addition to any rights of indemnification such Committee member has as a director or officer pursuant to law, under the Certificate of Incorporation or By-Laws of the Corporation.

        6.11    AMENDMENT OR TERMINATION.    Except as to matters that in the opinion of the Corporation's legal counsel require shareholder approval, any provision of the Plan may be modified as to a Participant by an individual written agreement approved by the Committee. The Board may, with prospective or retroactive effect, amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that (i) no amendment that would materially increase the cost of the Plan to the Corporation may be made by the Board without the approval of the shareholders of the Corporation and (ii) no amendment, suspension or termination of the Plan shall deprive any Participant of any rights to Awards previously made under the Plan without his or her written consent. Subject to earlier termination pursuant to the provisions of this Section, and unless the shareholders of the Corporation shall have approved an extension of the Plan beyond such date, the Plan shall terminate and no further Awards shall be made under the Plan after the 10th anniversary of the effective date of the Plan specified in Subsection 1.1.

        6.12    GOVERNING LAW.    The Plan shall be governed by and construed in accordance with the laws of the State of Maryland, without reference to the principles of conflicts of law thereof.

        6.13    NON-UNIFORM DETERMINATIONS.    The Committee's determinations under the Plan need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, Awards whether or not such persons are similarly situated. Without limiting the generality of the foregoing, the Committee shall be entitled, to enter into non-uniform and selective Award Agreements, including, but not limited to, (a) the identity of the Participant, (b) the terms and provisions of Awards, and (c) the treatment of Terminations.

        6.14    NO ILLEGAL TRANSACTIONS.    The Plan and all Awards granted pursuant to it are subject to all applicable laws and regulations. Notwithstanding any provision of the Plan or any Award, Participants shall not be entitled to exercise, or receive benefits under, any Award, and the Corporation shall not be obligated to deliver any Shares or deliver any benefits to a Participant, if such exercise or delivery would constitute a violation by the Participant or the Corporation of any applicable law or regulation.

        6.15    SEVERABILITY.    If any part of the Plan is declared by any court of governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in manner which will give effect to the terms of such Section to the fullest extent possible while remaining lawful and valid.

        6.16    HEADINGS.    Headings are included for the convenience of reference only and shall not be used in the interpretation or construction of any such provision contained in the Plan.

        6.17    SECTION 409A.    It is the Corporation's intent that any Awards granted under this Plan are structured to be exempt from Section 409A of the Code, including all Treasury Regulations and other guidance issuance pursuant thereto ('Section 409A") or are structured to comply with the requirements of deferred compensation subject to Section 409A. Notwithstanding any contrary provision of the Plan or any Award, the following provisions shall apply to any Award in a manner consistent with such intent.

          (a)   For purposes of this Section 6.17, an Award shall constitute a "409A Award" if and to the extent either:

    (i)
    it is an Award (other than an Option, SAR, or Restricted Stock) that (A) is not 'subject to a substantial risk of forfeiture" as defined in Section 409A (by reason of the Participant having attained eligibility for Retirement or otherwise), and (B) (1) that is actually settled after March 15 of the year following the year in which the Award ceases to be subject to a substantial risk of forfeiture or (2) that the terms of the Plan or the Award provide will be settled after such March 15 or upon or after the occurrence of any event that may occur after such March 15; or

    (ii)
    the Committee determines that the Award otherwise constitutes deferred compensation as defined in Section 409A.

          (b)   If any amount becomes payable under any 409A Award by reason of a Participant's Termination, and such Participant incurs a Termination as set forth in the Plan or the Award that is not a 'separation from service," as defined by Section 409A, then the Participant's right to such payment, shall be vested on the date of the Termination to the extent provided by the Plan or Award Agreement, but payment shall be deferred until the earliest of (i) the date the Participant incurs such a separation from service (or six months thereafter if and to the extent required by Section 6.17(d)), (ii) the date that a "change in control event" as defined in Section 409A occurs with respect to the Participant, (iii) the Participant's death, or (iv) if the terms of the Award provide for payment upon a specific vesting date, such specific vesting date.

          (c)   If any amount becomes payable under any 409A Award by reason of a Change in Control, and a Change in Control occurs as defined by the Plan or the Award that is not a "change in control event," as defined by Section 409A, with respect to such Participant, then the Participant's right to such payment shall be vested on the date of the Change in Control to the extent provided in the Plan or Award Agreement, and the amount of such payment shall be determined as of such date, but payment shall be deferred until the earliest of (i) the date on which a change in control event occurs with respect to the Participant, (ii) the date on which the Participant incurs a separation from service (or six months thereafter to the extent required by Section 6.17(d)), (iii) the Participant's death, or (iv) if the terms of the Award provide for payment upon a specific vesting date, such specific vesting date.

          (d)   No amount that becomes payable under any 409A Award by reason of a Participant's separation from service (as determined after the application of Section 6.17(b) and (c)) will be made to a Participant who is a "specified employee" (as defined by Section 409A) until the earlier of: (i) the first day of the seventh month following the month that includes the Participant's separation from service, or (ii) the Participant's date of death.

          (e)   To the extent that payment of any amount of a 409A Award is required to be deferred to a later date (the "409A Deferral Date") by reason of Section 409A, all amounts that would otherwise have been paid prior to the 409A Deferral Date shall be paid in a single lump sum on the first business day following the 409A Deferral Date, and the Committee may, in its sole discretion (but shall in no event be required to) permit an earlier payment to a Participant to the extent necessary to alleviate a "severe financial hardship" resulting from an "unforeseeable emergency," all as defined in Section 409A.

          (f)    For purposes of Section 409A, each "payment" (as defined by Section 409A) made under this Plan shall be considered a "separate payment" for purposes of Section 409A.

          (g)   Any payment with respect to a 409A Award that becomes payable upon a specified date, as defined in the Plan or Award, shall be paid as soon as practical after such date, but not later than the last day of the calendar year in which the date occurs.

          (h)   Any election by a Participant to defer receipt of any amount payable with respect to a 409A Award shall be made only in accordance with a written policy adopted by the Committee that satisfies all requirements of Section 409A.

          (i)    Notwithstanding the Corporation's intentions as set forth above, if any Award granted under this Plan would fail to meet the requirements of Section 409A with respect to such Award, then such Award shall remain in effect and be subject to taxation in accordance with Section 409A. Neither the Corporation nor any member of the Committee shall have any liability for any tax imposed on a Participant by Section 409A, and, if any tax is imposed on the Participant, the Participant shall have no recourse against the Corporation or any member of the Committee for payment of any such tax.

        6.18    CERTAIN FORFEITURE EVENTS.

          (a)   The Committee may specify in an Award Agreement that the Participant's rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture (including repurchase of Shares for nominal consideration), or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, failure to remit the amounts necessary to satisfy the Participant's tax withholding obligations, termination of employment for Cause, termination of the Participant's provision of services to the Corporation, Affiliate, and/or Subsidiary, violation of material Corporation, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Corporation, its Affiliates, and/or its Subsidiaries.

          (b)   If the Corporation is required to prepare an accounting restatement due to the material noncompliance of the Corporation, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall, to the extent required by Section 304 of the Sarbanes-Oxley Act of 2002, reimburse the Corporation the amount of any payment in settlement of an Award earned or accrued during the twelve (12) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.

          (c)   To the extent that any policy adopted by the Corporation in order to comply with regulations issued pursuant to Section 10D of the Exchange Act, as required by Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, requires any Participant to forfeit any Award, or repay any amount paid with respect to any Award, such policy shall be deemed incorporated into all outstanding Awards to the extent required by such regulations, and all Participants subject to such regulations, by accepting any Award, shall be deemed to have consented to the inclusion of provisions in their Award Agreement as determined by the Committee to be necessary or appropriate to comply with such regulations.

MACK-CALI REALTY CORPORATION

2013 ANNUAL MEETING OF STOCKHOLDERS

DATE:	May 15, 2013
TIME:	2:00 P.M.
PLACE:	HYATT REGENCY JERSEY CITY ON THE HUDSON
HARBORSIDE FINANCIAL CENTER
2 EXCHANGE PLACE
JERSEY CITY, NEW JERSEY 07302-3901

DETACH HERE

MACK-CALI REALTY CORPORATION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) Mitchell E. Hersh, Barry Lefkowitz and Roger W. Thomas, or any of them, lawful attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Mack-Cali Realty Corporation (the “Company”) to be held at the Hyatt Regency Jersey City on the Hudson, Harborside Financial Center, 2 Exchange Place, Jersey City, New Jersey 07302-3901, on Wednesday, May 15, 2013, at 2:00 p.m., local time, and any adjournment(s) or postponement(s) thereof, with all powers the undersigned would possess if personally present, and to vote the number of shares the undersigned would be entitled to vote if personally present.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for proposal numbers 1, 2, 3 and 4. If any other matters should properly come before the Annual Meeting or any adjournment or postponement thereof this proxy will be voted in the discretion of the proxy holders. Any prior proxies are hereby revoked.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 2013.

Our Proxy Statement, the Notice of Annual Meeting of Stockholders and Our Annual Report to Stockholders are available at http://www.mack-cali.com/investors/company_filings/

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

[GRAPHIC]

MACK-CALI REALTY CORPORATION

Proxy Voting Instructions

Your vote is important. Authorizing the proxies named herein to cast your vote in one of the three ways described on this instruction card, each of which is permitted by the Maryland General Corporation Law, votes all common shares of Mack-Cali Realty Corporation that you are entitled to vote. We urge you to promptly authorize the proxies named herein to cast your vote by:

[GRAPHIC]                                                •  Vote-by-Internet: Log on to the Internet and go to http://www.investorvote.com/cli

[GRAPHIC]                                                •  Vote-by-Telephone: call toll-free 1-800-652-VOTE (1-800-652-8683).

[GRAPHIC]                                                •  Scan the QR code with your smartphone.

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒                       Please mark votes as in this example.

The Board of Directors recommends a vote “FOR” all the nominees listed in Proposal 1 and “FOR” Proposals 2, 3 and 4.

	FOR	WITHHELD
1. The Election of Directors:	☐	☐
For, except vote withheld from the following nominee(s):

NOMINEES FOR DIRECTOR:

01. Kenneth M. Duberstein

02. Vincent Tese

03. Roy J. Zuckerberg

FOR	AGAINST	ABSTAIN
☐	☐	☐

2. Advisory vote approving the compensation of our named executive officers, as such compensation is described under the “Compensation Discussion and Analysis” and “Executive Compensation” sections of the accompanying proxy statement.

	FOR	AGAINST	ABSTAIN
	☐	☐	☐
3. Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2013.

	FOR	AGAINST	ABSTAIN
	☐	☐	☐
4. Approval and adoption of the Mack-Cali Realty Corporation 2013 Incentive Stock Plan.

In accordance with their discretion, said Attorneys and Proxies are authorized to vote upon such other matters or proposals not known at the time of solicitation of this proxy which may properly come before the Annual Meeting. Any prior proxy authorized by the undersigned is hereby revoked. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the related Proxy Statement dated April 15, 2013.

Please sign exactly as your name or names appear on the records of the Company and date. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer give full title.

Signature(s)	Date	Signature(s)	Date

4

QuickLinks

VOTING SECURITIES AND PRINCIPAL HOLDERS
PROPOSAL NO. 1 ELECTION OF DIRECTORS
DIRECTORS AND EXECUTIVE OFFICERS
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION
Summary Compensation Table
Grants of Plan-Based Awards
Outstanding Equity Awards At Fiscal Year-End
Option Exercises and Stock Vested
Pension Benefits
Non-Qualified Deferred Compensation
Potential Payments Upon Termination or Change In Control
COMPENSATION OF DIRECTORS
2012 Director Compensation
Compensation Risk Assessment
Equity Compensation Plan Information
PROPOSAL NO. 2 NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL NO. 4 APPROVAL OF THE MACK-CALI REALTY CORPORATION 2013 INCENTIVE STOCK PLAN
SUBMISSION OF STOCKHOLDER PROPOSALS
ANNUAL REPORT ON FORM 10-K
OTHER MATTERS
  Annex A
MACK-CALI REALTY CORPORATION 2013 INCENTIVE STOCK PLAN